                                                                      Exhibit 99


          PRELIMINARY LIMITED OFFERING MEMORANDUM DATED OCTOBER 5, 2000

NEW ISSUE--BOOK-ENTRY ONLY                                      RATINGS: UNRATED
                                               (See "ABSENCE OF RATINGS" herein)

         In the opinion of Co-Bond Counsel, assuming compliance with certain covenants of the Issuer and the Borrower, interest on the Bonds is excludable from gross income of the holders of the Bonds for federal income tax purposes under existing law, as currently enacted and construed. Interest on the Bonds is not an item of tax preference for purposes of either individual or corporate alternative minimum tax; however, interest on the Bonds may be indirectly subject to corporate alternative minimum tax and certain other taxes imposed on certain corporations as more fully described under the caption "Tax Exemption and Related Considerations" herein. Under the laws of the Commonwealth of Pennsylvania, as currently enacted and construed, the Bonds are exempt from personal property taxes in Pennsylvania and the interest on the Bonds is exempt from Pennsylvania personal income tax and Pennsylvania corporate net income tax.

                                  $20,400,000*
               REDEVELOPMENT AUTHORITY OF THE CITY OF PHILADELPHIA
                   MULTIFAMILY HOUSING REVENUE REFUNDING BONDS
                                 (MUSEUM TOWERS)
                                   SERIES 2000

  PRINCIPAL AMOUNT         INITIAL MANDATORY TENDER DATE       INITIAL TERM RATE

     $20,400,000                September 15, 2010               ___________%


    MATURITY DATE                   DATED DATE                  PRICE

  December 1, 2026               October 15, 2000                100%
                                                     (plus accrued interest from
                                                          October 15, 2000)

         The Bonds are special limited obligations of the Redevelopment Authority of the City of Philadelphia (the "Issuer"). The Bonds are payable solely from and secured by a pledge of payments to be received under a Loan Agreement, dated as of October 15, 2000 (the "Bond Loan Agreement"), between the Issuer and Franklin Town Towers Associates, a Pennsylvania limited partnership (the "Borrower"). The Borrower has provided for payment of its obligations under the Bond Loan Agreement by causing Forest City Enterprises Inc. ("Forest City") to deliver that certain Guaranty Agreement, dated as of October 15, 2000 (the "Bond Guaranty"). Forest City and each of its Subsidiaries (as defined in APPENDIX G hereto), including the Borrower, are sometimes collectively referred to as the "Company" herein. The payment obligations of Forest City under the Bond Guaranty are general obligations of Forest City, but are subordinated to certain other payment obligations of Forest City and are subject to deferment pursuant to the terms of that certain Subordination Agreement by and among Forest City and the other parties thereto, dated as of October 15, 2000 (the "Subordination Agreement"). See "RISK FACTORS -- SUBORDINATION AGREEMENT." The proceeds of the Bonds will be applied to refund certain bonds of the Issuer, the proceeds of which were loaned to the Borrower to finance the construction of an apartment project known as Museum Towers located in Philadelphia, Pennsylvania (the "Project"). The Bond Loan Agreement is not secured by any mortgage on the Project, but rather is payable pursuant to the Bond Guaranty which requires Forest City to pay, in addition to the fees and expenses of the Issuer and the Trustee (as defined herein), amounts sufficient for the payment of the principal and purchase price of and redemption premium, if any, and interest on the Bonds, as such payments become due.

         THE BONDS ARE OFFERED ON THE BASIS OF THE FINANCIAL STRENGTH OF THE COMPANY AND NOT ON THE BASIS OF ANY INTEREST THE COMPANY OR THE BORROWER MAY OWN IN THE PROJECT. ACCORDINGLY, EACH PROSPECTIVE INVESTOR SHOULD PAY PARTICULAR ATTENTION TO THE DESCRIPTION AND SELECTED FINANCIAL INFORMATION OF THE COMPANY AND THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS OF THE COMPANY INCORPORATED BY REFERENCE HEREIN.

         The Bonds will be subject to redemption and mandatory tender for purchase prior to maturity as more fully described herein.

         The Bonds will be issued initially in the Term Rate mode and will be issued as fully registered bonds in denominations of $1,000,000 and any integral multiple of $5,000 in excess thereof. On September 15, 2010, the termination date of the Initial Term Rate Period, the Bonds will be subject to mandatory tender in whole. Interest on the Bonds will be payable during the Initial Term Rate Period on each March 15 and September 15, commencing March 15, 2001, by check or draft mailed to the person who is the registered owner thereof as of the first day of the month containing such interest payment date.

         When issued, the Bonds will be registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). So long as Cede & Co. is the registered owner of the Bonds, payments of principal and purchase price of and redemption premium, if any, and interest on the Bonds will be made to DTC, which will in turn remit such payments to DTC Participants for subsequent disbursement to DTC Indirect Participants and the beneficial owners of the Bonds, all as described herein. See "THE BONDS -- BOOK-ENTRY-ONLY SYSTEM." So long as Cede & Co. is the registered owner of the Bonds, all references herein to the owners of the Bonds shall mean Cede & Co. and shall not mean the beneficial owners of the Bonds.

         In connection with the offering of the Bonds, the Issuer has not registered, and will not register, the Bonds or any other security under the Securities Act of 1933, as amended. Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") will offer and sell the Bonds on behalf of the Issuer pursuant to this Limited Offering Memorandum only to qualified institutional buyers within the meaning of Section 144A of the Securities Act of 1933, as amended. For a description of the restrictions on transfer of the Bonds, see "NOTICE TO INVESTORS."

         INVESTING IN THE BONDS INVOLVES CERTAIN RISKS WHICH ARE DESCRIBED IN THE SECTION "RISK FACTORS" BEGINNING ON PAGE 43 OF THIS LIMITED OFFERING MEMORANDUM.

         THE BONDS SHALL NOT BE A DEBT OF THE CITY OF PHILADELPHIA, THE COMMONWEALTH OF PENNSYLVANIA OR ANY MUNICIPALITY THEREOF, AND NEITHER THE CITY OF PHILADELPHIA, THE COMMONWEALTH OF PENNSYLVANIA NOR ANY MUNICIPALITY THEREOF (OR ANY OF THEIR REVENUES OR PROPERTY) SHALL BE LIABLE THEREFOR, NOR IN ANY EVENT SHALL THE BONDS BE PAYABLE OUT OF ANY FUNDS OR PROPERTIES OTHER THAN THOSE OF THE ISSUER SPECIFICALLY PLEDGED THERETO. THE BONDS SHALL NOT CREATE OR CONSTITUTE AN INDEBTEDNESS WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY DEBT LIMITATION OR RESTRICTION. THE ISSUER HAS NO TAXING POWER.

         The Bonds are offered when, as and if issued and received by the Underwriter, subject to the prior sale, to withdrawal or modification of the offer without notice and to the approval of legality by Greenberg Traurig, LLP, and Jettie D. Newkirk, Esq., both of Philadelphia, Pennsylvania, Co-Bond Counsel. Certain legal matters will be passed on for the Borrower and Forest City by their counsel, Thompson Hine & Flory, LLP, Dayton, Ohio and for the Underwriter by its counsel, Kutak Rock LLP, Atlanta, Georgia. It is expected that the Bonds will be delivered to DTC in New York, New York, on or about October , 2000.

                               MERRILL LYNCH & CO.

October ___, 2000


This Preliminary Limited Offering Memorandum and the information contained herein are subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time the Limited Offering Memorandum is delivered in final form. Under no circumstances shall this Preliminary Limited Offering Memorandum constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

-------------------
* Preliminary; subject to change.

         No person has been authorized to give any information or to make any representations other than those contained in this Limited Offering Memorandum in connection with the offering described herein and, if given or made, such other information or representations must not be relied upon as having been authorized by the Issuer, the Company, the Borrower or the Underwriter. This Limited Offering Memorandum does not constitute an offer to sell or the solicitation of an offer to buy in any state in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Limited Offering Memorandum nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. The information set forth herein has been obtained from the Company and other sources and is believed by the Underwriter to be reliable but the accuracy or completeness of such information is not guaranteed, and should not be construed as a representation by the Issuer or the Underwriter. The Issuer assumes no responsibility as to the accuracy or completeness of the information contained in this Limited Offering Memorandum except as to information contained under the caption "THE ISSUER" herein.

         IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER, THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NEITHER BEEN REGISTERED NOR APPROVED OR RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE INFORMATION SET FORTH IN THIS LIMITED OFFERING MEMORANDUM HAS BEEN PROVIDED BY FOREST CITY AND FROM OTHER SOURCES BELIEVED BY FOREST CITY TO BE RELIABLE. WHILE THE UNDERWRITERS HAVE PERFORMED A REVIEW SUFFICIENT TO FORM A REASONABLE BASIS FOR THEIR BELIEF IN THE ACCURACY AND COMPLETENESS OF THE KEY REPRESENTATIONS OF FOREST CITY CONTAINED IN THIS LIMITED OFFERING MEMORANDUM, THE UNDERWRITERS DO NOT GUARANTEE THE ACCURACY OR COMPLETENESS OF THE LIMITED OFFERING MEMORANDUM. THE INFORMATION AND EXPRESSIONS OF OPINION HEREIN ARE SUBJECT TO CHANGE WITHOUT NOTICE, AND NEITHER THE DELIVERY OF THIS LIMITED OFFERING MEMORANDUM NOR ANY SALE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FINANCIAL CONDITION OR OPERATIONS OF THE COMPANY DESCRIBED HEREIN SINCE THE DATE HEREOF.

         NO DEALER, BROKER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED BY FOREST CITY OR THE UNDERWRITERS TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS LIMITED OFFERING MEMORANDUM AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ANY OF THE FOREGOING. THIS LIMITED OFFERING MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THE BONDS BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER, SOLICITATION OR SALE.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH ACTIVITIES, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFICIAL STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

INTRODUCTION................................................................1
THE BORROWER AND THE PROJECT................................................2
THE ISSUER..................................................................3
SECURITY AND SOURCES OF PAYMENT FOR THE BONDS...............................4
THE BONDS...................................................................5
SUMMARY OF COMPANY INFORMATION.............................................12
SELECTED CONSOLIDATED FINANCIAL AND OTHER INFORMATION......................22
AVAILABLE INFORMATION......................................................22
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................23
MANAGEMENT'S DISCUSSION AND ANALYSIS
         OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..................24
INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS..........................42
USE OF PROCEEDS............................................................42
CAPITALIZATION.............................................................43
RISK FACTORS...............................................................43
DESCRIPTION OF CERTAIN INDEBTEDNESS........................................56
THE BOND GUARANTY..........................................................64
TAX EXEMPTION AND RELATED CONSIDERATIONS...................................72
LEGAL MATTERS..............................................................73
LITIGATION.................................................................73
ABSENCE OF RATINGS.........................................................74
UNDERWRITING...............................................................74
RELATIONSHIPS AMONG THE PARTIES............................................74
NOTICE TO INVESTORS........................................................74
MISCELLANEOUS..............................................................75

APPENDICES

APPENDIX A  THE COMPANY...................................................A-1
APPENDIX B  FORM OF BOND INDENTURE .......................................B-1
APPENDIX C  FORM OF BOND LOAN AGREEMENT ..................................C-1
APPENDIX D  FORM OF BOND GUARANTY ........................................D-1
APPENDIX E  FORM OF SUBORDINATION AGREEMENT ..............................E-1
APPENDIX F  FORM OF OPINION OF BOND COUNSEL ..............................F-1
APPENDIX G  GLOSSARY .....................................................G-1

                                  $20,400,000*
               REDEVELOPMENT AUTHORITY OF THE CITY OF PHILADELPHIA
                   MULTIFAMILY HOUSING REVENUE REFUNDING BONDS
                                 (MUSEUM TOWERS)
                                   SERIES 2000

                                  INTRODUCTION

         The purpose of this Limited Offering Memorandum, which includes the cover page, the inside front cover and appendices hereto, is to provide information in connection with the issuance and sale by the Redevelopment Authority of the City of Philadelphia (the "Issuer") of its $20,400,000* in aggregate principal amount of Multifamily Housing Revenue Refunding Bonds (Museum Towers Project) Series 2000 (the "Bonds"). The Bonds are to be issued
(a) in one series in the principal amount and with the mandatory tender date set forth on the front cover, and (b) pursuant to the laws of the Commonwealth of Pennsylvania (the "Commonwealth"), particularly the Pennsylvania Urban Redevelopment Law (P.L. 991, May 24, 1945, Chapter 18A, Title 35, Pennsylvania Statutes, as amended) (the "Act"), and an authorizing resolution adopted by the Issuer on July 25, 2000. The Bonds are to be issued pursuant to and subject to the terms and conditions of an Indenture of Trust, dated as of October 15, 2000 (the "Bond Indenture"), between the Issuer and First Union National Bank, as trustee (the "Trustee"). Capitalized terms used in this Limited Offering Memorandum and not otherwise defined in the body of this document or in APPENDIX G hereto shall have the meanings assigned to such terms in the Bond Indenture.

         The Bonds are special limited obligations of the Issuer, payable solely from, and secured by, a pledge of the payments to be received under a Loan Agreement, dated as of October 15, 2000 (the "Bond Loan Agreement"), between the Issuer and Franklin Town Towers Associates, a Pennsylvania limited partnership (the "Borrower").

         The Bond Loan Agreement is an unsecured obligation of the Borrower which is payable pursuant to a guaranty of Forest City Enterprises, Inc. ("Forest City") pursuant to that certain Guaranty Agreement, dated as of October 15, 2000 (the "Bond Guaranty"). The payment obligations of Forest City under the Bond Guaranty are general obligations of Forest City, but are subordinated to certain other payment obligations of Forest City and are subject to deferment pursuant to the terms of that certain Subordination Agreement by and among Forest City and the other parties thereto, dated as of October 15, 2000 (the "Subordination Agreement"). See "RISK FACTORS -- SUBORDINATION AGREEMENT." No mortgage or other security interest on the real or personal property of the Borrower or Forest City will be granted either to the Issuer or the Trustee as security for the payment of principal and purchase price of or redemption premium, if any, or interest on the Bonds. The Borrower's repayment obligation under the Bond Loan Agreement is payable pursuant to the Bond Guaranty. Forest City and each of its Subsidiaries (as defined in APPENDIX G hereto), including the Borrower, are sometimes referred to herein collectively as the "Company."

         All of the proceeds of the Bonds will be applied to pay and redeem in full the $20,400,000 outstanding principal amount of the Issuer's Variable Rate Demand Multi-Family Housing Revenue Refunding Bonds Series 1985 (Franklin Town Towers Project) (the "Prior Bonds"). Accrued interest on


-------------------
* Preliminary; subject to change.

the Prior Bonds to the date of redemption, together with issuance costs of the Bonds, will be paid by the Borrower from its own funds.

         Pursuant to the Bond Indenture, the Issuer will assign its right, title and interest in and to the Bond Loan Agreement, including all loan payments under the Bond Loan Agreement and payments under the Bond Guaranty, except for certain "Reserved Rights" which Reserved Rights will be retained by the Issuer, together with the funds and accounts comprising the Trust Estate, to the Trustee for the benefit of the registered owners of the Bonds. See "SECURITY AND SOURCES OF PAYMENT FOR THE BONDS." Under the Bond Loan Agreement, the Borrower will be obligated to make payments at such times and in such amounts as shall be required to pay the principal and purchase price of and redemption premium, if any, and interest on, the Bonds. The Borrower will satisfy these payment obligations upon delivery of the Bond Guaranty by Forest City.

         The Project (as hereinafter defined) is subject to the terms of that certain Regulatory Agreement dated as of December 1, 1985 and that certain Rental Regulatory Agreement dated as of December 23, 1985, each by and between the Issuer and the Borrower and a predecessor in interest to the Trustee (collectively, the "Restrictive Covenants"). The Trustee has succeeded to all of the respective rights and obligations of those predecessor parties under the Restrictive Covenants. The Restrictive Covenants contain certain representations, warranties and covenants concerning the operation of the Project, including the requirement that such Project be operated as a residential rental project with at least 20% of the residential units in the Project occupied by or held available for occupancy by Lower Income Tenants during the Qualified Project Period (as such terms are defined in the Restrictive Covenants). A failure to comply with certain of these requirements may result in interest on the Bonds becoming includable in gross income of the holders from time to time of the Bonds for federal income tax purposes retroactive to the date of issuance of the Bonds. See "TAX EXEMPTION AND RELATED CONSIDERATIONS" and "THE BONDS -- REDEMPTION PROVISIONS -- SPECIAL MANDATORY REDEMPTION."

         Brief descriptions of the Issuer, the Company and the Bonds are included in this Limited Offering Memorandum. These descriptions do not purport to be definitive. Forms of the Bond Indenture, the Bond Loan Agreement, the Bond Guaranty and the Subordination Agreement are attached hereto as APPENDICES B, C, D and E, respectively. The proposed form of opinion of Co-Bond Counsel is included as APPENDIX F. All references to the Bond Indenture, the Bond Loan Agreement, the Bond Guaranty, the Subordination Agreement and the Restrictive Covenants are qualified by the actual terms and provisions of such documents, and all references to the Bonds are qualified by the form of the Bond and terms and provisions thereof included in the Bond Indenture.

                          THE BORROWER AND THE PROJECT

         The Borrower is the owner of Museum Towers (the "Project"), a 16-story multifamily housing facility on a 3.5 acre parcel of land in the City of Philadelphia, Pennsylvania. The Project, located in Franklin Town, part of the northwest portion of Center City Philadelphia, is one of the largest privately-financed urban redevelopments in the United States. The campus of the Community College of Philadelphia is situated immediately adjacent to the Project site. The Project is comprised of 286 apartment units -- 56 studio units, 174 one-bedroom units and 56 two-bedroom units. The Project was 98% occupied as of July 31, 2000. While the Project will not have any existing mortgage immediately after the refunding of the Prior Bonds, the Borrower intends to incur indebtedness secured by a mortgage on the Project in the near future. The obligations of the Borrower and Forest City with regard to the Bonds will be effectively subordinated to any such indebtedness.

         THE BONDS ARE OFFERED ON THE BASIS OF THE FINANCIAL STRENGTH OF THE COMPANY AND NOT ON THE BASIS OF ANY INTEREST THE COMPANY OR THE BORROWER MAY OWN IN THE PROJECT.


                                   THE ISSUER

         The Issuer was established in 1945 pursuant to the Act. The Act grants the Issuer power to undertake, among other things, programs for the voluntary repair, rehabilitation and conservation of residential property. In order to carry out its corporate purposes, the Issuer has the power under the Act to issue bonds, to cooperate with the City and to enter into contracts necessary or convenient to the exercise of its power. The jurisdiction of the Issuer is coextensive with the corporate limits of the City. The principal office of the Issuer is located at 1234 Market Street, 16th Floor, Philadelphia, Pennsylvania 19107; telephone (215) 854-6500, fax (215) 854-6600.


ORGANIZATION

         The powers of the Issuer are vested in and exercised by a board of five members appointed by the Mayor of the City. The Act provides that all members of the Board of the Issuer shall be residents of the City and shall hold office for a term of five years or until a successor is appointed. The members of the Board of the Issuer and their principal occupations are as follows:

Richard L. Bazelon, Chairperson; Partner, Bazelon and Less, a Philadelphia law firm (Term expires March, 2001);

Alice Lipscomb, First Vice Chairperson; President, Hawthorne Community Council, a local community organization (Term expired March, 1999);

Edward C. Keenan, Secretary; Business Manager and Secretary/Treasurer, Plumbers Union Local 690 (Term expired March, 1993);

Robert Brady, Second Vice Chairman and Assistant Secretary; Chairman, Democratic County Executive Committee (Term expired March, 2000); and

Ernest Jones, Treasurer; Executive Director, Philadelphia Greater Urban Affairs Coalition (Term expires March, 2002).

         THE BONDS SHALL NOT BE A DEBT OF THE CITY OF PHILADELPHIA, THE COMMONWEALTH OF PENNSYLVANIA OR ANY MUNICIPALITY THEREOF, AND NEITHER THE CITY OF PHILADELPHIA, THE COMMONWEALTH OF PENNSYLVANIA NOR ANY MUNICIPALITY THEREOF (OR ANY OF THEIR REVENUES OR PROPERTY) SHALL BE LIABLE THEREFOR, NOR IN ANY EVENT SHALL THE BONDS BE PAYABLE OUT OF ANY FUNDS OR PROPERTIES OTHER THAN THOSE OF THE ISSUER SPECIFICALLY PLEDGED THERETO. THE BONDS SHALL NOT CREATE OR CONSTITUTE AN INDEBTEDNESS WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY DEBT LIMITATION OR RESTRICTION. THE ISSUER HAS NO TAXING POWER.

                  SECURITY AND SOURCES OF PAYMENT FOR THE BONDS


PRIMARY SOURCE OF REPAYMENT

         The Borrower is obligated pursuant to the Bond Loan Agreement to make loan payments to the Trustee which in the aggregate will be sufficient to enable the Issuer to pay when due (whether at maturity, upon redemption or upon acceleration) the principal and redemption price of and redemption premium, if any, and interest on the Bonds and also pay the purchase price of such Bonds tendered for purchase pursuant to the Bond Indenture and not remarketed. The Borrower's obligation to make payments under the Bond Loan Agreement will be satisfied upon delivery by the Borrower of the Bond Guaranty issued by Forest City which will provide for payment of all of the Borrower's payment obligations under the Bond Loan Agreement. The payment obligations of Forest City under the Bond Guaranty are general obligations of Forest City, but are subordinated to certain other payment obligations of Forest City and are subject to deferment pursuant to the terms of the Subordination Agreement as more fully described in "RISK FACTORS -- SUBORDINATION AGREEMENT." For information concerning the Borrower and the Company, see "APPENDIX A" and "SUMMARY OF COMPANY INFORMATION," "SELECTED CONSOLIDATED FINANCIAL AND OTHER INFORMATION," "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." Pursuant to the Bond Indenture, the Issuer will assign to the Trustee all of its right, title and interest in and to the Bond Loan Agreement including all loan payments due under the Bond Loan Agreement and the Bond Guaranty, except for the Reserved Rights.

         THE BONDS ARE OFFERED ON THE BASIS OF THE FINANCIAL STRENGTH OF THE COMPANY AND NOT ON THE BASIS OF ANY INTEREST THE COMPANY OR THE BORROWER MAY OWN IN THE PROJECT.

         UNDER THE BOND INDENTURE, THE ISSUER, THE TRUSTEE AND ANY PERSON WHO SHALL BE AN OWNER OF THE BONDS ACKNOWLEDGE AND AGREE THE BONDS ARE NOT SECURED BY ANY ASSET OR ANY REAL OR PERSONAL PROPERTY OF THE BORROWER OR THE COMPANY.

         In the event that the Borrower and Forest City fail to make any payment due under the Bond Loan Agreement and the Bond Guaranty, or the Borrower and Forest City otherwise default under the Bond Loan Agreement and the Bond Guaranty, and as a result thereof, the principal of the Bonds is declared or becomes due and payable, none of the Issuer, the Trustee or the Owners of the Bonds shall have any rights or remedies with respect to the Project, but shall have the rights (a) under the Bond Indenture to receive the principal or purchase price of and redemption premium, if any, and interest on the Bonds, and
(b) to enforce against Forest City its general unsecured obligation to pay amounts sufficient to pay the Bonds pursuant to the terms of the Bond Guaranty.

         Each of the Bonds shall have the benefit of the continuing pledge and lien created by the Bond Indenture in the Trust Estate to secure the full and final payment of the principal, premium, if any, and interest on the Bonds. The Rebate Fund, the Refunding Fund, and the Bond Purchase Fund (including amounts on deposit therein) shall not be subject to any assignment, pledge, lien or security interest in favor of the Trustee or any Bond Owner or any other Person.

                                    THE BONDS

         The Bonds will be issued as multi-modal bonds and will initially bear interest at the Initial Term Rate and be subject to mandatory tender on the date set forth on the cover of this Limited Offering Memorandum. The Bonds will be initially dated October 15, 2000. Interest at the Initial Term Rate from such date will be payable on each September 15 and March 15 commencing on March 15, 2001, computed on the basis of a 360-day year and twelve 30-day months. The Bonds are subject to redemption and mandatory tender for purchase prior to maturity as hereinafter described.

         The Bonds will be issued as fully registered bonds without coupons and, when issued, will be registered in the name of Cede & Co., as nominee for The Depository Trust Company, New York, New York ("DTC"). Principal and purchase price of and redemption premium, if any, and interest on the Bonds will be payable through the Trustee. Purchases of beneficial interests from DTC in the Bonds will be made in book-entry only form (without certificates) in the initial principal amount of $1,000,000 or any integral multiple of $5,000 in excess thereof. For so long as Cede & Co., as nominee of DTC, is registered owner of the Bonds, payments of the principal and purchase price of and redemption premium, if any, and interest on the Bonds will be made directly to DTC. Disbursement of such payment to the DTC Participants is the responsibility of DTC, the DTC Participants and the Indirect Participants, as each such term is hereinafter defined. See "THE BONDS--BOOK-ENTRY-ONLY SYSTEM."

CONVERSION OF THE INTEREST RATE ON THE BONDS TO THE WEEKLY RATE, FIXED RATE OR A NEW TERM RATE WITH A NEW TERM RATE PERIOD

         The interest rate on the Bonds may be converted from the Term Rate to the Weekly Rate, Fixed Rate or a new Term Rate with a new Term Rate Period only on the last day of the applicable Term Rate Period or on a date on which such Term Rate Bonds are subject to mandatory tender for purchase. Such conversion may be made upon delivery by the Borrower of notice to the Trustee, the Issuer and the Remarketing Agent and subsequent notice by the Trustee to the Bond Owners at least 15 days prior to the conversion date. Any conversion from a Term Rate to a Weekly Rate, Fixed Rate or a new Term Rate with a new Term Rate Period must be accompanied by a Favorable Opinion of Bond Counsel. All Bonds are subject to mandatory tender for purchase on the effective day of any conversion of the interest rate and on the day immediately following the end of each Term Rate Period. See "-- MANDATORY TENDER PROVISIONS" and "APPENDIX B."

REDEMPTION PROVISIONS

         OPTIONAL REDEMPTION. During the Initial Term Rate Period, prior to the Initial Mandatory Tender Date and from and after September 15, 2003, the Bonds are subject to optional redemption at the direction of the Borrower, in whole on any date during such period and in part on any Interest Payment Date occurring during such period at the redemption prices equal to the percentage of principal amount set forth below plus accrued interest thereon to the date of redemption:


                   REDEMPTION PERIOD                   PERIOD REDEMPTION PRICE

       September 15, 2003 through September 14, 2004              105%
       September 15, 2004 through September 14, 2005              103.5%
       September 15, 2005 through September 14, 2006              102%
       September 15, 2006 through September 14, 2007              101%
       September 15, 2007 and thereafter                          100%

         SPECIAL MANDATORY REDEMPTION. The Bonds shall be subject to special mandatory redemption prior to maturity on a date selected by the Borrower not later than 180 days after the occurrence of a Determination of Taxability at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date. Any such special mandatory redemption shall be in whole unless it is finally determined as evidenced by a Favorable Opinion of Bond Counsel delivered and addressed to the Trustee that less than all of the Bonds may be redeemed without adversely affecting the exclusion from gross income for federal income tax purposes of interest on the remaining Bonds, in which case only the principal amount of the Bonds indicated in such Favorable Opinion of Bond Counsel need be redeemed.

         If the Trustee receives written notice from any Owner of the Bonds (the "Owner") stating that (a) the Owner has been notified in writing by the Internal Revenue Service that it proposes to include the interest on any Bond in the gross income of the Owner for the reasons stated in the definition of "Determination of Taxability" or any other proceeding has been instituted against the Owner which may lead to a "final determination" or "final judgment" as described in the aforesaid definition, and (b) the Owner will afford the Borrower the opportunity to contest the same, either directly or in the name of the Owner, until the delivery of an administrative or judicial order, not subject to further review or appeal, the Trustee shall promptly give notice of the receipt of any written notice described above to the Borrower, the Issuer and the Owners of the Bonds then Outstanding. If a "final determination" or "final judgment" thereafter occurs and written notice thereof is given to the Trustee by such Owner, the Trustee shall make demand for prepayment of the unpaid Loan payments (or necessary portions thereof as specified in the foregoing Favorable Opinion of Bond Counsel) from the Borrower and give notice of the special mandatory redemption of the appropriate amount of Bonds on the date selected by the Borrower within the required period of 180 days.

         EXTRAORDINARY MANDATORY REDEMPTION. The Bonds shall be subject to extraordinary mandatory redemption prior to maturity on the first day as to which notice can be timely given under the Bond Indenture at a redemption price equal to (a) 100% of the principal amount thereof, plus accrued interest to the redemption date upon the occurrence of any event of default (after taking into account any applicable rights to notice and cure) that would permit acceleration of any debt for borrowed money secured by a lien on the Project, or (b) the applicable optional redemption prices (See "-- OPTIONAL Redemption") upon any sale of the Project on or after September 15, 2003, to a purchaser other than a Qualified Project Purchaser (as defined in the Bond Loan Agreement) without the prior written consent of (i) the Issuer and (ii) the holders of 51% of the Outstanding principal amount of the Bonds. Pursuant to the provisions of the Bond Loan Agreement, the Borrower has covenanted not to sell the Project prior to September 15, 2003 without the prior written consent of (i) the Issuer, and
(ii) the holders of 51% of the Outstanding principal amount of the Bonds.

         EXTRAORDINARY OPTIONAL REDEMPTION. The Bonds shall be subject to extraordinary optional redemption by the Issuer, at the direction of the Borrower, in whole or in part, on any date, at a redemption price equal to 100% of the principal amount thereof, plus accrued interest, if any, to the redemption date, if one or more of the following events shall have occurred within the preceding year:

            (a) The Project shall have been damaged or destroyed to such extent that, in the opinion of the Borrower, (i) normal operations at the Project are prevented or are likely to be prevented for a period of four consecutive months, or (ii) the restoration of the Project is not economically feasible;

            (b) Title to, or the temporary use of, substantially all of the Project shall have been taken under the exercise of the power of eminent domain by any governmental authority, or person, firm or corporation acting under governmental authority which, in the opinion of the Borrower, is likely to result in normal operations at the Project being prevented for a period of four consecutive months;

            (c) Changes, which the Borrower cannot reasonably control or overcome, in the economic availability of materials, supplies, labor, equipment and other properties and things necessary for the efficient operation of the Project shall have occurred, or technological or other changes shall have occurred which, in the opinion of the Borrower, render uneconomic the continued operation of the Project;

            (d) Any court or administrative body shall enter a judgment, order or decree requiring cessation of all or any substantial part of operations at the Project, to such an extent that, in the opinion of the Borrower, is likely to result in normal operations at the Project being prevented for a period of four consecutive months;

            (e) As a result of any changes in the Constitution of the Commonwealth or the Constitution of the United States of America or as a result of legislation or administrative action (whether state or Federal) or by final decree, judgment or order of any court or administrative body (whether state or Federal) entered after the contest thereof by the Borrower or Forest City, as applicable, in good faith, the Bond Loan Agreement or the Guaranty shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties, or shall have been declared to be unlawful, or unreasonable burdens or excessive liabilities shall have been imposed on the Issuer, the Borrower or Forest City, including, without limitation, Federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Bond Loan Agreement.

         NOTICE OF REDEMPTION. The Borrower shall deliver notice to the Trustee at least 35 days prior to the proposed redemption date of the Bonds. The Trustee shall cause notice of any redemption of the Bonds to be mailed by first class mail, postage prepaid, to the Owners of all such Bonds to be redeemed at the registered addresses appearing in the Registration Books. Each such notice shall
(a) be mailed at least 30 days (15 days in the case of a special mandatory redemption or extraordinary mandatory redemption) prior to the redemption date for such Bonds, (b) identify such Bonds to be redeemed if less than all Bonds are to be redeemed (specifying the CUSIP numbers, if any, assigned to such Bonds), (c) specify the redemption date and the redemption price, and (d) state that on the redemption date such Bonds called for redemption will be payable at the principal office of the Trustee, that from that date interest will cease to accrue and that no representation is made as to the accuracy or correctness of the CUSIP numbers printed therein or on the Bonds; provided, however, that so long as DTC or its nominee is the sole Owner of such Bonds under DTC's "Book-Entry Only System," redemption notices will be sent to Cede & Co. Any failure on the part of DTC or a DTC Participant to give such notice to the Beneficial Owner or any defect therein shall not affect the sufficiency or validity of any proceedings for the redemption of such Bonds. No defect affecting any Bond, whether in the notice of redemption or mailing thereof (including any failure to mail such notice), shall affect the validity of the redemption proceedings for any other Bonds.

         If at the time of mailing of notice of an optional redemption or an extraordinary optional redemption there shall not have been deposited with the Trustee moneys sufficient to redeem all the Bonds called for redemption, such notice may state that it is conditioned upon the deposit with the

Trustee on or prior to the redemption date of moneys sufficient to pay the redemption price of the Bonds to be redeemed plus interest, if any, accrued thereon to the date of redemption, and such notice shall be of no effect (and the redemption shall not occur) unless such moneys are so deposited.

         EFFECT OF REDEMPTION. If payment of the redemption price of the Bonds has been duly provided for on the redemption date, then interest on such Bonds called for redemption will cease to accrue on such date, and the Owners of such Bonds will have no rights with respect to such Bonds nor will they be entitled to the benefits of the Bond Indenture except to receive payment of the redemption price thereof and unpaid interest accrued to the date fixed for redemption.

         SELECTION OF BONDS FOR REDEMPTION. In the event that fewer than all Bonds subject to redemption are to be redeemed, Bonds shall be selected for redemption by the Trustee, on a pro rata basis by lot, first from Bonds subject to such redemption other than Bonds owned of record by the Borrower or the Guarantor and, second, from Bonds owned of record by the Borrower or the Guarantor subject to such redemption.

         PURCHASE IN LIEU OF REDEMPTION. In lieu of redemption, the Borrower or its designee may, upon written notice from the Borrower to the Trustee and the Issuer at least two Business Days prior to the date fixed for redemption, purchase, or cause the purchase of, all or part of the principal amount of the Bonds in lieu of redemption thereof to the extent, at the times and for the redemption prices at which such Bonds are subject to redemption in accordance with the provisions of the Bond Indenture. Bonds purchased in lieu of redemption shall not be considered redeemed, but rather shall remain outstanding under the Bond Indenture and any redemption notice or call or direction for redemption shall be void and deemed to have no force or effect with respect to such Bonds so purchased in lieu of redemption and such Bonds shall be subject to remarketing at a new Variable Rate or a Fixed Rate under the Bond Indenture.


ACCELERATION PROVISIONS

         The Bonds are subject to acceleration prior to maturity upon the occurrence of an Event of Default under the Bond Indenture or the Bond Loan Agreement. See "APPENDIX B --FORM OF THE BOND INDENTURE," "APPENDIX C -- FORM OF THE BOND LOAN AGREEMENT" and "APPENDIX D -- FORM OF THE BOND GUARANTY."


MANDATORY TENDER PROVISIONS

         The Bonds are subject to mandatory tender on the last day of the Initial Term Rate Period, which shall be the Initial Mandatory Tender Date specified on the inside front cover hereof, at a purchase price equal to 100% of the principal amount thereof plus accrued but unpaid interest to the date of purchase. The Bonds are also subject to mandatory tender upon conversion of the interest rate to the Weekly Rate, the Fixed Rate or a new Term Rate for a new Term Rate Period on the last day of the applicable Term Rate Period. See "-- CONVERSION OF THE INTEREST RATE ON THE BONDS TO THE WEEKLY RATE, FIXED RATE OR A NEW TERM RATE WITH A NEW TERM RATE PERIOD." The Trustee shall give notice of mandatory tender for purchase to the Owners of such Bonds subject to the mandatory tender by first class mail, not less than 15 days prior to the Mandatory Tender Date. All Bonds purchased on the Mandatory Tender Date shall be purchased from funds furnished by Forest City, which should be sufficient to pay the principal component of the purchase price of the Bonds, or by the Remarketing Agent from the proceeds of the remarketing of such Bonds.

BOOK-ENTRY-ONLY SYSTEM

         DTC will act as Securities Depository for the Bonds. The ownership of one fully registered Bond will be registered in the name of Cede & Co., as the nominee for DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities of its participants (the "DTC Participants") and to facilitate the clearance and settlement of securities transactions among DTC Participants in such securities through electronic computerized book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC, along with the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "DTC Indirect Participants"). The rules applicable to DTC and DTC Participants are on file with the Securities and Exchange Commission.

         Purchases of the Bonds under the DTC system must be made by or through DTC Participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of a Bond (the "Beneficial Owner") will be recorded on the records of the DTC Participant or DTC Indirect Participant. Beneficial Owners will not receive a written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or DTC Indirect Participant through which the Beneficial Owner entered into the transaction. Transfer of ownership interests in the Bonds will be accomplished by book entries made by DTC and the DTC Participants who act on behalf of the Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interest in the Bonds, except as specifically provided in the Bond Indenture. Principal, redemption price, if any, and interest will be paid by the Trustee to DTC, when due, and then paid by DTC to the DTC Participants and thereafter paid by the DTC Participants and DTC Indirect Participants to the Beneficial Owners.

         SO LONG AS CEDE & CO., AS SECURITIES DEPOSITORY NOMINEE OF DTC, IS THE REGISTERED OWNER OF THE BONDS, REFERENCES HEREIN TO THE BOND OWNERS OR OWNERS OF THE BONDS SHALL MEAN CEDE & CO. AND SHALL NOT MEAN THE BENEFICIAL OWNERS OF THE BONDS.

         Principal, redemption price, if any, and interest payments on the Bonds will be made to DTC. Upon receipt of moneys, DTC's practice as of the date of this Limited Offering Memorandum is to credit immediately the accounts of the DTC Participants in accordance with their respective holdings shown on the records of DTC unless DTC has reason to believe that it will not receive payment on the payment date. Payments by DTC Participants and DTC Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with municipal securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the DTC Participants and DTC Indirect Participants and not of DTC, the Trustee, the Borrower or the Issuer, subject to any statutory and regulatory requirements as may be in effect from time to time.

         Under the Bond Indenture, payments made by the Trustee to DTC or its nominee shall satisfy the Issuer's obligations under the Bond Indenture to the extent of such payments. For every transfer and exchange of Bonds, the Beneficial Owners may be charged a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in relation thereto.

         The deposit of the Bonds with DTC and their registration in the name of Cede & Co. effect no change in the beneficial ownership of the Bonds. DTC has no knowledge of the actual Beneficial Owners of the Bonds and DTC's records reflect only the identity of the DTC Participants to whose accounts such Bonds are credited, which may or may not be the Beneficial Owners. The DTC Participants and DTC Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to DTC Indirect Participants and by DTC Participants and DTC Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede & Co. will consent or vote with respect to the Bonds. Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those DTC Participants to whose accounts the Bonds are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

         DTC may determine to discontinue providing its services with respect to the Bonds at any time by giving reasonable notice to the Issuer and the Trustee and discharging its responsibilities with respect thereto under applicable law. The Issuer, at the direction of the Borrower, may decide at any time to discontinue the system of book-entry transfer through DTC (or a successor Securities Depository). Under such circumstances, certificates for the Bonds are required to be delivered as described in the Bond Indenture. The Beneficial Owner, upon registration in its name of certificates held for its account, will become the owner.

         THE ISSUER, THE BORROWER, FOREST CITY, THE TRUSTEE, AND THE UNDERWRITER CANNOT AND DO NOT GIVE ANY ASSURANCES THAT DTC WILL DISTRIBUTE TO DTC PARTICIPANTS OR THAT DTC PARTICIPANTS OR DTC INDIRECT PARTICIPANTS WILL DISTRIBUTE TO THE BENEFICIAL OWNERS OF THE BONDS (A) PAYMENTS OF THE PRINCIPAL OF, OR INTEREST OR PREMIUM, IF ANY, ON, OR PURCHASE PRICE OF, THE BONDS, (B) CONFIRMATION OF THEIR OWNERSHIP INTERESTS IN THE BONDS OR (C) REDEMPTION OR OTHER NOTICES SENT TO DTC OR CEDE & CO., ITS NOMINEE, AS THE REGISTERED OWNER OF THE BONDS, OR THAT THEY WILL DO SO ON A TIMELY BASIS, OR THAT DTC, DTC PARTICIPANTS OR DTC INDIRECT PARTICIPANTS WILL SERVE AND ACT IN THE MANNER DESCRIBED IN THIS LIMITED OFFERING MEMORANDUM.

         NONE OF THE ISSUER, THE BORROWER, FOREST CITY, THE TRUSTEE OR THE UNDERWRITER WILL HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO DTC PARTICIPANTS, DTC INDIRECT PARTICIPANTS OR THE BENEFICIAL OWNERS OF THE BONDS WITH RESPECT TO (A) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY DTC PARTICIPANT OR DTC INDIRECT PARTICIPANT; (B) THE PAYMENT BY DTC TO ANY DTC PARTICIPANT OR DTC INDIRECT PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OR REDEMPTION PRICE OF, OR INTEREST OR PREMIUM, IF ANY, ON, OR PURCHASE PRICE OF, THE BONDS;

(C) THE DELIVERY OF ANY NOTICE BY DTC TO ANY DTC PARTICIPANT OR BY ANY DTC PARTICIPANT OR DTC INDIRECT PARTICIPANT TO ANY BENEFICIAL OWNER OR BY ANY DTC PARTICIPANT TO THE TRUSTEE THAT IS REQUIRED OR PERMITTED TO BE GIVEN TO OR BY OWNERS UNDER THE TERMS OF THE BOND INDENTURE; (D) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE BONDS; OR (E) ANY OTHER ACTION TAKEN BY DTC AS OWNER OF THE BONDS.

         The Trustee shall keep the registration books for the Bonds at its designated corporate trust office. Subject to the further conditions contained in the Bond Indenture, Bonds may be transferred or exchanged for one or more Bonds in different authorized denominations upon surrender thereof at the designated corporate trust office of the Trustee by the registered owners or their duly authorized attorneys. Upon surrender of any Bonds to be transferred or exchanged, the Trustee shall record the transfer or exchange in its registration books and shall authenticate and deliver new Bonds appropriately registered and in appropriate authorized denominations. The Issuer and the Trustee shall be entitled to treat the registered owners of the Bonds, as their names appear in the registration books as of the appropriate date, as the owner of such Bonds for all purposes under the Bond Indenture.

                         SUMMARY OF COMPANY INFORMATION

         The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial information and statements, and the notes thereto, and other data incorporated by reference in this Limited Offering Memorandum. As used in this Limited Offering Memorandum, references to the years 2000, 1999 and 1998, refer to the fiscal years ended January 31, 2001, 2000 and 1999, respectively; unless otherwise indicated by the context, "Forest City" or the "Company" refers to Forest City Enterprises, Inc., an Ohio corporation, together with its consolidated subsidiaries; and the "Offering" refers to the offering made hereby of $20,400,000 principal amount of the Bonds.


DEBT STRUCTURE SUMMARY

         The following table sets forth the expected maturity dates of the Company's debt for the next five years and thereafter as of July 31, 2000.

                         MORTGAGE       REVOLVING         8.5%
          YEAR ENDING     DEBT,           CREDIT         SENIOR
          JANUARY 31,  NONRECOURSE       FACILITY         NOTES        TOTAL
          -----------  -----------       --------         -----        -----
                                      (in thousands)
             2000      $  471,709        $     --       $     --    $  471,709
             2001         160,628         175,500             --       336,128
             2002         178,843              --             --       178,843
             2003         166,175              --             --       166,175
             2004          75,049              --             --        75,049
          Thereafter    1,426,181              --        200,000     1,626,181
                       ----------        --------       --------    ----------
             Total     $2,478,585        $175,500       $200,000    $2,854,085
                       ==========        ========       ========    ==========


OVERVIEW

         Forest City is one of the leading real estate development companies in the United States. It develops, acquires, owns and manages commercial and residential real estate projects in 21 states and the District of Columbia. At July 31, 2000, the Company had approximately $3.9 billion in consolidated assets, of which approximately $3.6 billion was invested in real estate. The Company has experienced 20 consecutive years of growth in earnings before depreciation, amortization and deferred taxes. Forest City was founded in 1921, became public in 1960, and is currently traded on the New York Stock Exchange under the ticker symbols FCEA and FCEB. The Company's website address is www.fceinc.com.

         The Company has a portfolio diversified both geographically and among property types, and operates through four principal business groups: the Commercial Group, the Residential Group, the Land Group and the Lumber Trading Group. The following table sets forth, by type of property, a summary of the Company's operating portfolio of commercial, residential and land projects as of July 31, 2000.

                                            NUMBER OF                          REPRESENTATIVE PRINCIPAL
               TYPE OF PROPERTY            PROPERTIES     TOTAL SIZE             METROPOLITAN REGIONS
               ----------------            ----------     ----------             --------------------

COMMERCIAL GROUP
     Shopping Centers..........................41         15.7 million   New York City (17); Cleveland (6);
                                                          square feet    California (5); Las Vegas (2); Pittsburgh
                                                                         (2); Charleston, WV (1) and Tucson (1)

     Office Buildings..........................24         7.2 million    Cleveland (10); New York City (6); Boston
                                                          square feet    (5); California (2) and Pittsburgh (1)

     Hotels.....................................9         2,936 rooms    Cleveland (2); New York City (2);
                                                                         Pittsburgh (2); Boston (1); Charleston, WV
                                                                         (1) and Detroit (1)

RESIDENTIAL GROUP

     Apartment Communities(1).................108        33,082 units    Cleveland (23); Washington DC (8); Detroit
                                                                         (6); California (5) and Chicago (2)

LAND GROUP

     Land held for improvement and sale                   5,322 acres    Cleveland, Denver, Ft. Lauderdale, Las
                                                                         Vegas, Charlotte, Chicago and Tucson


         The Company's earnings before depreciation, amortization and deferred taxes ("EBDT") grew by 12.5% to $132.6 million for 1999 from $117.9 million for 1998. This growth reflects strong performance in the Company's existing portfolio as a result of continued high occupancy rates, increased rental rates, the addition in 1999 of seven properties to the Company's portfolio, with a total cost of $453.6 million (of which the Company's share was $264.4 million), and the addition in 1998 of 16 properties, with a total cost of $419.7 million (of which the Company's share was $210.6 million). For a further discussion of EBDT, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

         At January 31, 2000, the shopping centers, office buildings and hotels comprising the Commercial Group totaled $2.6 billion or 68% of total assets. Properties in the Company's Residential Group totaled $815.1 million or 21% of total assets as of January 31, 2000. In 1999, 56% of total revenues and 80% of EBDT were generated by the Commercial Group and 20% of total revenues and 35% of EBDT were generated by the Residential Group. In 1998, 55% of total revenues and 80% of EBDT were generated by the Commercial Group and 20% of total revenues and 33% of EBDT were generated by the Residential Group. See "APPENDIX A -- BUSINESS -- COMMERCIAL GROUP" and "-- RESIDENTIAL GROUP."


-------------------
1 Includes 6,735 syndicated senior citizen subsidized units in 40 apartment communities developed under Federal programs in which the company holds a residual interest, none of which are reflected under the caption "Representative Principal Metropolitan Regions" in the table above.

         The Land Group develops raw land into master planned communities, mixed-use and other residential developments and currently owns 5,322 acres of undeveloped land for this purpose. The Company currently has major land development projects in seven states. See "APPENDIX A -- BUSINESS -- LAND GROUP." The Lumber Trading Group is one of the largest lumber wholesalers in North America. See "APPENDIX A -- BUSINESS -- LUMBER TRADING GROUP." In 1999, the combined land and lumber operations contributed 24% and 2% of revenues and EBDT, respectively, and constituted 8% of the Company's total assets at January 31, 2000. The Company's Corporate Activities includes interest on corporate borrowings and general administrative expenses.

         The following charts illustrate the division of the Company's business among its four operating groups and its Corporate Activities (dollars in millions).

FOR THE YEAR ENDED JANUARY 31, 2000(2)              AS OF JANUARY 31, 2000
--------------------------------------              ----------------------

REVENUES - $793.1                                   TOTAL ASSETS - $3,814.5
--------------------------------------        ----------------------------------
Land               $ 41.4         5%          Land               $   92.9     3%
Commercial         $443.0        56%          Commercial         $2,606.7    68%
Residential        $158.8        20%          Residential        $  815.1    21%
Lumber Trading     $149.3        19%          Corporate          $   91.0     3%
                                              Lumber Trading     $  208.8     5%

EBDT - $132.6
--------------------------------------
Residential         $ 46.4       35%
Lumber Trading      $  7.1        5%
Commercial          $105.8       80%


-------------------
(2) For the year ended January 31, 2000, Corporate Activities constituted $.6 million of total revenues and $(23.2) million or (17%) of EBDT. Land activities constituted $(3.5) million or (3)% of EBDT.

         The Company's management strength reflects over 50 years in the real estate business and the continuity of leadership through three generations of the Ratner/Miller/Shafran families. The Company's core management team includes 33 senior managers, whose average tenure with the Company is 19 years. The Company believes that the depth and experience of its management team has been and will continue to be vital to the Company's growth and ability to operate through various real estate cycles.

         In 1995, Charles A. Ratner, who joined the Company in 1966, became the Company's third Chief Executive Officer. The Company's executive officers and directors as a group beneficially owned 5,074,355 shares, or 26.1%, of the Company's Class A Common Stock (assuming no conversions of the Company's Class B Common Stock) and 7,927,587 shares, or 74.4%, of the Company's Class B Common Stock outstanding at March 1, 2000. The total value of such shares as of October 2, 2000, was approximately $469 million, based on the quoted market price for Class A Common Stock ($35.55 per share) and Class B Common Stock ($36.40 per share). See "RISK FACTORS -- CONTROL BY CLASS B COMMON SHAREHOLDERS" and "-- CONFLICTS OF INTEREST."

STRONG EBITDA AND EBDT GROWTH

         The Company uses an additional measure, along with net earnings, to report its operating results. This is not a measure of operating results or cash flows from operations as defined by generally accepted accounting principles. However, the Company believes that EBDT provides additional information about its operations and, along with net earnings, is necessary to understand its operating results. The Company's view is that EBDT is also an indicator of the Company's ability to generate cash to meet its funding requirements. EBDT is defined and discussed in detail under "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- RESULTS OF OPERATIONS -- OTHER TRANSACTIONS -- EBDT."

         The Company has experienced 20 consecutive years of EBDT growth and strong growth in EBITDA3 during that period. Management believes this successful track record is a function of operating a diversified portfolio (both geographically and by asset class) and management's experience in developing and operating its business through various real estate cycles.


           1980    1981    1982    1983    1984    1985    1986    1987    1988    1989
           ----    ----    ----    ----    ----    ----    ----    ----    ----    ----
                                         ($ in millions)
EBDT      $11.1   $12.5   $17.1   $20.9   $22.8   $26.1   $31.7   $35.6   $39.9   $44.1
EBITDA    $38.8   $42.4   $47.2   $53.8   $55.8   $56.8   $76.6   $93.2  $109.7  $124.6

           1990     1991     1992     1993     1994     1995     1996     1997     1998     1999
           ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
                                         ($ in millions)
EBDT      $46.4    $51.2    $77.1    $81.0    $81.3    $82.0   $ 90.4   $106.9   $117.9   $132.6
EBITDA   $137.6   $164.6   $163.8   $181.1   $198.9   $223.6   $223.5   $253.1   $272.6   $307.1

-------------------

(3) The Company defines EBITDA as net earnings from operations before interest, taxes, depreciation and amortization and excludes provision for decline in real estate, gain (loss) on disposition of properties and extraordinary gain. The Company's EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be considered as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. The Company has included information concerning EBITDA as it understands that it is used by certain investors as one measure of a borrower's historical ability to service its debt. EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies, since not all companies necessarily calculate EBITDA in an identical manner, and therefore is not necessarily an accurate means of comparison between companies.

DIVERSIFIED TENANT BASE


         The Company has a broad and diversified tenant base in 21 states and the District of Columbia which helps to protect the Company against a downturn in any particular asset segment. The following table illustrates this diversity as of July 31, 2000.

                                                                                 APPROXIMATE
                                         NUMBER OF             NUMBER OF          NUMBER OF
                                        PROPERTIES              STATES             TENANTS
                                        ----------              ------             -------
         Shopping Centers...............   41                     12                 1,700
         Office Buildings...............   24                      5                   450
         Hotels.........................    9                      6                   N/A
         Residential....................  108                   17 & DC                N/A


EXISTING PORTFOLIO

         The Company actively manages its portfolio of existing commercial and residential projects to maximize net operating income by raising rental rates on expiring leases, increasing occupancy and maintaining tight cost controls. Comparable Net Operating Income for the Commercial Group's portfolio increased 4.9% from 1998 to 1999, and 3.7% for the six month period ended July 31, 2000, over the comparable period in 1999. Comparable Net Operating Income for the Residential Group increased 5.0% from 1998 to 1999, and 4.6% for the six month period ended July 31, 2000, over the comparable period in 1999. Combined, Comparable Net Operating Income from the Company's real estate portfolio increased 4.9% from 1998 to 1999, and 3.9% for the six month period ended July 31, 2000, over the comparable period in 1999.

         As used in this Limited Offering Memorandum, "Comparable Net Operating Income" means increases or decreases in net operating income from properties that were in operation during the six month periods ended July 31, 2000 and 1999, or year ended 1999 and 1998, as the case may be.

         Occupancy has remained strong for the office, apartment and retail portfolios. Office occupancy was 96% in 1998, 97% in 1999 and 97% as of July 31, 2000. Apartments were at 94% in 1998, 95% in 1999 and 94% as of July 31, 2000. Retail properties were 90% in 1998, 92% in 1999 and 91% as of July 31, 2000.

         See "RISK FACTORS -- REAL ESTATE DEVELOPMENT AND INVESTMENT RISKS," "-- ILLIQUIDITY OF REAL ESTATE INVESTMENT," "-- DEPENDENCE ON RENTAL INCOME FROM REAL PROPERTY," "-- RELIANCE ON MAJOR TENANTS," "-- COMPETITION," "-- ENVIRONMENTAL Liabilities" and "-- POTENTIAL LIABILITY FROM RESIDENTIAL PROPERTIES ACCOUNTED FOR ON THE EQUITY METHOD AND PARTNERSHIP RISKS."


OPERATING AND ORGANIZATIONAL STRUCTURE

         For Federal income tax purposes, the Company operates as a "C" corporation, which distinguishes it from many competitors that operate as tax-qualified real estate investment trusts ("REITs"). As a "C" corporation, the Company is not subject to the mandatory distribution requirements imposed on REITs and is able to reinvest its earnings in new development opportunities. The tax benefits the Company receives from its depreciation and interest expense deductions significantly reduce its taxable income. The Company's consolidated tax position and the tax benefits generated from its real estate operations allow it to reduce the tax payable with respect to the earnings from its Land and Lumber Trading Groups.

         At January 31, 2000, the Company had net operating loss ("NOL") carryforwards for tax purposes of $41.5 million, which expire in the years ending January 31, 2007, through January 31, 2011, and general business credits carryovers of $1.5 million, which expire in the years ending January 31, 2004, through January 31, 2014. The Company's policy is to use its NOL before it expires and to evaluate its future tax position while considering a variety of tax-saving strategies.


NEW PROPERTY DEVELOPMENT AND ACQUISITIONS

         The Company believes that new property development and acquisitions will increase the Company's cash flow and EBDT. The Company believes that opportunities for new projects exist among all of its property types. The Company's development activities in recent years have focused on California, and the New York City, Boston and Washington, D.C., metropolitan areas. The Company believes that the following areas/projects represent long-term growth opportunities: office and residential projects in the New York City metropolitan area, the completion of University Park at MIT in Boston, Massachusetts, and the development of Emporium in San Francisco, California. The Company also believes that the Stapleton project in Denver, Colorado, and various supported living projects in the greater New York area will enhance the Company's real estate portfolio over the long-term.


RECENT OPENINGS

         During 1999 and the first six months of 2000, the Company opened nine new shopping centers with 1,545,000 square feet of gross leasable area ("GLA"), one new office building with 277,000 square feet of GLA, two new hotels with 907 rooms, opened or acquired three apartment communities with 2,055 units and phased-in 410 units at three existing apartment developments.

         The following table sets forth a summary of certain information regarding these properties, which the Company expects will provide increased levels of EBDT and cash flow as they mature (for specific project information, see "APPENDIX A -- BUSINESS -- COMMERCIAL GROUP" and "-- RESIDENTIAL GROUP."


                                                                  TOTAL COST        COMPANY'S         GLA(1)/
                                                     NUMBER OF     AT 100%        SHARE OF COST       NO. OF
GROUP                                                PROJECTS     (IN MIL.)         (IN MIL.)       ROOMS/UNITS
-----                                                --------     ---------         ---------       -----------
Commercial Group
     Shopping Centers.................................  9           $376.1           $255.4          1,545,000
     Office/Mixed Use.................................  1             67.3             67.3            277,000
                                                       --           ------           ------         ----------
       Subtotal....................................... 10            443.4            322.7          1,822,000
                                                                                                    ==========
     Hotel............................................  2            245.7            130.4                907
                                                       --           ------           ------
       Total Commercial Group......................... 12            689.1            453.1
Residential Group.....................................  6            224.9             94.6              2,465
                                                       --           ------           ------
         Total........................................ 18           $914.0           $547.7
                                                       ==           ======           ======


-------------------

(1) Represents the total square feet available for lease by the Company.


PROJECTS UNDER CONSTRUCTION/TO BE ACQUIRED

         As of July 31, 2000, the Company had 22 properties under construction. These projects include three shopping centers with a total of 1,151,000 square feet of GLA, four office and mixed-use projects with 551,000 square feet of leasable space, 13 residential projects with an aggregate of 2,725 units and the construction of additional phases at two residential communities to add a total of 66 units.

         The following table sets forth a summary of certain information regarding these properties which were under construction as of July 31, 2000. For specific project information, see "APPENDIX A -- BUSINESS -- COMMERCIAL GROUP" anD "-- RESIDENTIAL GROUP."


                                                                TOTAL COST       COMPANY'S        GLA(1)/
                                                    NUMBER OF    AT 100%       SHARE OF COST       NO. OF
GROUP                                                PROJECTS   (IN MIL.)        (IN MIL.)      TOTAL UNITS
-----                                                --------   ---------        ---------      -----------
Commercial Group
     Shopping Centers.................................  3         $310.7           $197.9         1,151,000
     Office/Mixed Use.................................  4          172.7            167.2           551,000
                                                        -         ------           ------         ---------
       Total Commercial Group.........................  7          483.4            365.1         1,702,000
                                                                                                  =========
Residential Group..................................... 15          450.3            213.4             2,791
                                                       --         ------           ------

         Total........................................ 22         $933.7           $578.5
                                                       ==         ======           ======


-------------------
(1) Represents the total square feet available for lease by the Company.


PROJECTS UNDER DEVELOPMENT

         In addition to projects currently under construction, the Company has a number of additional projects in various stages of development. For these projects, the Company has a signed partnership agreement to proceed with the development, owns or controls the land under an option agreement and has commenced or, in some cases, completed the entitlement process. Certain significant hurdles may remain for these projects, including obtaining financing. See "RISK FACTORS -- REAL ESTATE DEVELOPMENT AND INVESTMENT RISKS -- DEVELOPMENT RISKS."

         The following table sets forth certain information regarding these projects (for specific property information, see "APPENDIX A -- BUSINESS -- COMMERCIAL GROUP" and "-- RESIDENTIAL GROUP.")


                                                      TOTAL COST       COMPANY'S        TOTAL        GLA(1)/
                                         NUMBER OF      AT 100%      SHARE OF COST     SQUARE         NO. OF
GROUP                                    PROJECTS      (IN MIL.)       (IN MIL.)        FEET       TOTAL UNITS
-----                                    --------      ---------       ---------        ----       -----------
Commercial Group
     Shopping Centers......................  9          $  690.7      $  459.8        3,380,000     2,250,000
     Office/Mixed Use......................  4             662.6         308.9        2,428,000     2,428,000
                                            --          --------      --------        ---------     ---------
       Total Commercial Group.............. 13           1,353.3         768.7        5,808,000     4,678,000
                                                                                      =========     =========
Residential Group..........................  8             439.8         297.2                          1,795
                                            --          --------      --------

         Total............................. 21          $1,793.1      $1,065.9
                                            ==          ========      ========

-------------------
(1) Represents the total square feet available for lease by the Company. Remaining square footage is owned by anchors.

         The following table sets forth real estate activity for Forest City Rental Properties Corporation only, and does not include the real estate activity relating to the Company's Land Group.


                                                                    FOR THE YEARS ENDED JANUARY 31,
                                            --------------------------------------------------------------------------------
                                              2000             1999               1998               1997            1996
                                              ----             ----               ----               ----            ----
                                                                         (IN THOUSANDS)
TOTAL REAL ESTATE -- END OF YEAR
  Completed rental
     properties, before
     depreciation........                   $2,870,313       $2,605,048        $2,390,970         $2,227,859      $2,085,284
  Projects under
     development.........                      478,766          412,072           251,415            215,960         246,240
                                            ----------       ----------        ----------         ----------      ---------
                                             3,349,079        3,017,120         2,642,385          2,443,819       2,331,524
  Accumulated depreciation                    (532,607)        (477,253)         (436,377)          (387,733)       (338,216)
                                            -----------      ----------        ----------         ----------      ----------
  Rental properties, net of
     depreciation........                   $2,816,472       $2,539,867        $2,206,008         $2,056,086      $1,993,308
                                            ==========       ==========        ==========         ==========      ==========
ACTIVITY DURING THE YEAR
  Completed rental
     properties:
  Additions..............                   $  295,681       $  127,065        $  166,741         $  160,690      $   89,028
  Acquisitions...........                           --          156,879            90,438             22,264          28,587
  Dispositions...........                      (30,416)(3)      (69,865)(2)       (94,068)(1)        (40,379)        (27,960)
                                            ----------       ----------        -----------        ----------      ----------
                                               265,265          214,079           163,111            142,575          89,655
                                            ----------       ----------        ----------         ----------      ----------
  Projects under
     development:
  New Development........                      324,553          243,106           154,745             98,403          58,798
  Transferred to completed
     rental properties...                     (257,859)         (82,450)         (119,290)          (128,683)        (43,360)
                                              ---------         -------          ---------          ---------        -------
                                                66,694          160,656            35,455            (30,280)         15,438
                                                ------          -------            ------            --------         ------
INCREASE IN RENTAL PROPERTIES,
  AT COST                                     $331,959         $374,735          $198,566           $112,295        $105,093
                                              ========         ========          ========           ========        ========

-------------------
(1) Reflects the sale of Toscana, a residential complex containing 563 units in Irvine, California.

(2) Reflects the dispositions of Summit Park Mall, Trolley Plaza and San Vicente. Summit Park contains 695,000 square feet located in Wheatfield, New York. Trolley Plaza is a 351-unit apartment complex in Detroit, Michigan. San Vicente contains 469,000 square feet in Brentwood, California.

(3) Reflects the disposition of Rolling Acres Mall, a 1,014,000 square-foot mall in Akron, Ohio.

              SELECTED CONSOLIDATED FINANCIAL AND OTHER INFORMATION

         The following selected consolidated financial information should be read in conjunction with, and are qualified in their entirety by reference to, the Consolidated Financial Statements incorporated by reference herein. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The selected consolidated financial information below, excluding the items under "Other selected data," with respect to the fiscal years ended January 31, 1996, 1997, 1998 and 1999, were derived from the Company's Audited Consolidated Financial Statements. The selected consolidated financial information below, excluding the items under "Other selected data," for the six months ended July 31, 2000, and July 31, 1999, were derived from the Company's Unaudited Consolidated Financial Statements for such periods incorporated by reference herein. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."


                                          SIX MONTHS                          FOR THE YEARS ENDED ENDED JANUARY 31,
                                    -----------------------         -----------------------------------------------------------
                                          (UNAUDITED)
                                   JULY 31, 2000     JULY 31, 1999        2000        1999        1998        1997         1996
                                   -------------     -------------        ----        ----        ----        ----         ----
                                                                    (IN THOUSANDS, EXCEPT RATIOS)
OPERATING RESULTS DATA:
   Revenues                          $  387,759       $  380,645      $  793,071  $  696,649    $632,669    $610,449   $  529,433
   Operating expenses                   222,035          239,106         486,009     424,097     379,531     386,970      305,819
   Depreciation and amortization         44,897           43,343          88,144      87,068      74,793      73,304       65,716
   Interest expense                      91,066           80,744         159,719     149,960     136,322     133,364      130,001
   Income tax expense                    10,690            7,418          24,319      27,674       2,202      12,951       10,623
   Earnings before extraordinary     $   74,382       $   10,034      $   40,530  $   38,407      $1,183      $9,171   $    6,939
     gain(1)

BALANCE SHEET DATA:
   Total assets - cost basis         $3,883,062       $3,607,128      $3,814,474  $3,437,110  $2,963,353  $2,741,405   $2,631,046
   Long-term debt, including
     mortgage debt and
     8.5% Senior Notes                2,854,085        2,599,833       2,749,380   2,478,872   2,132,931   1,993,351    1,945,120
   Shareholders' equity              $  447,066       $  343,821      $  386,506  $  332,108    $281,945    $191,978   $  189,589

OTHER SELECTED DATA:
   Earnings before depreciation,
     amortization and deferred
     taxes from operations
     (EBDT)(2)                       $   62,326       $   56,109      $  132,639  $  117,854    $106,910     $90,404   $   82,021
   Consolidated EBITDA(3)            $  156,241       $  135,096      $  296,270  $  251,470    $238,405    $211,483   $  212,557
   Consolidated EBITDA(3) to
     Interest Ratio                        1.92x            1.82x           1.99x       1.96x       2.00x       1.74x        1.79x

-------------------

(1) Excludes extraordinary gain, net of tax. The Company recognized gains on the sale of properties and other investments totaling $56.5 million for the six month period ended July 31, 2000.

(2) Earnings before depreciation, amortization and deferred taxes consists of net earnings, excluding the provision for decline in real estate and gain
    (loss) on disposition of properties, net of tax, before deducting the non-cash charges from rental properties for depreciation and amortization and deferred taxes. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- RESULTS OF OPERATIONS -- OTHER TRANSACTIONS -- EBDT."

(3) These amounts are calculated in accordance with the definitions set forth in the 8.5% Senior Note Indenture relating to the 8.5% Senior Notes. This information is provided to illustrate the operation of certain of the covenants described under "THE BOND GUARANTY -- COVENANTS UNDER 8.5% SENIOR
    NOTE INDENTURE AND BOND GUARANTY" and the Company's historical compliance therewith.


                             AVAILABLE INFORMATION

         Forest City is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants, such as Forest City, that file electronically with the Commission and the address of such website is http://www.sec.gov. Additionally, the Class A Common Stock of Forest City, par value $.331/3 per share, and the Class B Common Stock of Forest City, par value $.331/3 per share, are listed on the New York Stock Exchange under the symbols FCEA and FCEB, respectively, and such reports, proxy statements and other information concerning Forest City are also available for inspection at the offices of the New York Stock Exchange located at 20 Broad Street, New York, NY 10005.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Forest City with the Commission are incorporated into this Limited Offering Memorandum by reference:

         1. Forest City's Annual Report on Form 10-K for the fiscal year ended January 31, 2000 (File No. 1-4372);

         2. Forest City's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2000; and

         3. Forest City's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2000.

         Each document or report filed by Forest City pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Limited Offering Memorandum and prior to the termination of the offering described herein shall be deemed to be incorporated by reference into this Limited Offering Memorandum and to be a part of this Limited Offering Memorandum from the date of filing of such document.

         Forest City will provide without charge to any person, including any beneficial owners, to whom this Limited Offering Memorandum is delivered, on the written or oral request of such person, a copy of any or all documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Forest City Enterprises, Inc., 1100 Terminal Tower, 50 Public Square, Cleveland, Ohio 44113-2203, Attention: Secretary (telephone: 216-621-6060).

         Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Limited Offering Memorandum to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Limited Offering Memorandum.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


GENERAL

         The Company develops, acquires, owns and manages commercial and residential real estate properties in 21 states and the District of Columbia. The Company owns a portfolio that is diversified both geographically and by property types and operates through four principal business groups: Commercial Group, Residential Group, Land Group and Lumber Trading Group.

         The Company uses an additional measure, along with net earnings, to report its operating results. This measure is not a measure of operating results or cash flows from operations as defined by generally accepted accounting principles. However, the Company believes that EBDT provides additional information about its operations and, along with net earnings, is necessary to understand its operating results. The Company's view is that EBDT is also an indicator of the Company's ability to generate cash to meet its funding requirements. EBDT is defined and discussed in detail under "-- RESULTS OF OPERATIONS -- OTHER TRANSACTIONS -- EBDT."

         The Company's EBDT for the second quarter of 2000 grew by 10.9% to $32,133,000 from $28,979,000 in the second quarter of 1999. EBDT for the six months ended July 31, 2000 grew by 11.1% to $62,326,000 from $56,109,000 for the six months ended July 31, 1999. The increase in EBDT was the result of improved results from increasing rental rates in existing properties and the opening or acquisition of fifteen new properties in the last eighteen months.

         The Company's EBDT for 1999 grew by 12.5% to $132,639,000 from $117,854,000. The increase in EBDT is primarily attributable to improved results from existing properties and from seven new projects and additions to three residential projects that opened in 1999, and a full year of operations for the 16 properties that opened in 1998.


RESULTS OF OPERATIONS

         The Company reports its results of operations by each of its four principal business groups as it believes it provides the most meaningful understanding of the Company's financial performance.

         The major components of EBDT are Revenues, Operating Expenses and Interest Expense, each of which is discussed below. Net Operating Income ("NOI") is defined as Revenues less Operating Expenses. See the information in the table entitled "SUMMARY OF EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND DEFERRED TAXES" at the end of this Management's Discussion and Analysis of Financial Condition and Results of Operations.

         NET OPERATING INCOME FROM REAL ESTATE GROUPS. NOI for the combined Commercial Group and Residential Group ("Real Estate Groups") for the second quarter of 2000 was $86,025,000 compared to $70,520,000 for the second quarter of 1999, a 22% increase. NOI for the Real Estate Groups for the six months ended July 31, 2000 was $162,421,000 compared to $138,223,000 for the six months ended July 31, 1999, a 17.5% increase.

         NOI from the combined Commercial Group and Residential Group for 1999 was $296,521,000 compared to $257,053,000 in 1998, a 15.4% increase. Comparable
NOI for Real Estate Groups increased 4.9% from 1998 to 1999. Including the expected NOI for the twelve months following stabilization for the properties that were opened, expanded, acquired or disposed in 1999, NOI for Real Estate Groups would be approximately $317,000,000 for 1999.


         COMMERCIAL GROUP

         REVENUES. Revenues for the Commercial Group increased $24,951,000, or 24.2%, to $127,860,000 in the second quarter of 2000 from $102,909,000 in the second quarter of 1999. This increase was primarily the result of the openings of new properties during 1999 and 2000, and increased rental rates in existing properties. Revenues increased from the openings of The Promenade in Temecula, a 795,000 square-foot regional mall in Temecula, California ($1,858,000), several openings in the Company's urban retail portfolio in the boroughs of New York City including Columbia Park Center, 42nd Street, Hunting Park, Court Street, Forest Avenue, Eastchester, and Kaufman Studios ($4,963,000), improved operations at The Avenue at Tower City Center in Cleveland, Ohio ($513,000) and Pavilion in San Jose, California ($810,000), and an expansion at Ballston Common Mall, a shopping center in Arlington, Virginia ($268,000). Revenues also increased from the hotel portfolio ($7,829,000) including the newly-opened Embassy Suites Hotel at Battery Park City and Times Square Hilton, which were added to the existing portfolio which includes Liberty Center Hotel, Sheraton Station Square, Ritz Carlton Hotel, and the University Park Hotel at MIT. Revenues also increased as a result of increased land sales of $6,293,000 in the second quarter of 2000, as compared to the same period in 1999. The balance of the increase in revenues in the Commercial Group (approximately $3,600,000) was generally due to overall improved operating results of mature properties. These increases were partially offset by the dispositions of Tucson Place ($260,000) in 2000 and Rolling Acres ($992,000) in 1999.

         Revenues for the Commercial Group increased $27,225,000, or 13.0%, to $237,160,000 in the first half of 2000 from $209,935,000 in the first half of 1999. This increase was primarily due to the openings of new properties during 1999 and 2000, and increased rental rates in existing properties. Revenues increased from the openings of The Promenade in Temecula ($3,830,000), Millennium ($1,050,000), several openings in the Company's urban retail portfolio in the boroughs of New York City including Columbia Park Center, 42nd Street, Hunting Park, Court Street, Forest Avenue, Eastchester, and Kaufman Studios ($9,772,000), improved operations at The Avenue at Tower City Center ($1,471,000) and Pavilion ($1,506,000), and an expansion at Ballston Common Mall ($747,000). Revenues also increased from the hotel portfolio ($8,040,000) including the newly opened Embassy Suites Hotel at Battery Park City and Times Square Hilton, which were added to the existing portfolio which includes Liberty Center Hotel, Sheraton Station Square, Ritz Carlton Hotel, and the University Park Hotel at MIT. The increases were partially offset by a net decrease in land sales of $1,908,000 in the first six months of 2000, as compared to the same period in 1999 and the dispositions of Tucson Place ($185,000) in 2000 and Rolling Acres ($2,075,000) in 1999. The balance of the increase in revenues in the Commercial Group (approximately $7,700,000) was generally due to overall improved operating results of mature properties.

         Revenues for the Commercial Group increased $62,728,000, or 16.5%, to $442,992,000 in 1999 from $380,264,000 in 1998. This increase is primarily the result of the openings of Millennium ($11,496,000) an office building at University Park at MIT in Boston, Massachusetts which opened in February 1999, Phase Two of University Park at MIT ($1,029,000) a mixed use facility which opened during the second quarter of 1998, the 210-room University Park Hotel at MIT ($4,358,000), and The Promenade in Temecula ($2,175,000), a 795,000
square-foot regional mall in Temecula, California. The 1998 acquisitions of the 292-room Sheraton Hotel at Station Square in Pittsburgh, Pennsylvania increased revenues by $4,866,000, the 324,000-square-foot Fairmont Plaza by $6,221,000, and the adjacent 249,000-square-foot Pavilion retail center in San Jose, California by $1,555,000. Revenues also increased as a result of improved operations at Liberty Center in Pittsburgh, Pennsylvania ($1,832,000), The Avenue at Tower City Center in Cleveland, Ohio ($5,545,000), the Ritz-Carlton Hotel in Cleveland, Ohio ($1,233,000), the Tucson Mall ($1,948,000) in Tucson, Arizona, and openings in the Company's urban retail portfolio in New York City ($4,669,000) including Columbia Park, Kaufman Studios and 1131 Bay Street. These increases were partially offset by a decrease in revenues due to the 1998 disposition of Summit Park Mall ($2,229,000). The Commercial Group also recorded additional land sales of $11,276,000 in 1999 compared to 1998. The remainder of the increase (approximately $6,500,000) was due to improved operations as a result of rental rate and occupancy increases.

         OPERATING AND INTEREST EXPENSES. Operating expenses for the Commercial Group increased $18,015,000, or 34.4%, to $70,384,000 in the second quarter of 2000 from $52,369,000 in the second quarter of 1999. This increase was attributable primarily to costs associated with The Promenade in Temecula ($802,000), and the New York City urban portfolio ($1,063,000). Operating expenses also increased as a result of increased costs at The Avenue at Tower City Center ($568,000), the hotel portfolio ($6,095,000), and increased land sales in 2000 compared to 1999 ($6,835,000). The balance of the change in operating expenses is a result of an increase of approximately $3,900,000 in mature properties compared to the same period in 1999. These increases were partially offset by savings realized through the dispositions of Tucson Place and Rolling Acres ($656,000). Interest expense increased by $6,539,000, or 27.5%, to $30,335,000 in the second quarter of 2000 from $23,796,000 in the second quarter of 1999. This increase was primarily attributable to 1999 and 2000 additions to the Commercial Group portfolio.

         Operating expenses for the Commercial Group increased $15,656,000, or 14.4%, to $124,007,000 in the first half of 2000 from $108,351,000 in the first half of 1999. This increase was attributable primarily to costs associated with the opening of The Promenade in Temecula ($1,594,000), Millennium ($1,325,000), and the New York City urban portfolio ($3,732,000). Operating expenses also increased as a result of increased costs in the hotel portfolio ($7,257,000), and The Avenue at Tower City Center ($1,213,000). These increases in expenses were partially offset by the dispositions of Tucson Place and Rolling Acres ($1,315,000). The balance of the change in operating expenses is a result of an increase of approximately $2,500,000 in mature properties compared to the same period in 1999. Interest expense increased by $9,012,000, or 18.8%, to $56,863,000 in the first half of 2000 from $47,851,000 in the first half of 1999. This increase was primarily attributable to 1999 and 2000 additions to the Commercial Group portfolio.

         During 1999, operating expenses for the Commercial Group increased $35,232,000, or 18.0%, to $231,198,000 from $195,966,000 in 1998. This increase was attributable primarily to costs associated with the 1999 openings of Millennium ($3,136,000), Promenade in Temecula ($586,000); the 1998 openings of Phase Two at MIT ($534,000) and University Park Hotel at MIT ($2,877,000); and the 1998 acquisitions of Sheraton Hotel at Station Square ($2,674,000), Fairmont Plaza ($1,860,000) and Pavilion ($88,000). Operating expenses also increased at Liberty Center ($1,266,000), Ritz-Carlton Hotel ($1,160,000), and The Avenue at Tower City ($4,129,000) as a result of increased costs, and also as a result of 1998 and 1999 openings in the urban New York City retail portfolio ($1,242,000). In addition, development expenses increased $1,941,000 over 1998, incremental costs associated with increased land sales were $5,916,000 compared to the previous year, and operating expenses for mature properties increased approximately $5,000,000. Interest expense for 1999 increased by $3,065,000, or 3.4%, to $94,356,000 from $91,291,000 for 1998. The increase in interest expense is primarily attributable to the 1999 additions to the Commercial Group portfolio discussed above, and a full year of interest for 1998 openings.

         RESIDENTIAL GROUP

         REVENUES. Revenues for the Residential Group decreased by $1,825,000, or 4.7%, to $36,798,000 in the second quarter of 2000 from $38,623,000 in the second quarter of 1999. This decrease was primarily attributable to the dispositions in the first quarter of 2000 of Studio Colony, a 450-unit apartment building in Los Angeles, California ($1,488,000) and Highlands, a 556-unit apartment building in Grand Terrace, California ($1,024,000). These decreases were partially offset by an increase as a result of the acquisition of Mount Vernon Square, a 1,387-unit apartment community in Alexandria, Virginia ($1,237,000).

         Revenues for the Residential Group increased by $762,000, or 1.0%, to $73,662,000 in the first half of 2000 from $72,900,000 in the first half of 1999. This increase was primarily the result of the collection of a fully-reserved note receivable from a syndicated senior citizen subsidized apartment property ($2,159,000), the acquisition of Mount Vernon Square ($1,237,000) and general rental rate and occupancy increases for mature properties of approximately $1,200,000. These increases were partially offset by the dispositions in the first quarter of 2000 of Studio Colony ($2,255,000) and Highlands ($1,838,000).

         Revenues for the Residential Group increased by $19,765,000, or 14.2%, in 1999 to $158,768,000 from $139,003,000 in 1998. This increase was primarily attributable to proceeds from the litigation settlement ($4,500,000), the recognition of development and other fees ($5,722,000) on several projects including: The Grand, a 546-unit luxury high-rise apartment building in North Bethesda, Maryland which opened in February 1999; The Drake, a 288-unit high-rise building in Philadelphia, Pennsylvania; The Enclave, a 637-unit apartment complex in San Jose, California which opened in early 1998; and 101 San Fernando, a 323-unit apartment complex also in San Jose, California, a full year of operations for the 1998 acquisitions of the 534-unit Woodlake Apartments in Silver Spring, Maryland ($2,663,000), an additional 20% ownership in Studio Colony, a 450-unit apartment building in Los Angeles, California ($934,000) and a 50% interest in the 342-unit complex Coppertree (formerly Park Plaza) in Mayfield Heights, Ohio ($520,000). In addition, revenues increased at Bayside Village, an 862-unit complex in San Francisco, California ($770,000), the Company's Senior Housing properties in New York, New Jersey, and Maryland ($1,182,000), as a result of an increase in units in three Cleveland properties ($796,000) and as a result of the lease-up of the 396-unit complex at Colony Woods in Bellevue, Washington ($1,872,000). These increases were partially offset by a decrease due to the sale in the second quarter of 1998 of Trolley Plaza, a 351-unit apartment community in Detroit, Michigan ($1,504,000). The balance of the increase in revenues ($2,300,000) within the Residential Group was generally due to improved operations.

         OPERATING AND INTEREST EXPENSES. Operating expenses for the Residential Group decreased by $10,394,000, or 55.8%, to $8,249,000 in the second quarter of 2000 from $18,643,000 in the second quarter of 1999. The decrease in operating expenses was primarily due to a reduction in a reserve for collection of a note receivable from Millender Center ($10,275,000), and property dispositions of Studio Colony ($645,000) and Highlands ($454,000). These decreases were partially offset by the acquisition of Mount Vernon Square ($392,000). Interest expense decreased by $1,146,000, or 14.8%, to $6,596,000 in the second quarter of 2000 from $7,742,000 in the second quarter of 1999. This decrease in interest expense was primarily due to dispositions of Studio Colony and Highlands.

         Operating expenses for the Residential Group decreased by $11,867,000, or 32.7%, to $24,394,000 in the first half of 2000 from $36,261,000 in the first half of 1999. The decrease in operating expenses was primarily due to a reduction in a reserve for collection of a note receivable from

Millender Center ($10,775,000), and property dispositions of Studio Colony ($847,000) and Highlands ($770,000). These decreases were partially offset by the acquisition of Mount Vernon Square ($392,000). Interest expense decreased by $1,601,000, or 11.3%, to $12,626,000 in the first half of 2000 from $14,227,000 in the first half of 1999. This decrease in interest expense was primarily due to dispositions of Studio Colony and Highlands.

         Operating expenses for the Residential Group increased by $7,793,000, or 11.8%, in 1999, to $74,041,000 from $66,248,000 in 1998. The increase in operating expenses was primarily due to the reduction in a reserve for collection of a note receivable in 1998 from Millender Center ($3,000,000), additional costs associated with the generation of increased development fees ($999,000), increased operating expenses for mature properties (approximately $2,000,000), increased expenses due to lease-up at Colony Woods ($353,000) and the three Cleveland properties ($316,000), and the 1998 acquisitions of Woodlake Apartments ($1,356,000) and Coppertree (formerly Park Plaza) ($355,000). These increases were partially offset by a decrease due to the sale in 1998 of Trolley Plaza ($1,135,000). Interest expense decreased by $895,000 in 1999, or 3.3%, to $26,447,000 from $27,342,000 in 1998. This decrease is primarily the result of an increase in capitalized interest on funded development projects.

         LAND GROUP

         REVENUES. Revenues for the Land Group decreased by $3,751,000 to $6,682,000 in the second quarter of 2000 from $10,433,000 in the second quarter of 1999. This decrease was primarily the result of land sale activity in 1999 at the following projects that did not recur in 2000: The Cascades, 17-acre commercial development in Brooklyn, Ohio ($1,269,000); various projects owned by Granite Development Partners ($1,073,000); Silver Lakes in Fort Lauderdale, Florida ($921,000); Westwood Lakes in Tampa, Florida ($256,000); and Greens at Birkdale Village in Huntersville, North Carolina ($168,000).

         Revenues for the Land Group increased by $260,000 to $16,329,000 in the first half of 2000 from $16,069,000 in the first half of 1999. This increase was primarily the result of increases at Canterberry Crossing, a 470-acre residential golf course community in Parker, Colorado ($1,852,000), Westwood Lakes ($1,318,000), and various projects owned by Granite Development Partners ($1,265,000). These increases were partially offset by decreases in land sale activity in 1999 at the following projects that did not recur in 2000: The Cascades ($2,203,000); Greens at Birkdale Village ($1,159,000); and Silver Lakes ($588,000). Sales of land and related earnings vary from period to period depending on management's decisions regarding the disposition of significant land holdings.

         During 1999, the Company was informed by the project manager/partner of costs that would be incurred in excess of budget to complete Seven Hills, a 1,300-acre planned-unit development project in Henderson, Nevada. The Company owns a 14.57% interest in Seven Hills through its investment in Granite (see "-- OTHER TRANSACTIONS -- PROVISION FOR DECLINE IN REAL ESTATE AND OTHER"). As a result of this deterioration in Seven Hills' margins, the Company entered into an agreement during 1999 with the project manager/partner to restructure the partnership agreement and reposition the project. In accordance with the agreement, the Company has agreed to forgo its fee and interest income to which it was entitled in order to preserve cash flow available to meet the project's obligations.

         Revenues for the Land Group decreased by $11,255,000 to $41,356,000 in 1999 from $52,611,000 in 1998. This decrease is a result of forgiveness of interest income relating to Granite ($4,001,000) discussed above and decreased revenues at: various other projects owned by Granite (approximately $4,000,000); Greens at Birkdale Village, a 220-acre mixed use community in

Huntersville, North Carolina ($2,791,000); Chestnut Lakes, an 85-acre planned-unit development in North Ridgeville, Ohio ($3,151,000); and Eaton Estate, 22-acre apartment and cluster site in Sagamore Hills, Ohio ($848,000). Revenues also decreased approximately $10,000,000 in 1999 compared to 1998 as a result of a cumulative adjustment to properly reflect the Company's share of the revenues of Seven Hills pursuant to the agreement discussed above. These decreases were partially offset by increases in revenues at Westwood Lakes, 475-acres, 657 lots located in Tampa, Florida ($5,960,000); Silver Lakes, 2,400 acres, 5,108 units in Fort Lauderdale, Florida ($2,724,000); and Canterberry Crossing, a new 470-acre residential golf course community in Parker, Colorado ($4,649,000).

         OPERATING AND INTEREST EXPENSES. Operating expenses decreased by $5,337,000 for the second quarter of 2000 to $6,881,000 from $12,218,000 for the second quarter of 1999. The decrease in operating expenses was due to a decrease in costs relating to decreased land sales at The Cascades ($987,000), Granite Development Partners ($2,520,000), Silver Lakes ($856,000), Westwood Lakes ($148,000), and Greens at Birkdale Village ($326,000). Interest expense decreased by $498,000 in the second quarter of 2000 to $1,395,000 from $1,893,000 in the second quarter of 1999.

         Operating expenses decreased by $730,000 for the first half of 2000 to $17,366,000 from $18,096,000 for the first half of 1999. This decrease in operating expenses for the first half of the year was due to a decrease in costs relating to decreased land sales at The Cascades ($1,689,000), Greens at Birkdale Village ($1,060,000), and Silver Lakes ($714,000). These decreases were partially offset by increases at various projects owned by Granite Development Partners ($1,260,000), Canterberry Crossing ($1,508,000), and Westwood Lakes ($872,000). Interest expense decreased by $1,200,000 in the first half of 2000 to $2,826,000 from $4,026,000 in the first half of 1999.

         Operating expenses decreased by $800,000 in 1999 to $39,732,000 from $40,532,000 in 1998. This decrease is primarily the result of a decrease in costs related to lower sales volume at various projects owned by Granite ($1,666,000), Greens at Birkdale Village ($2,372,000), Chestnut Lakes ($2,575,000) and Eaton Estate ($696,000). Operating expenses also decreased approximately $3,500,000 in 1999 compared to 1998 as a result of a cumulative adjustment to properly reflect the Company's share of the revenues of Seven Hills pursuant to the agreement discussed above. These decreases were partially offset by increases in operating expenses related to increased sales volume at Westwood Lakes ($4,157,000), Seven Hills ($3,500,000), Silver Lakes ($2,903,000)
and Canterberry Crossing ($4,155,000). Operating expenses also decreased for 1999 by $4,729,000 due to certain valuation allowances relating to Land Group investments. These valuation allowances are reviewed periodically and adjusted to reflect management's estimated value of the Land Group's portfolio. Interest expense increased by $556,000 in 1999 to $7,370,000 from $6,814,000 in 1998.
Interest expense varies from year to year depending on the level of interest-bearing debt within the Land Group.

         LUMBER TRADING GROUP

         REVENUES. Revenues for the Lumber Trading Group decreased by $20,657,000 in the second quarter of 2000 to $26,190,000 from $46,847,000 in the second quarter of 1999. Revenues for the Lumber Trading Group decreased by $27,532,000 in the first half of 2000 to $53,941,000 from $81,473,000 in the first half of 1999. These decreases were primarily due to decreased lumber trading margins and a decrease in lumber trading volume as a result of declining market conditions.

         Revenues for the Lumber Trading Group increased by $26,032,000 in 1999 to $149,357,000 from $123,325,000 in 1998. The increase was due primarily to increased lumber trading margins of $26,159,000 for 1999 compared to 1998.

         OPERATING AND INTEREST EXPENSES. Operating expenses for the Lumber Trading Group decreased by $15,600,000 in the second quarter of 2000 to $24,852,000 from $40,452,000 in the second quarter of 1999. Interest expense increased by $388,000 in the second quarter of 2000 to $1,702,000 from $1,314,000 in the second quarter of 1999. Operating expenses for the Lumber Trading Group decreased by $20,962,000 in the first half of 2000 to $50,197,000 from $71,159,000 in the first half of 1999. Interest expense increased by $861,000 in the first half of 2000 to $3,277,000 from $2,416,000 in the first half of 1999. The decreases in the second quarter and first half of 2000 reflected lower variable expenses due to decreased trading margins and volume compared to 1999.

         Operating expenses for the Lumber Trading Group increased by $19,813,000 in 1999 to $131,811,000 from $111,998,000 in 1998. The increase reflected higher variable expenses due to increased lumber trading margins compared to 1998. Interest expense increased $26,000 in 1999 to $5,288,000 from $5,262,000 in 1998.

         CORPORATE ACTIVITIES

         REVENUES. Corporate Activities' revenues increased $44,000 in the second quarter of 2000 to $183,000 from $139,000 in the second quarter of 1999. Corporate Activities' revenues increased $58,000 in the first half of 2000 to $326,000 from $268,000 in the first half of 1999. Corporate Activities' revenues decreased $848,000 in 1999 to $598,000 from $1,446,000 in 1998. Corporate
Activities' revenues consist primarily of interest income from investments made by the Company and vary from year to year depending on interest rates and the amount of the investments.

         OPERATING AND INTEREST EXPENSES. Operating expenses for Corporate Activities increased $690,000 in the second quarter of 2000 to $4,024,000 from $3,334,000 in the second quarter of 1999. Operating expenses for Corporate Activities increased $116,000 in the first half of 2000 to $6,887,000 from $6,771,000 in the first half of 1999. Operating expenses for Corporate Activities increased $20,000 in 1999 to $12,786,000 from $12,766,000 in 1998.
These increases represent additional facilities and general corporate expenses. Interest expense increased $1,658,000 in the second quarter of 2000 to $8,012,000 from $6,354,000 in the second quarter of 1999. Interest expense increased $3,250,000 in the first half of 2000 to $15,474,000 from $12,224,000 in the first half of 1999. Interest expense increased $7,007,000 in 1999 to $26,258,000 from $19,251,000 in 1998. Corporate Activities' interest expense consists primarily of interest expense on the 8.5% Senior Notes (issued on March 16, 1998) and the Revolving Credit Agreement that has not been allocated to a principal business group (see "-- FINANCIAL CONDITION AND LIQUIDITY").

         OTHER TRANSACTIONS

         PROVISION FOR DECLINE IN REAL ESTATE AND OTHER. During the second quarter of 2000, the Company recorded a Provision for Decline in Real Estate and Other of $1,231,000 ($744,000 net of tax) related to the write-down to estimated net realizable value of Commercial Group's investment in Canton Centre Mall in Canton, Ohio.

         During 1999, the Company recorded a Provision for Decline in Real Estate and Other of $5,062,000 ($3,060,000 net of tax) related to the write-down to estimated net realizable value of the Land Group's investment in Granite Development Partners L.P. (Granite). The Company owns a 43.75% interest in Granite as a result of capital contribution of land, which was classified as Investments In and Advances to Real Estate Affiliates on the Company's Consolidated Balance Sheets. Granite owns an interest in several raw land developments held for resale, the most significant of which is a one-third interest in Seven Hills in Henderson, Nevada. The Company has been informed by one of its partners (the project manager) of cost overruns that will, in turn, reduce the anticipated sales margins of the Seven Hills project.

         GAIN ON DISPOSITION OF PROPERTIES AND OTHER INVESTMENTS. Gain on disposition of properties and other investments for the second quarter of 2000 totaled $25,821,000. The Company recognized a $8,599,000 gain on the disposition of Tucson Place, a shopping center in Tucson, Arizona. The Company also recognized gains totaling $17,276,000 from the sale of available-for-sale equity securities. No properties or other investments were disposed of during the second quarter of 1999.

         Gain on disposition of properties and other investments for the first half of 2000 totaled $56,542,000. The Company recognized gains on the disposition of two apartment communities in California: Studio Colony ($26,251,000) and Highlands ($578,000); and Tucson Place ($8,599,000).
Additionally, gains of $21,114,000 were recognized from the sale of available-for-sale equity securities. No properties or other investments were disposed of during the first half of 1999.

         Gain on disposition of properties totaled a gain of $10,712,000 and a gain of $30,557,000 in 1999 and 1998, respectively. During 1999, the Company recognized a gain on the disposition of properties ($10,712,000 or $7,990,000 after-tax) primarily resulting from the disposition of its interest in Rolling Acres Mall in Akron, Ohio through a tax-free exchange.

         During 1998, the Company recognized a gain on the disposition of its interests in Summit Park Mall ($13,897,000 or $8,401,000 after tax), a regional shopping center in suburban Buffalo, New York; San Vicente ($10,403,000 or $6,289,000 after tax), an office building in Brentwood, California; and Trolley Plaza ($4,941,000 or $2,987,000 after tax), an apartment community in downtown Detroit, Michigan. The dispositions of Summit Park, San Vicente and Trolley Plaza were all structured as tax-free exchanges. Also in 1998, the Company reported gains on the sale of Courtyard ($622,000 or $376,000 after tax), a strip shopping center in Flint, Michigan and the Company's 20% interests in three apartment buildings in Houston, Texas ($1,027,000 or $593,000 after tax).

         EXTRAORDINARY GAIN. There was no extraordinary gain for the first half of 2000. Extraordinary gain, net of tax, totaled $214,000 for the first half of 1999, all of which occurred in the first quarter representing extinguishment of $353,000 of non-recourse debt related to Plaza at Robinson Town Centre in Pittsburgh, Pennsylvania.

         Extraordinary gain, net of tax, totaled $272,000 and $16,343,000 in 1999 and 1998, respectively, representing extinguishment of nonrecourse debt and related accrued interest. The 1999 extraordinary gain was the result of the extinguishment of $450,000 of non-recourse debt related to Plaza at Robinson Town Centre in Pittsburgh, Pennsylvania. The 1998 extraordinary gain recorded represents extinguishment of nonrecourse debt related to Terminal Tower ($13,947,000 or $8,431,000 after tax) and Skylight Office Tower ($3,619,000 or $2,188,000 after tax) both located in Cleveland, Ohio; Courtland ($7,381,000 or $4,462,000 after tax), a regional mall in Flint, Michigan; One Franklintown ($1,350,000 or $816,000 after tax), an apartment complex in Philadelphia, Pennsylvania; Boot Ranch ($187,000 or $113,000 after-tax), an apartment property in Tampa, Florida; and Trolley Plaza ($552,000 or $333,000 after tax).

         INCOME TAXES. Income tax (benefit) expense for the second quarter of 2000 and 1999 totaled $(5,986,000) and $3,529,000, respectively. Income tax expense for the first half of 2000 and 1999 totaled $10,690,000 and $7,418,000, respectively. Income tax expense totaled $24,319,000 and $27,674,000 in 1999 and 1998, respectively.

         The Company recorded net deferred income tax benefits of $12,199,000 in the second quarter of 2000, comprised of net deferred income tax expense of $10,388,000 incurred in the normal course of business offset by a deferred income tax benefit of $22,587,000. This benefit represented a reversal of a portion of a deferred tax liability recorded in 1994 relating to the cancellation of debt income of Park LaBrea Towers, a residential property which was sold that same year. The Company reversed a portion of this deferred tax liability and recognized a deferred tax benefit of $1,002,000 in the first quarter of 2000 and $1,677,000 in the fourth quarter of 1999, for a total reversal of the original deferred tax liability of $25,266,000.

         In certain situations that applied to Park LaBrea Towers in 1994, the Internal Revenue Code allowed for the deferral of cancellation of debt income. As a result of certain steps taken by the Company in the respective periods above, the deferred income will never be recognized for tax purposes and, accordingly, the related deferred tax liability was reversed.

         At January 31, 2000, the Company had an NOL carryforward for tax purposes of $41,513,000 (generated primarily over time in the ordinary course of business from the significant impact of depreciation expense from real estate properties on the Company's net earnings) which will expire in the years ending January 31, 2007 through January 31, 2011, and general business credits carryovers of $1,526,000 which will expire in the years ending January 31, 2004 through January 31, 2014. The Company intends to utilize its NOL before it expires and to evaluate its future tax position while considering a variety of tax-saving strategies.

         EBDT. EBDT consists of earnings before extraordinary gain, excluding the following items: (i) provision for decline in real estate and other; (ii) gain (loss) on disposition of properties; (iii) beginning in 2000, the adjustment to recognize rental revenues using the straight-line method; and (iv) non-cash charges from Forest City Rental Properties Corporation for depreciation, amortization and deferred income taxes. The provision for decline in real estate and other is excluded from EBDT because it is a non-cash item that varies from year to year based on factors unrelated to the Company's overall financial performance. The Company excludes gain (loss) on the disposition of properties from EBDT because it develops and acquires properties for long-term investment, not short-term trading gains. As a result, the Company views dispositions of properties other than commercial land or land held by the Land Group as nonrecurring items. Extraordinary items are generally the result of the restructuring of nonrecourse debt obligations and are not considered to be a component of the Company's operating results. The adjustment to recognized rental revenues and rental expenses on the straight-line method is excluded because it is management's opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. The Company excludes depreciation and amortization expense related to real estate operations from EBDT because they are non-cash items and the Company believes the values of its properties, in general, have appreciated, over time, in excess of their original cost. Deferred income taxes from real estate operations are excluded because they are a non-cash item.


FINANCIAL CONDITION AND LIQUIDITY

         The Company believes that its sources of liquidity and capital are adequate. The Company's principal sources of funds are cash provided by operations, the revolving credit facility and refinancings of existing properties. The Company's principal use of funds are the financing of development and acquisitions of real estate projects, capital expenditures for its existing portfolio and payments on nonrecourse mortgage debt on real estate.

         FCRPC AMENDED AND RESTATED CREDIT AGREEMENT. At July 31, 2000, the Company had $175,500,000 outstanding under the FCRPC Amended and Restated Credit Agreement. For further information concerning the FCRPC Amended and Restated Credit Agreement see "DESCRIPTION OF CERTAIN INDEBTEDNESS -- FOREST CITY RENTAL PROPERTIES CORPORATION CREDIT AGREEMENT." On August 9, 2000, the Company increased the amount available under the FCRPC Amended and Restated Credit Agreement to $265,000,000 from $200,000,000 with ten participating banks. The FCRPC Amended and Restated Credit Agreement matures March 31, 2003, unless extended, and allows for up to a combined amount of $30,000,000 in outstanding letters of credit or surety bonds ($9,974,990 and $17,175,000 outstanding, respectively, at July 31, 2000). The outstanding letters of credit reduce the credit available to the Company. Annually, within 60 days after January 31, the FCRPC Amended and Restated Credit Agreement may be extended by unanimous consent of the participating banks. At its maturity date, the outstanding amount under the FCRPC Amended and Restated Credit Agreement, if any, may be converted by the Company to a four-year term loan. The amount available under the FCRPC Amended and Restated Credit Agreement is reduced quarterly by $2,500,000.

         At January 31, 2000 and 1999, the Company had $167,000,000 and $105,000,000, respectively, outstanding under the FCRPC Amended and Restated Credit Agreement. The FCRPC Amended and Restated Credit Agreement had outstanding letters of credit and surety bonds of $9,245,000 and $19,882,000, respectively, at January 31, 2000.

         The FCRPC Amended and Restated Credit Agreement provides, among other things, for: (1) interest rates of 2.125% over LIBOR or 1/2% over the prime rate; (2) maintenance of debt service coverage ratios and specified levels of net worth and cash flow (as defined); and (3) restriction on dividend payments. Prior to August 9, 2000, the revolving credit facility had similar terms and a December 10, 2001, maturity date.

         The Company has purchased a 6.50% LIBOR interest rate cap for 2000 and an average 6.75% LIBOR interest rate cap for 2001 at notional amounts of $100,620,000 and $83,280,000, respectively.

         8.5% SENIOR NOTES. On March 16, 1998, the Company issued $200,000,000 in 8.5% Senior Notes due March 15, 2008, in a public offering. Accrued interest on the 8.5% Senior Notes is payable semiannually on March 15 and September 15. The 8.5% Senior Notes are unsecured senior obligations of the Company, however, they are subordinated to all existing and future indebtedness and other liabilities of the Company's subsidiaries, including borrowings under the FCRPC Amended and Restated Credit Agreement. The 8.5% Senior Note Indenture contains covenants providing, among other things, limitations on incurring additional debt and payment of dividends. See "DESCRIPTION OF CERTAIN INDEBTEDNESS -- 8.5% SENIOR NOTES."

         LUMBER TRADING GROUP. The Lumber Trading Group is financed separately from the rest of the Company's principal business groups. The financing obligations of Lumber Trading Group are without recourse to the Company. Accordingly, the liquidity of Lumber Trading Group is discussed separately below under "-- LUMBER TRADING GROUP LIQUIDITY."

         MORTGAGE REFINANCINGS

         During the six months ended July 31, 2000, the Company completed $265,400,000 in financings, including $15,800,000 in refinancings, $72,300,000 in acquisitions and $177,300,000 for new development projects. Additionally, the Company sold four properties which reduced total mortgage debt by $89,300,000. During the year ended January 31, 2000, the Company completed approximately $701,000,000 in financings, including $255,000,000 in refinancings, $146,000,000 for new development projects and $300,000,000 in loan extensions. The Company continues to seek long-term fixed rate debt for those project loans which mature within the next 12 months. In addition, the Company is actively seeking permanent financing for those projects which will begin operations within the next 12 months, generally pursuing long-term fixed rate loans.


         INTEREST RATE EXPOSURE

         The composition of nonrecourse mortgage debt is as follows:


                                            AT JULY 31, 2000                         AT JANUARY 31, 2000
                                    --------------------------------          --------------------------------
                                       AMOUNT                                     AMOUNT
                                    (IN THOUSANDS)            RATE(1)          (IN THOUSANDS)         RATE(1)
                                    --------------            -------          --------------         -------
          Fixed                       $1,753,221                7.51%            $1,759,379             7.51%
          Variable -
              Capped(2)                  550,609                8.61%               400,685             7.87%
              Tax-Exempt                 104,903                5.22%               152,457             4.10%
          UDAG and other
              subsidized
          loans (fixed)                   69,852                2.65%                69,859             2.57%
                                      ----------                                 ----------
                                      $2,478,585                7.52%            $2,382,380             7.21%
                                      ==========                                 ==========

(1) The weighted average interest rates shown above include both the base index and the lender margin.

(2) At July 31, 2000 and January 31, 2000, the capped debt is protected with LIBOR caps.

         Debt related to projects under development at July 31, 2000 totals $261,663,000, out of a total commitment from lenders of $503,915,000. Of this outstanding debt, $251,355,000 is variable-rate debt and $10,308,000 is fixed-rate debt. The Company generally borrows funds for development and construction projects with maturities of two-to-five years utilizing variable-rate financing. Upon opening and achieving stabilized operations, the Company generally pursues long-term fixed-rate financing.

         The Company generally attempts to obtain interest rate protection for the taxable variable-rate debt with a maturity in excess of one year. The Company has purchased 6.64% and 6.88% LIBOR interest rate caps for its variable-rate mortgage debt in the amount of $651,280,000 and $543,019,000 for the years ending January 31, 2001 and 2002, respectively. In August 2000, the Company further purchased 7.75% LIBOR interest rate caps in the amount of $400,000,000 for the year ending January 31, 2003. In addition, 3-year LIBOR caps were purchased at strike rates ranging from 6.75% - 8.00% to protect the portfolio, in the aggregate amount of $372,854,000 with start dates from July 2000 through February 2003. The Company intends to convert a significant portion of its committed variable-rate debt to fixed-rate debt.

         In order to mitigate upward fluctuations in long-term interest rates, the Company has entered into Treasury Options. The Company owns $308,669,000 of 10-year Treasury Options at strike rates ranging from 6.00% - 7.00% with exercise dates ranging from November 2000 to September 2002, of which $16,100,000 was purchased in August 2000. Additionally, the Company owns $22,500,000 of 5-year Treasury Options at a strike rate of 7.00% with an exercise date of August 2001. The Company generally does not hedge tax-exempt debt because, since 1990, the base rate of this type of financing has averaged only 3.62% and has never exceeded 7.90%.

         At July 31, 2000, a 100 basis point increase in taxable interest rates would have no effect to the annual pre-tax interest cost of the Company's taxable variable-rate debt due to the 6.50% aggregate LIBOR caps that are in place for fiscal year 2000. Although tax-exempt rates generally increase in an amount that is smaller than corresponding changes in taxable interest rates, a 100 basis point increase in tax-exempt interest rates would increase the annual pre-tax interest cost of the Company's tax-exempt variable-rate debt by approximately $1,049,000.

         At January 31, 2000, a 100 basis point increase in taxable interest rates would increase the annual pre-tax interest cost of the Company's taxable variable-rate debt by approximately $2,400,000. This effect is lessened due to the 6.50% LIBOR caps in place for fiscal year 2000. Although tax-exempt rates generally increase in an amount that is smaller than corresponding changes in taxable interest rates, a 100 basis point increase in tax-exempt interest rates would increase the annual pre-tax interest cost of the Company's tax-exempt variable-rate debt by approximately $1,500,000.

         LUMBER TRADING GROUP LIQUIDITY

         Lumber Trading Group is separately financed with two revolving lines of credit and an asset securitization facility.

         At July 31, 2000 and January 31, 2000, Lumber Trading Group's two revolving lines of credit totaled $87,000,000, expiring June 30, 2001. These credit lines are secured by the assets of the Lumber Trading Group and are used to finance its working capital needs. At July 31, 2000, no borrowings were outstanding under these revolving lines of credit. At January 31, 2000, $21,486,000 was outstanding under these facilities.

         In July 1999, Lumber Trading Group renewed their asset securitization facility for three years to expire July 19, 2002. This securitization facility works through a consolidated subsidiary of the Lumber Trading Group, a special-purpose entity, which sells fractional interests in a defined pool of accounts receivable to a financial institution. This special-purpose entity owns all of its assets as a separate corporate entity with its own separate creditors that will be entitled to be satisfied prior to any value in this entity becoming available to its stakeholders. The underlying agreement accommodates up to $100,000,000 of such sales and is supported by a liquidity bank agreement. At July 31, 2000 and January 31, 2000, the Company had received $72,000,000 and $55,000,000, respectively, in net proceeds from this agreement.

         These credit facilities are without recourse to the Company. The Company believes that the amounts available under these credit facilities, together with the accounts receivable sale program, will be sufficient to meet the Lumber Trading Group's liquidity needs.

         CASH FLOWS

         Net cash provided by operating activities totaled $48,958,000 and $17,999,000 for the first half of 2000 and 1999, respectively. The increase was a result of an increase of $93,605,000 in rents and other revenues received, partially offset by an increase of $49,392,000 in operating expenditures

(primarily from a decrease in accounts payable), an increase of $10,150,000 in interest paid, and an increase of $3,859,000 in land development expenditures.

         Net cash used in investing activities totaled $161,613,000 and $193,337,000 for the first half of 2000 and 1999, respectively. Capital expenditures, other than development and acquisition activities, totaled $21,622,000 and $17,283,000 (including both recurring and investment capital expenditures) in the first half of 2000 and 1999, respectively, and were financed with cash on hand at the beginning of the year. The Company invested $276,210,000 and $154,554,000 in acquisition and development of real estate projects in the first half of 2000 and 1999, respectively. These expenditures were financed with cash on hand at the beginning of the year, cash provided by operating activities, approximately $156,000,000 and $99,000,000 in new mortgage indebtedness incurred in the first half of 2000 and 1999, respectively, borrowings under the revolving credit facility and proceeds from the refinancing of existing properties. The Company invested $21,500,000 in investments in and advances to affiliates in the first half of 1999 primarily related to New York City area urban development ($7,605,000) and in several residential properties accounted for on the equity method ($15,245,000). During the first half of 2000, $131,269,000 was collected in proceeds from dispositions of two residential apartment properties, Studio Colony and Highlands, one commercial shopping center property, Tucson Place, and the sale of available-for-sale equity securities, all of which were partially used to reduce total mortgage debt by $89,300,000 (see "-- MORTGAGE REFINANCINGS").

         Net cash provided by financing activities totaled $62,326,000 and $150,597,000 in the first half of 2000 and 1999, respectively. The Company's refinancing of mortgage indebtedness is discussed above in "MORTGAGE REFINANCINGS" and borrowings under new mortgage indebtedness for acquisition and development activities is included in the preceding paragraph discussing net cash used in investing activities. Net cash provided by financing activities for the first half of 2000 also reflected a decrease in restricted cash of $10,483,000 primarily from the release of the collateral deposit held for the acquisition of Mount Vernon Square. Additionally, net cash used in financing for the first half of 2000 also reflected a decrease in book overdrafts of $12,673,000 (representing checks issued but not yet paid) and a net decrease of $28,730,000 in notes payable (primarily comprised of a $21,486,000 reduction in borrowings outstanding against the line of credit in the Lumber Trading Group), payment of deferred financing costs of $8,461,000 and payment of $3,004,000 of dividends to shareholders. Net cash provided by financing activities for the first half of 1999 also reflected an increase of $4,607,000 in net borrowings under Lumber Trading Group's lines of credit, an increase of $5,276,000 in notes payable, a change in restricted cash and book overdrafts of $23,881,000 and payment of $2,399,000 of dividends.

         Net cash provided by operating activities was $126,789,000 and $113,119,000 for 1999 and 1998, respectively. The increase in net cash provided by operating activities in 1999 from 1998 is the result of an increase of $152,554,000 in rents and other revenues received principally comprised of an increase in consolidated revenues of $ 96,422,000 and a decrease in notes and accounts receivable of $41,427,000 (resulting from a decrease of $2,867,000 in 1999 versus an increase of $38,560,000 in 1998) primarily from Lumber Trading Group, and a decrease of $8,152,000 in land development expenditures. These increases were partially offset by a $119,786,000 increase in expenditures for operating expenses (due to an increase of $62,217,000 in operating expenses, an increase in accounts payable of $31,011,000 and an increase in Lumber Trading Group's inventory of $21,542,000), an increase of $14,323,000 in interest paid, and a decrease of $12,927,000 in proceeds from land sales.

         Net cash used in investing activities totaled $407,854,000 and $526,324,000 for 1999 and 1998, respectively. Capital expenditures, other than development and acquisition activities, totaled $37,822,000 and $44,615,000 (including both recurring and investment capital expenditures) in 1999 and

1998, respectively, and were financed with cash provided from operating activities. The Company invested $346,315,000 and $ 415,728,000 in acquisition and development of real estate projects in 1999 and 1998, respectively. These expenditures were financed with approximately $194,000,000 and $203,000,000 in new mortgage indebtedness incurred in 1999 and 1998, respectively, cash provided from operations and borrowings under the revolving credit facility.

         In 1999 and 1998, $-0- and $33,345,000 was collected in proceeds from the disposition of real estate properties. The Company invested $23,717,000 and $99,326,000 in investments in and advances to affiliates in 1999 and 1998, respectively. The 1999 investments were primarily in the following Residential Group projects: The Grand ($15,200,000), a 546-unit luxury high-rise apartment building in North Bethesda, Maryland that opened in February 1999; Grand Lowry Lofts ($9,600,000), 261 units under construction in Denver, Colorado; and Philip Morris at Tobacco Row ($10,300,000), a 171-unit apartment renovation project in Richmond, Virginia. In addition, investments of $10,000,000 were made during 1999 on behalf of the Company's partner for New York City area urban development projects. During 1999, a return on investment of $23,270,000 was received on 101 San Fernando in San Jose, California. The 1998 investments were primarily in the following Residential Group projects: 101 San Fernando ($31,100,000) in San Jose, California; The Enclave ($16,300,000), another development in San Jose that opened in phases during 1997 and 1998; The Grand ($7,800,000); Philip Morris at Tobacco Row ($4,900,000), and The Drake ($5,200,000), a redevelopment project in Philadelphia, Pennsylvania. In addition, investments were made during 1998 on behalf of the Company's partner for the following projects: $11,772,000 for New York City area urban development; $5,181,000 for the Promenade regional mall in Temecula, California; $5,400,000 for The Mall at Robinson project under development; and $6,000,000 in Land Group joint ventures.

         Net cash provided by financing activities totaled $299,631,000 and $436,980,000 in 1999 and 1998, respectively. The Company's refinancing of mortgage indebtedness is discussed above in "MORTGAGE REFINANCINGS" and borrowings under new mortgage indebtedness for acquisition and development activities is included in the preceding paragraph discussing net cash used in investing activities.

         Net cash provided by financing activities for 1999 reflected an increase of $25,672,000 in restricted cash related to the financing of Millennium ($8,676,000), an office building at University Park at MIT in Boston, Massachusetts, and a good faith deposit on Residential property to be acquired in the year 2000 ($11,514,000), net of an increase in book overdrafts of $19,446,000 (representing checks issued but not yet paid). In addition, the Company reported a net increase of $18,969,000 in notes payable primarily from two New York City hotels under construction payable to the hotel management company, payment of deferred financing costs of $6,021,000 and payment of $5,399,000 of dividends.

         Net cash provided by financing activities for 1998 reflected a reduction of $26,579,000 in restricted cash primarily related to the financing of The Enclave apartment project in San Jose, California and the sale of the mortgage servicing division of Forest City Capital Corp. Net proceeds from the issuance of 8.5% Senior Notes in March 1998 of $193,703,000, which were initially used to repay $114,000,000 of long-term debt, and an increase in book overdrafts of $8,838,000 (representing checks issued but not yet paid). In addition, the Company reported a net increase of $9,110,000 in notes payable primarily from the 101 San Fernando residential development project, payment of deferred financing costs of $16,565,000 and payment of $4,497,000 of dividends.

SHELF REGISTRATION

         On December , 1997, the Company filed a shelf registration statement with the Securities and Exchange Commission for the potential offering on a delayed basis of up to $250,000,000 in debt or equity securities. This registration was in addition to the shelf registration filed March 4, 1997 of up to $250,000,000 in debt or equity securities. The Company has sold approximately $82,000,000 through a common equity offering completed on May 20, 1997, and $200,000,000 through the offering of the 8.5% Senior Notes completed on March 16, 1998. The Company currently has available approximately $218,000,000 on the second shelf registration statement of debt, equity or any combination thereof.


INCREASED DIVIDEND

         The first 2000 quarterly dividend of $.05 per share on shares of both Class A and Class B Common Stock was declared on March 10, 2000, and was paid on June 15, 2000, to shareholders of record at the close of business on June 1, 2000. The second 2000 quarterly dividend of $.06 (representing a 20% increase over the previous quarter's dividend) per share on shares of both Class A and Class B Common Stock was declared on June 7, 2000, and was paid on September 15, 2000, to shareholders of record at the close of business on September 1, 2000. The third 2000 quarterly dividend of $.06 per share of both Class A and Class B Common Stock was declared on September 6, 2000, and will be paid on December 15, 2000, to shareholders of record at the close of business on December 1, 2000.

         The first, second, third and fourth 1999 quarterly dividends of $.04, $.05, $.05 and $.05, respectively, per share on shares of both Class A and Class B Common Stock were paid June 15, 1999, September 15, 1999, December 15, 1999 and March 15, 2000, respectively.


LEGAL PROCEEDINGS

         On September 21, 1999, a complaint was filed in state court in Los Angeles County against Forest City Enterprises, Inc., Forest City California Residential Development, Inc., and Forest City Residential West, Inc. See "RISK FACTORS-- LITIGATION RISKS."


NEW ACCOUNTING STANDARDS

         In June 1999, the Financial Accounting Standards Board ("FASB") issued SFAS 137, which defers the effective date of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities", to all fiscal quarters of fiscal years beginning after June 15, 2000. Therefore, the Company plans to implement SFAS 133 for the fiscal quarters in its fiscal year ending January 31, 2002. The effect of the adoption of SFAS 133 on the Company's financial statements cannot yet be determined since it will be subject to market conditions in place in 2001 and beyond.

         In March 2000, the FASB issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation", which is an interpretation of APB Opinion No. 25, "Accounting for Stock Issued to Employees". The Company believes that this interpretation will have no material effect on its financial statements.

         In August 2000, the FASB's Emerging Issues Task Force ("EITF") released Abstract EITF 00-1, which discusses the "Applicability of the Pro Rata Method of Consolidation to Investments in Certain Partnerships and Other Unincorporated Joint Ventures". In December 1999, the Commission released Staff Accounting Bulletin No. 101 that summarizes the staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company is currently assessing what impact, if any, these two releases may have on the Company's financial statements.

    SUMMARY OF EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND DEFERRED TAXES

                                 (in thousands)

                                                 COMMERCIAL GROUP                                RESIDENTIAL GROUP
                                   --------------------------------------------     -----------------------------------------------
                                    SIX MONTH   SIX MONTH    FISCAL     FISCAL       SIX MONTH  SIX MONTH     FISCAL       FISCAL
                                     PERIOD       PERIOD      YEAR       YEAR          PERIOD     PERIOD       YEAR         YEAR
                                     ENDED        ENDED      ENDED      ENDED          ENDED       ENDED       ENDED        ENDED
                                    JULY 31,     JULY 31,   JANUARY 1, JANUARY 1,     JULY 31,    JULY 31,    JANUARY 1,  JANUARY 1,
                                      2000         1999       2000       1999           2000        1999        2000        2000
                                    --------     --------   --------   ---------      --------    --------    --------    --------
                                   (Unaudited) (Unaudited)                          (Unaudited) (Unaudited)
Revenues .......................    $243,501     $209,935   $442,992   $ 380,264      $ 73,662    $ 72,900    $158,768    $139,003
Exclude straight-line rent
  adjustment ...................       6,341           --         --          --            --          --          --          --
                                    --------     --------   --------   ---------      --------    --------    --------    --------
Revenues excluding straight-line
  rent adjustment ..............     237,160      209,935    442,992     380,264        73,662      72,900     158,768     139,003
Operating expenses, including
  depreciation and amortization
  for non-Real Estate Groups ...     125,094      108,351    231,198     195,966        36,261      24,394      74,041      66,248
Exclude straight-line rent
  adjustment ...................       1,087           --         --          --            --          --          --          --
                                    --------     --------   --------   ---------      --------    --------    --------    --------
Operating expenses excluding
  straight-line rent
  adjustment ...................     124,007      108,351    231,198     195,966        24,394      36,261      74,041      66,248
Interest expense ...............      56,863       47,851     94,356      91,291        12,626      14,227      26,447      27,342
Income tax provision (benefit)..      10,807        5,725     11,561      (1,020)        3,992       3,945      11,869       6,799
                                    --------     --------   --------   ---------      --------    --------    --------    --------
                                     191,677      161,927    337,115     286,237        41,012      54,433     112,357     100,389
                                    --------     --------   --------   ---------      --------    --------    --------    --------
Earnings before depreciation,
  amortization and deferred
  taxes (EBDT) .................    $ 45,483     $ 48,008   $105,877   $  94,027      $ 32,650    $ 18,467    $ 46,411    $ 38,614
                                    ========     ========   ========   =========      ========    ========    ========    ========

                                                     LAND GROUP                                  LUMBER TRADING GROUP
                                   ---------------------------------------------      --------------------------------------------

Revenues .......................    $ 16,329     $ 16,069   $ 41,356   $  52,611      $ 53,941    $ 81,473    $149,357    $123,325
Exclude straight-line rent
  adjustment ...................          --           --         --          --            --          --          --          --
                                    --------     --------   --------   ---------      --------    --------    --------    --------
Revenues excluding
  straight-line rent
  adjustment ...................      16,329       16,069     41,356      52,611        53,941      81,473     149,357     123,325
Operating expenses, including
  depreciation and amortization
  for non-Real Estate Groups ...      17,366       18,096     39,732      40,532        50,197      71,159     131,811     111,998
Exclude straight-line rent
  adjustment ...................          --           --         --          --            --          --          --          --
                                    --------     --------   --------   ---------      --------    --------    --------    --------
Operating expenses excluding
  straight-line rent
  adjustment ...................      17,366       18,096     39,732      40,532        50,197      71,159     131,811     111,998
Interest expense ...............       2,826        4,026      7,370       6,814         3,277       2,416       5,288       5,262
Income tax provision
  (benefit) ....................      (1,528)      (2,345)    (2,257)      2,079           314       3,097       5,188       2,838
                                    --------     --------   --------   ---------      --------    --------    --------    --------
                                      18,664       19,777     44,845      49,425        53,788      76,672     142,287     120,098
                                    --------     --------   --------   ---------      --------    --------    --------    --------
Earnings (loss) before
  depreciation, amortization
  and deferred taxes (EBDT) ....    $ (2,335)    $ (3,708)  $ (3,489)  $   3,186      $    153    $  4,801    $  7,070    $  3,227
                                    ========     ========   ========   =========      ========    ========    ========    ========

                                                CORPORATE ACTIVITIES                                    TOTAL
                                    -------------------------------------------       --------------------------------------------

Revenues .......................    $    326     $    268   $    598   $   1,446      $387,759    $380,645    $793,071    $696,649
Exclude straight-line rent
  adjustment ...................          --           --         --          --         6,341          --          --          --
                                    --------     --------   --------   ---------      --------    --------    --------    --------
Revenues excluding straight-line
  rent adjustment ..............         326          268        598       1,446       381,418     380,645     793,071     696,649
Operating expenses, including
  depreciation and amortization
  for non-Real Estate Groups ...       6,887        6,771     12,786      12,766       223,938     240,638     489,568     427,510
Exclude straight-line rent
  adjustment ...................          --           --         --          --         1,087          --          --          --
                                    --------     --------   --------   ---------      --------    --------    --------    --------
Operating expenses excluding
  straight-line rent
  adjustment ...................       6,887        6,771     12,786      12,766       222,851     240,638     489,568     427,510
Interest expense ...............      15,474       12,224     26,258      19,251        91,066      80,744     159,719     149,960
Income tax provision (benefit)..      (8,410)      (7,268)   (15,216)     (9,371)        5,175       3,154      11,145       1,325
                                    --------     --------   --------   ---------      --------    --------    --------    --------
                                      13,951       11,727     23,828      22,646       319,092     324,536     660,432     578,795
                                    --------     --------   --------   ---------      --------    --------    --------    --------
Earnings (loss) before
  depreciation, amortization
  and deferred taxes (EBDT) ....    $(13,625)    $(11,459)  $(23,230)  $ (21,200)     $ 62,326    $ 56,109    $132,639    $117,854
                                    ========     ========   ========   =========      ========    ========    ========    ========

RECONCILIATION TO NET EARNINGS:

Earnings before depreciation, amortization, and deferred taxes (EBDT)............     $ 62,326    $ 56,109    $132,639    $117,854
Depreciation and amortization - Real Estate Groups...............................      (42,995)    (41,811)    (84,586)    (83,655)
Deferred taxes - Real Estate Groups .............................................       (7,948)     (4,264)    (12,453)    (14,236)
Straight-line rent adjustment ...................................................        5,254          --          --          --
Provision for decline in real estate and other, net of tax ......................         (744)         --      (3,060)         --
Gain on disposition of properties, net of tax ...................................       58,489          --       7,990      18,444
Extraordinary gain, net of tax ..................................................           --         214         272      16,343
                                                                                      --------    --------    --------    --------
Net earnings ....................................................................     $ 74,382    $ 10,248    $ 40,802    $ 54,750
                                                                                      ========    ========    ========    ========

                    FOREST CITY RENTAL PROPERTIES CORPORATION

                             REAL ESTATE ACTIVITY(1)
                                 (IN THOUSANDS)

                                                                           JANUARY 31,
                                    2000                 1999                  1998                 1997             1996
                                 -----------          -----------          -----------          -----------       -----------
TOTAL REAL ESTATE -- END OF YEAR

  Completed rental
     properties, before
     depreciation ...........    $ 2,870,313          $ 2,605,048          $ 2,390,970          $ 2,227,859       $ 2,085,284
  Projects under
     development ............        478,766              412,072              251,415              215,960           246,240
                                 -----------          -----------          -----------          -----------       -----------
                                   3,349,079            3,017,120            2,642,385            2,443,819         2,331,524
  Accumulated depreciation ..       (532,607)            (477,253)            (436,377)            (387,733)         (338,216)
                                 -----------          -----------          -----------          -----------       -----------
  Rental properties, net of
     depreciation ...........    $ 2,816,472          $ 2,539,867          $ 2,206,008          $ 2,056,086       $ 1,993,308
                                 ===========          ===========          ===========          ===========       ===========
ACTIVITY DURING THE YEAR
  Completed rental
     properties:

  Additions .................    $   295,681          $   127,065          $   166,741          $   160,690       $    89,028
  Acquisitions ..............             --              156,879               90,438               22,264            28,587
  Dispositions ..............        (30,416)(5)          (69,865)(4)          (94,068)(3)          (40,379)          (27,960)
                                 -----------          -----------          -----------          -----------       -----------
                                     265,265              214,079              163,111              142,575            89,655
                                 -----------          -----------          -----------          -----------       -----------
  Projects under
     development:

  New development ...........        324,553              243,106              154,745               98,403            58,798
  Transferred to completed
     rental properties ......       (257,859)             (82,450)            (119,290)            (128,683)          (43,360)
                                 -----------          -----------          -----------          -----------       -----------
                                      66,694              160,656               35,455              (30,280)           15,438
                                 -----------          -----------          -----------          -----------       -----------
INCREASE (DECREASE) IN
RENTAL PROPERTIES, AT COST       $   331,959          $   374,735          $   198,566          $   112,295       $   105,093
                                 ===========          ===========          ===========          ===========       ===========

                                                                        JANUARY 31,
                                    1995                 1994              1993              1992               1991
                                 -----------          -----------       -----------       -----------       -----------
TOTAL REAL ESTATE -- END OF YEAR

  Completed rental
     properties, before
     depreciation ...........    $ 1,995,629          $ 2,101,528       $ 2,045,946       $ 1,878,394       $ 1,600,276
  Projects under
     development ............        230,802              214,111           188,187           316,771           385,042
                                 -----------          -----------       -----------       -----------       -----------
                                   2,226,431            2,315,639         2,234,133         2,195,165         1,985,318
  Accumulated depreciation ..       (293,465)            (272,518)         (232,905)         (193,683)         (160,616)
                                 -----------          -----------       -----------       -----------       -----------
  Rental properties, net of
     depreciation ...........    $ 1,932,966          $ 2,043,121       $ 2,001,228       $ 2,001,482       $ 1,824,702
                                 ===========          ===========       ===========       ===========       ===========
ACTIVITY DURING THE YEAR
  Completed rental
     properties:

  Additions .................    $    77,265          $    50,384       $   200,440       $   279,319       $   462,796
  Acquisitions ..............         32,811                5,198                --                --            28,143
  Dispositions ..............       (215,975)                  --           (32,888)           (1,201)          (36,254)
                                 -----------          -----------       -----------       -----------       -----------
                                    (105,899)              55,582           167,552           278,118           454,685
                                 -----------          -----------       -----------       -----------       -----------
  Projects under
     development:

  New development ...........         49,585               54,317            39,045           199,346           387,582
  Transferred to completed
     rental properties ......        (32,894)             (28,393)         (167,629)         (267,617)         (453,751)
                                 -----------          -----------       -----------       -----------       -----------
                                      16,691               25,924          (128,584)          (68,271)          (66,169)
                                 -----------          -----------       -----------       -----------       -----------
INCREASE (DECREASE) IN
RENTAL PROPERTIES, AT COST       $   (89,208)         $    81,506       $    38,968       $   209,847       $   388,516
                                 ===========          ===========       ===========       ===========       ===========

(1) The table includes real estate activity for Forest City Rental Properties Corporation only, and does not include the real estate activity relating to the Company's Land Group.

(2) Reflects the sale of Park LaBrea Towers, a residential complex containing 2,825 units in Los Angeles, California.

(3) Reflects the sale of Toscana, a residential complex containing 563 units in Irvine, California.

(4) Reflects the dispositions of Summit Park Mall, Trolley Plaza and San Vicente. Summit Park contains 695,000 square feet located in Wheatfield, New York.
     Trolley Plaza is a 351-unit apartment complex in Detroit, Michigan. San Vicente contains 469,000 square feet in Brentwood, California.

(5) Reflects the disposition of Rolling Acres Mall, a 1,014,000 square-foot mall in Akron, Ohio.

                INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

         This Limited Offering Memorandum contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management's current views with respect to financial results related to future events and are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Words such as "believes," "estimates," "expects," "intends," "will," "anticipates," "plans," and variations of these words and similar expressions identify some of these forward-looking statements. Examples of forward-looking statements set forth in this Limited Offering Memorandum include estimated costs and time of project completions, the Company's estimated percentage ownership of projects, and the number of project units and total project square feet set forth under "SUMMARY OF COMPANY INFORMATION -- OVERVIEW," "--STRONG EBITDA AND EBDT GROWTH," "-- RECENT OPENINGS," "-- PROJECTS UNDER CONSTRUCTION/TO BE ACQUIRED" and "-- PROJECTS UNDER DEVELOPMENT"; "APPENDIX A -- THE COMPANY"; " -- BUSINESS -- COMMERCIAL GROUP" and "-- RESIDENTIAL GROUP."

         Forward-looking statements by the Company are not guarantees for future performance. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, the effect of economic and market conditions on a nationwide basis as well as regionally in areas where the Company has a geographic concentration of properties; failure to consummate financing arrangements; development risks, including lack of satisfactory financing, construction and lease-up delays and cost overruns; the level and volatility of interest rates; financial stability of tenants within the retail industry, which may be impacted by competition and consumer spending; the rate of revenue increases versus expense increases; the cyclical nature of the lumber wholesaling business; as well as other risks listed from time to time in the Company's reports filed with the Commission. The Company has no obligation to revise or update any forward-looking statements as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements. See "RISK FACTORS."

                                 USE OF PROCEEDS

         All of the proceeds of the Bonds will be used to currently refund the $20,400,000 in outstanding principal amount of the Prior Bonds, the proceeds of which were used to finance the acquisition and construction of the Project. In connection with the issuance of the Bonds and the refunding of the Prior Bonds, the Borrower will pay costs of issuance, accrued interest on the Prior Bonds to the date of redemption and certain other expenses from its own funds.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company as of July 31, 2000, and as adjusted to give effect to the Offering of the Bonds and the application of the net proceeds therefrom.

                                                                           ACTUAL                  AS ADJUSTED
                                                                           ------                  -----------
                                                                                    (IN THOUSANDS)
Mortgage debt, nonrecourse                                               $2,478,585                 $2,429,785
Long-term debt (Revolving Credit Facility)                                  175,500                    175,500
8.5% Senior Notes                                                           200,000                    200,000
Bonds offered(1)                                                                 --                     48,800
                                                                         ----------                 ----------
   Subtotal                                                              $2,854,085                 $2,854,085
                                                                         ----------                 ----------
Shareholders' equity:
     Preferred stock-convertible, without par value;
         5,000,000 shares authorized; no shares issued                           --                         --
     Common stock - $0.331/3 par value
         Class A, 96,000,000 shares authorized;
             19,946,756 share issued,
             19,372,856 outstanding                                           6,649                      6,649
         Class B, convertible, 36,000,000 shares authorized;
             10,937,196 shares issued,
             10,659,096 outstanding                                           3,646                      3,646
     Additional paid-in capital                                             113,834                    113,834
     Retained earnings                                                      325,140                    325,140
     Less treasury stock, at cost; 573,900 Class A and
         278,100 Class B shares                                            (10,767)                   (10,767)
     Accumulated other comprehensive income                                   8,564                      8,564
                                                                         ----------                 ----------
         Total shareholders' equity                                         447,066                    447,066
                                                                         ----------                 ----------
              Total capitalization                                       $3,301,151                 $3,301,151
                                                                         ==========                 ==========

-------------------
(1) Represents the Bonds in this Offering totaling $20.4 million and Bonds that are anticipated to be offered coincidentally for the Metropolitan apartment community in Los Angeles, California, totaling $28.4 million. The payment obligations of Forest City under the guarantees relating to these Bonds will be issued on a pari passu basis.

         The market value of the Company was approximately $1.1 billion, based on the October 2, 2000, quoted market price for Class A Common Stock ($35.55 per share) and Class B Common Stock ($36.40 per share) of the outstanding shares at July 31, 2000.


                                  RISK FACTORS

         An investment in the Bonds involves a number of risks which could be substantial. Any person considering a purchase of Bonds should consider carefully the following information about these risks, together with the other information in this Limited Offering Memorandum, before buying any Bonds.

THE BONDS MAY NOT BE PAID IN THE EVENT OF THE BANKRUPTCY OF BORROWER OR THE COMPANY

         Forest City is the primary source of repayment of the Bonds. Although the financial and other covenants in the Bond Guaranty are intended to support the timely payment of amounts due and owing on the Bonds in full, there can be no assurance that the Borrower and/or Forest City will not declare bankruptcy or become insolvent prior to the repayment of the Bonds in full. If the Borrower and/or

Forest City files for bankruptcy prior to that repayment, the payees of the obligations of Forest City under the Bond Guaranty will be treated as general unsecured creditors in the bankruptcy proceeding, and the holders of the Bonds could experience significant delays in receiving any payments on the Bonds, and it is unlikely there would be sufficient funds to repay the Bonds in full.

         The remedies available to the payees of the Bond Loan Agreement obligations of the Borrower and/or Forest City under the Bond Guaranty upon an Event of Default are in many respects dependent upon regulatory and judicial actions which are often subject to discretion and delay. Under existing laws and judicial decisions, the remedies provided under the aforesaid documents may not readily be available or may be limited. A court may decide not to order the specific performance of the covenants contained in such documents.


CHANGES IN INTEREST RATES

         The Company's business and operating results have been in the past, and may be in the future, adversely affected by changes in interest rates. For example, an increase in interest rates will increase the interest payable on the Company's outstanding variable-rate debt and would result in increased interest expense if fixed-rate debt is refinanced at higher interest rates.

         To mitigate the effects of significant increases in interest rates on the amounts payable with respect to the Company's variable-rate debt, the Company makes use of interest rate exchange agreements, including interest rate caps and swaps, primarily to manage interest rate risk associated with variable-rate debt. Under interest rate cap agreements, the Company makes initial premium payments to the counterparties in exchange for the right to receive payments from them if interest rates on the related variable-rate debt exceed specified levels during the agreement period. Parties to interest rate exchange agreements are subject to market risk for changes in interest rates and risk of credit loss in the event of nonperformance by the counterparties. Although the Company deals only with highly rated financial institution counterparties (which, in certain cases, are also the lenders on the related debt) and does not expect that any counterparties will fail to meet their obligations, there can be no assurance that this will not occur.


SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT

         The Company has a relatively high ratio of debt (consisting primarily of nonrecourse mortgage debt) to total market capitalization (approximately 73% at July 31, 2000, based on the market value of its outstanding Class A Common Stock and Class B Common Stock, long-term debt and outstanding mortgage debt at such date). The Company does not expect a substantial amount of the outstanding principal of such indebtedness to be repaid prior to maturity or to have funds on hand sufficient to repay such indebtedness at maturity. As a result, it will be necessary for the Company to refinance such debt through new debt financings secured by individual properties or groups of properties, through additional debt offerings or through equity offerings. If prevailing interest rates or other factors at the time of refinancing result in higher interest rates, the Company's interest expense would increase, which would adversely affect the Company's results of operations and cash flows. In addition, in the event the Company were unable to secure refinancing of such indebtedness on acceptable terms, the Company might be forced to dispose of properties on unfavorable terms, which may result in the recognition of losses upon such dispositions and may adversely affect the Company's financial position, results of operations and cash flows. In addition, to the extent the Company's properties are mortgaged to secure the payment of indebtedness and the Company is unable to make the required mortgage payments, such properties may be foreclosed upon with a consequent loss of income and assets to the Company.

         At July 31, 2000, the Company had balloon payments in the amount of $471.7 million which become due in 2000, $336.1 million which become due in 2001, and $178.8 million which become due in 2002. The Company has obtained credit enhanced mortgage debt for a number of its properties; generally, the credit enhancement (for example, a letter of credit) expires prior to the term of the underlying mortgage debt and must be renewed or replaced to prevent acceleration of the underlying mortgage debt. The Company treats credit enhanced indebtedness as expiring in the year the credit enhancement expires. There can be no assurance that the Company will be able to refinance such indebtedness, to obtain renewals or replacement of credit enhancement devices, or to otherwise obtain funds by selling assets or by raising equity. An inability to repay or refinance such indebtedness when due could cause the mortgage lender to foreclose on such properties, which could have a material adverse effect on the Company's financial position, results of operations and cash flows. See "DESCRIPTION OF CERTAIN INDEBTEDNESS -- MORTGAGE DEBT, NONRECOURSE."


CREDIT FACILITY COVENANTS

         Forest City has guaranteed the obligations of one of its subsidiaries, Forest City Rental Properties Corporation ("FCRPC"), under the FCRPC Amended and Restated Credit Agreement pursuant to the Amended and Restated Guaranty (as defined under the caption "DESCRIPTION OF CERTAIN INDEBTEDNESS -- FOREST CITY RENTAL PROPERTIES CORPORATION CREDIT AGREEMENT --GUARANTY OF FOREST CITY"). The Amended and Restated Guaranty contains a number of covenants of Forest City, including a prohibition on consolidations and mergers, limitations on the amount of indebtedness, guarantees and liens that Forest City may incur and covenants by Forest City to maintain a specified minimum cash flow coverage ratio, consolidated shareholders' GAAP equity and EBDT (See "APPENDIX A -- THE COMPANY"). Under the Amended and Restated Guaranty, Forest City is also restricted from paying dividends on its Common Stock (as defined herein) and repurchasing Company stock for a combined total in excess of $15,000,000 in any year. As of July 31, 2000, Forest City was in compliance with its covenants under the Amended and Restated Guaranty and FCRPC was in compliance with its covenants under the FCRPC Amended and Restated Credit Agreement.

         The Amended and Restated Guaranty contains several provisions which directly or indirectly restrict payments on the 8.5% Senior Notes. The Amended and Restated Guaranty prohibits Forest City from making any payments on account of the 8.5% Senior Notes in the event of a continuing default in the payment of principal, interest or other charges due on the FCRPC Amended and Restated Credit Agreement. In the event of a continuing default in the payment of principal, interest or other charges due on the FCRPC Amended and Restated Credit Agreement, FCRPC is also prohibited from making distributions to the Company; such prohibition would inhibit Forest City's ability to make payments on the 8.5% Senior Notes when due. In the event of a continuing non-payment default, the Amended and Restated Guaranty prohibits FCRPC from making any distribution to the Company except as is necessary to pay interest (but not principal) on the 8.5% Senior Notes and taxes. The Amended and Restated Guaranty also prohibits the Company's redemption or defeasance of the 8.5% Senior Notes without the consent of the lenders under the FCRPC Amended and Restated Credit Agreement. See "DESCRIPTION OF CERTAIN INDEBTEDNESS -- FOREST CITY RENTAL PROPERTIES CORPORATION CREDIT AGREEMENT."

         A failure to comply with any of the covenants under the Amended and Restated Guaranty or a failure by FCRPC to comply with any of the covenants under the FCRPC Amended and Restated Credit Agreement or any future credit agreements could result in an event of default, which would trigger the Company's obligation to repay all amounts outstanding under the FCRPC Amended and Restated Credit Agreement, any future credit agreements and the 8.5% Senior Notes and the Bonds. The ability of Forest

City and FCRPC to comply with these covenants will depend upon the future economic performance of Forest City and FCRPC. There can be no assurance that such covenants will not affect Forest City's ability to finance its future operations or capital needs or to engage in other business activities that may be desirable to Forest City.


SUBORDINATION AGREEMENT

         Forest City, the Issuer, the Trustee, the Note Trustee, FCRPC, the FCRPC Lenders, the Administrative Agent and the Syndication Agent are entering into the Subordination Agreement contemporaneous with the issuance of the Bonds. Pursuant to the Subordination Agreement, Forest City's payment obligations under the Bond Guaranty are subordinated to its payment obligations under the 8.5% Senior Note Indenture and the Amended and Restated Guaranty. In addition, pursuant to the terms of the Subordination Agreement, the payment obligations of Forest City under the Bond Guaranty are deferred during (a) any period during which a payment default under the Amended and Restated Guaranty has occurred and is continuing, and (b) the period beginning on the date upon which an Event of Default has occurred under the Amended and Restated Guaranty and ending on the earlier of (i) the date upon which such Event of Default no longer exists, or
(ii) the 179th day following the occurrence of such Event of Default.


TAX-EXEMPT AND UDAG FINANCING

         The Company regularly utilizes tax-exempt financing and UDAG loans, which generally bear interest rates below rates available through conventional taxable financing. At July 31, 2000, the Company had outstanding $104.9 million of tax-exempt bonds and $69.9 million of UDAG loans.

         There can be no certainty of the continued availability of tax-exempt bonds, UDAG loans or similar government subsidized financing in the future, either for new development or acquisitions, or for the refinancing of outstanding debt. The inability to obtain tax-exempt bonds, UDAG loans or similar government subsidized financing or the inability to refinance outstanding debt on favorable terms could significantly affect the Company's ability to pursue development and acquisition opportunities and could have a material adverse effect on the Company's financial position, results of operations and cash flows.


SUBSTANTIAL OPERATIONS AT SUBSIDIARY LEVEL; STRUCTURAL SUBORDINATION

         Forest City holds substantially all of its assets and conducts substantially all of its operations through its Subsidiaries. Forest City thus derives substantially all of its operating income and cash flow from its Subsidiaries and must rely substantially upon distributions from its Subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal and interest on the 8.5% Senior Notes and Bonds. In addition, in the event of a continuing default on payment of principal, interest or other charges due under the FCRPC Amended and Restated Credit Agreement, FCRPC will be prohibited from making distributions to the Company; such prohibition would inhibit the Company's ability to make interest payments on the 8.5% Senior Notes or the Bonds when due. In the event of a continuing non-payment default, the Amended and Restated Guaranty prohibits FCRPC from making any distribution to the Company except as is necessary to pay interest (but not principal) on the 8.5% Senior Notes and taxes. The Amended and Restated Guaranty and the Subordination Agreement, collectively, prohibit the payment of principal and interest on the 8.5% Senior Notes and the Bonds in the case of a continuing default on the payment of principal, interest or other charges due under the FCRPC Amended and Restated Credit Agreement or the Amended and Restated Guaranty.

         The aggregate net revenues and net earnings from Forest City's Subsidiaries for 1999 were $792.5 million or essentially all of consolidated revenues and $47.4 million or all of consolidated net earnings. The aggregate net revenues and net earnings from the subsidiaries for the six month period ended July 31, 2000, were $387.4 and $78.9. Subsidiaries of Forest City had an aggregate net book value of $233 million or 60% of consolidated net book value at January 31, 2000, and $296.2 million or 66% of consolidated net book value at July 31, 2000.


POSSIBLE INABILITY TO REPURCHASE 8.5% SENIOR NOTES UPON A CHANGE OF CONTROL OR CERTAIN ASSET DISPOSITIONS

         In the event of a Change of Control or certain asset dispositions, Forest City will be required to offer to purchase the 8.5% Senior Notes. The Amended and Restated Guaranty prohibits the repayment of the 8.5% Senior Notes if there is a continuing default on payment of principal, interest or other charges due under the FCRPC Amended and Restated Credit Agreement and prohibits distributions by FCRPC to the Company to pay the principal of the 8.5% Senior Notes if there is a continuing non-payment default. In addition, the Subordination Agreement restricts the ability of Forest City to make payments under the Bond Guaranty upon an Event of Default under the Amended and Restated Guaranty. As a result of these provisions, Forest City will be unable to purchase the 8.5% Senior Notes in the case of a Change of Control or certain asset dispositions if there is a continuing default on payment of principal, interest or other charges due under the FCRPC Amended and Restated Credit Agreement. Further, since a Change of Control constitutes an Event of Default under the FCRPC Amended and Restated Credit Agreement, FCRPC will be prohibited from making payments to Forest City in order to provide Forest City with sufficient funds to repay the 8.5% Senior Notes or to make payments pursuant to the Bond Guaranty in the event of a Change of Control. Because of these provisions, Forest City may be unable to satisfy its obligations to repurchase the 8.5% Senior Notes or to make payment on the Bonds unless Forest City is able to refinance or obtain waivers with respect to the FCRPC Amended and Restated Credit Agreement. Furthermore, even if waivers are obtained, there can be no assurance that Forest City will have the financial resources necessary to purchase all of the 8.5% Senior Notes or to make payment on the Bonds in the event of a Change of Control, particularly if such Change of Control requires Forest City to refinance, or results in the acceleration of, the FCRPC Amended and Restated Credit Agreement or any other indebtedness. See "RISK FACTORS -- SUBORDINATION AGREEMENT" and "DESCRIPTION OF CERTAIN INDEBTEDNESS -- FOREST CITY RENTAL PROPERTIES CORPORATION CREDIT AGREEMENT" and "-- 8.5% SENIOR NOTES."


REAL ESTATE DEVELOPMENT AND INVESTMENT RISKS

         GENERAL

         Real property investments are subject to varying degrees of risk. The Company's revenues and property values may be adversely affected by various factors related to the general United States economy, by the economy of the regions or local areas in which the Company's projects are located, and by local real estate conditions. Some of the specific factors that can affect the Company's real estate operations are:

                    (i) the perceptions of prospective tenants or purchasers of the attractiveness of specific Company properties;

                    (ii) the Company's ability to provide adequate management
               and maintenance and to obtain adequate insurance;

                    (iii) the Company's inability to collect rent due to
               bankruptcy or insolvency of tenants or otherwise;

                    (iv) operating costs that increase over time without the
               ability to raise rents or otherwise offset such increases; and

                    (v) declines in consumer retail spending associated with
               recessionary economics or e-commerce that adversely affect the Company's revenue from its retail centers.

         Real estate values may also be adversely affected by such factors as zoning, tax or other laws, interest rate levels and the availability of financing.

         DEVELOPMENT RISKS

         The Company develops most of its real estate projects. New project development is subject to a number of risks, including:

                         (i) an inability to secure sufficient financing on
                    favorable terms, including an inability to refinance construction loans;

                         (ii) construction delays or cost overruns, all of which
                    may increase project development costs;

                         (iii) not achieving anticipated occupancy or sales
                    levels or sustaining anticipated lease or sales levels;

                         (iv) an inability to secure tenants or anchors
                    necessary to support the project; and

                         (v) an inability to obtain zoning, occupancy and other
                    required governmental permits and authorizations.

         The Company has in the past elected not to proceed with certain development projects and anticipates that it will do so again from time to time in the future. If the Company does not elect to proceed with a development opportunity, the development costs associated therewith ordinarily will be charged against income for the then-current period. Any such charge could have a material adverse effect on the Company's results of operations in the period in which the charge is taken.

         In the construction of new projects, the Company generally guarantees the lender under the construction loan the lien-free completion of the project. This guarantee is recourse to the Company and places the risk of construction delays and cost overruns on the Company. The guarantees are released upon completion of the project. While the Company has generally been successful in completing projects on time and on budget, no assurance can be given that the Company will not be required to make significant expenditures in order to comply with its lien-free completion obligations.

         The Company periodically serves as either the construction manager or the general contractor for its developments. The construction of real estate projects entails certain risks, including risks that the project will fail to conform to building plans, specifications and timetables, which may in turn be affected by strikes, weather, government regulations and other conditions beyond the Company's control. In addition, the Company may become liable for uninsured injuries and accidents occurring during the construction process.


SIGNIFICANT GEOGRAPHIC CONCENTRATION

         A significant portion of the Company's properties is geographically concentrated. The Company has multiple developments and projects in and around Cleveland, Ohio, New York City, California and Boston. As a result, downturns in the local economy in such areas may have an adverse effect on the Company's ability to market new developments to prospective purchasers and may adversely affect rental and lease rates which, in turn, could have a material adverse effect on the Company's results of operations and cash flows.


ILLIQUIDITY OF REAL ESTATE INVESTMENT

         Real estate investments are relatively illiquid and therefore may limit the ability of the Company to react promptly to changes in economic or other conditions.


DEPENDENCE ON RENTAL INCOME FROM REAL PROPERTY

         The Company's results of operations and cash flows would be adversely affected if a significant number of tenants were unable to meet their obligations or if the Company were unable to lease a significant amount of space in its income-producing properties on economically favorable lease terms. In the event of a default by a tenant, the Company may experience delays in enforcing its rights as lessor and may incur substantial costs in protecting its investment. The bankruptcy or insolvency of a major tenant may have an adverse effect on an income-producing property. See "-- RELIANCE ON MAJOR TENANTS."

         The Company may also be adversely affected should a non-tenant mall anchor close or enter bankruptcy. Many mall anchors own their store site and therefore do not pay rent directly to the Company. However, such anchors typically contribute towards common area maintenance and other charges through reciprocal easement agreements, and the loss of such revenues could adversely affect the Company's results of operations and cash flows. Further, the temporary or permanent loss of an anchor is likely to reduce customer traffic in the mall and cause reduced levels of percentage rent paid by mall tenants, or cause mall tenants to close or enter bankruptcy, and could cause the mall to fail to meet debt service requirements. A number of large department store companies have reorganized under the bankruptcy laws in recent years.


RELIANCE ON MAJOR TENANTS

         For the six month period ended July 31, 2000, the contractual base rental revenues from various operating divisions of Regal Cinema, The Limited and The Gap represented 7.7%, 4.0% and 3.9%, respectively, of the Company's aggregate contractual shopping center base rental revenues for such period.

         The Company could be adversely affected in the event of the bankruptcy or insolvency of major tenants, or a significant downturn in the business of its major tenants. In addition, the Company could be adversely affected in the event that a major tenant does not renew its leases as they expire. See

"APPENDIX A -- BUSINESS -- COMMERCIAL GROUP -- SHOPPING CENTERS -- SHOPPING CENTER LEASES AND TENANT LEASE EXPIRATIONS."


CONTROL BY CLASS B COMMON SHAREHOLDERS

         The Company's authorized common stock consists of Class A Common Stock and Class B Common Stock. The economic rights of each class of Common Stock are identical, but the voting rights differ. The Class A Common Stock, voting as a separate class, is entitled to elect 25% of the members of the Board of Directors, while the Class B Common Stock, voting as a separate class, is entitled to elect the remaining 75% of the Board of Directors. On all other matters, each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to ten votes per share.

         At March 1, 2000, the Ratner/Miller/Shafran Families, which include members of the Company's current Board of Directors and certain executive officers (the "Family Interests"), owned 74.6% of the Class B Common Stock. RMS, Limited Partnership ("RMSLP"), which owned 74.3% of the Class B Common Stock, is a limited partnership, comprised of the Family Interests, with eight individual general partners, currently consisting of Samuel H. Miller, Co-Chairman of the Board of Directors and Treasurer of the Company; Charles A. Ratner, President, Chief Executive Officer of the Company and Director; Ronald A. Ratner, Executive Vice President of the Company and Director; Brian J. Ratner, Senior Vice President-East Coast Development of the Company and Director; Deborah Ratner Salzberg, Vice President of Forest City Residential Group, Inc., a subsidiary of the Company, and Director; Joan K. Shafran, Director; and Joseph Shafran; and one position that is currently vacant. Joan K. Shafran is the sister of Joseph Shafran. Charles A. Ratner, James A. Ratner and Ronald A. Ratner are brothers. Albert B. Ratner is the father of Brian J. Ratner and Deborah Ratner Salzberg and is first cousin to Charles A. Ratner, James A. Ratner, Ronald A. Ratner, Joan K. Shafran and Joseph Shafran. Samuel H. Miller was married to Ruth Ratner Miller (now deceased), a sister of Albert B. Ratner. The vacant general partnership position relates to shares controlled by the children of Ruth Ratner Miller. Under the partnership agreement of RMSLP ("Agreement"), the voting power of the general partners representing a family branch is determined by dividing the interest of the family branch they represent by the aggregate interests of all family branches. The voting power of the general partner or general partners representing a family branch may not be divided or apportioned but must be voted together as a whole. If the general partners representing a family branch are unable to agree on how to vote that branch, the total voting power of the other general partners is computed without reference to the voting power otherwise available to that family branch. Accordingly, the voting power of the Ruth Miller Family Branch will be excluded until its vacant general partner position is filled. General partners holding 60% of the total voting power (excluding the voting power of a family branch, if any, unable to agree on how to vote on a particular matter) of RMSLP determine how to vote the Class B Common Stock of Forest City Enterprises, Inc. held by RMSLP.

         In addition, at March 1, 2000, members of the Family Interests collectively owned 32.5% of the Class A Common Stock. As a result of their ownership of the Class B Common Stock, the Family Interests and RMSLP have the ability to elect a majority of the Board of Directors (and as a result of their ownership of Class A Common Stock may have the effective power under normal voting circumstances to elect all of the Board of Directors), control the management and policies of the Company and, in general, to determine (without the consent of the Company's other shareholders) the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations and the sale of all or substantially all of the Company's assets, and to prevent or cause a change in control of the Company.

CONFLICTS OF INTEREST

         RMS INVESTMENT CORP.

         The Company paid approximately $256,000 as total compensation during 1999 to RMS Investment Corp. ("RMSIC"), a company engaged in property management and leasing, controlled by the four children of Charles A. Ratner (the President, Chief Executive Officer and a Director of the Company), the two children of James A. Ratner (an Executive Vice President and a Director of the Company), the two children of Ronald A. Ratner (an Executive Vice President and a Director of the Company), Deborah Ratner Salzberg (Vice President-Forest City Residential Group, Inc. and a Director of the Company), Brian J. Ratner (Senior Vice President-East Coast Development and a Director of the Company), the four children of Ruth Ratner Miller (deceased sister of Albert B. Ratner) and Samuel
H. Miller (a Co-Chairman of the Company's Board of Directors), Samuel H. Miller as Trustee, and Fannye Shafran as Trustee. RMSIC manages and provides leasing services to two of the Company's Cleveland-area shopping centers, Golden Gate (362,000 square feet) and Midtown (258,000 square feet). The rate of compensation for such services is 4% of all tenant rentals, plus a lease fee of 2% to 3%. Management believes these fees are comparable to that which other management companies would charge.

         ABSENCE OF NON-COMPETE AGREEMENTS; OWNERSHIP OF COMPETING PROPERTIES BY FAMILY INTERESTS.

         Under the Company's current policy, no director, officer or employee, including members of the Ratner, Miller or Shafran families, is allowed to invest in a competing real estate opportunity without first obtaining approval of the Company's Conflict of Interest Committee. However, the Company currently does not have non-compete agreements with any of its directors, officers and employees and, upon leaving the Company, any director, officer or employee could compete with the Company. An exception to the Company's conflict-of-interest policy permits those of the principal shareholders who are officers or employees of the Company to own, alone or in conjunction with others, certain commercial, industrial and residential properties which may be developed, expanded, operated and sold independently of the business of the Company. The ownership of these properties by these principal shareholders makes it possible that conflicts of interest may arise between them and the Company. Although no such conflicts are anticipated, areas of possible conflict may be in the development or expansion of properties which may compete with the Company or the solicitation of tenants for the use of such properties. The Company was informed by these principal shareholders in 1960 that, except for these properties, they would in the future engage in all business activities of the type conducted by the Company only through and on behalf of the Company as long as they were employed by the Company. This would not preclude them from making personal investments in real estate on which buildings and improvements have been completed prior to such investments.

COMPETITION

         The real estate industry is highly competitive in all major markets. With regard to the Commercial and Residential Groups, there are numerous other developers, managers and owners of commercial and residential real estate that compete with the Company nationally, regionally and/or locally in seeking management and leasing revenues, land for development, properties for acquisition and disposition and tenants for properties, some of whom may have greater financial resources than the Company. There can be no assurance that the Company will successfully compete for new projects or have the ability to react to competitive pressures on existing projects caused by factors such as declining occupancy rates or rental rates. In addition, tenants at the Company's retail properties face continued competition in attracting customers from retailers at other shopping centers, catalogue companies, warehouse stores, large discounters, outlet malls, wholesale clubs and direct mail and telemarketers. The existence of competing developers, managers and owners and competition to the Company's tenants could have a material adverse effect on the Company's ability to lease space in its properties and on the rents charged or concessions granted, could materially and adversely affect the Company's results of operations and cash flows, and could affect the realizable value of assets upon sale.

         With regard to the Lumber Trading Group, the lumber wholesaling business is highly competitive. Competitors in the lumber brokerage business include numerous brokers and in-house sales departments of lumber manufacturers, many of which are larger and have greater resources than the Company.

POTENTIAL LIABILITY FROM RESIDENTIAL PROPERTIES ACCOUNTED FOR ON THE EQUITY METHOD AND PARTNERSHIP RISKS

         As part of its financing strategy, the Company has financed several real estate projects through a structure of limited partnerships. The investment limited partner, typically a large, sophisticated institution or corporate investor, invests cash in return for the majority of tax losses and credits, a small preferred return, and a minor participation in the proceeds from refinancing and sale.

         These partnerships typically require the Company to indemnify, on an after-tax basis, the investment partner against the failure to receive, or in certain cases the recapture of, allocated tax credits. The Company has typically been required to indemnify the investment partner, on and after tax basis, against failure to receive or the disallowance of the certain allocated expenses associated with the project.

         While the Company believes that all the necessary requirements for qualification for such tax credits in the requisite amount have been and will be met and that its investment partners will be able to receive expense allocations associated with the properties, no assurance can be given that this will, in fact, be the case or that the Company will not be required to indemnify its investment partners on an after-tax basis for such amounts. Any such indemnification payment could have a material adverse effect on the Company's results of operations and cash flows. See "APPENDIX A -- BUSINESS -- RESIDENTIAL GROUP -- RESIDENTIAL PROPERTIES ACCOUNTED FOR ON THE EQUITY METHOD."

         The Company relies on the use of partnerships and limited liability companies ("LLC") to finance some of its projects, and enters into other such arrangements to access opportunities not otherwise available to it, such as some projects in which development rights are owned by a third party who is not willing to sell its entire interest in the project. The Company, through wholly-owned subsidiaries, is typically a general partner or managing member in most of such partnerships or LLC's. A partnership or LLC may involve special risks associated with the possibility that a partner or member (a) at any time may have economic or business interests or goals that are inconsistent with those of the Company, (b) may, if a general partner or managing member, take actions contrary to the instructions or requests of the Company or contrary to the Company's policies or objectives with respect to its real estate investments or (c) could experience financial difficulties. If a partner or member of the LLC is unable to fulfill capital obligations, the Company may have to increase its own financial commitment to the venture.

         To the extent the Company is a general partner or managing member, or otherwise has joint and several liabilities for actions of the partnership or LLC, actions by the Company's partners or co-members may have the result of subjecting property owned by the partnership or LLC to liabilities in excess of those contemplated by the terms of the partnership agreement or operating agreement or have other adverse consequences. A subsidiary of the Company in its role as a general partner of a particular partnership or managing member of an LLC may be jointly and severally liable for the debts and liabilities of that partnership or LLC, except for nonrecourse mortgages. See "DESCRIPTION OF CERTAIN INDEBTEDNESS -- MORTGAGE DEBT, NONRECOURSE."

EFFECT OF UNINSURED LOSS

         The Company carries comprehensive liability, fire, flood, extended coverage and rental loss insurance with respect to its properties within insured limits and policy specifications that it believes are customary for similar properties. There are, however, certain types of losses (generally of a catastrophic nature, such as wars or earthquakes) that may be either uninsurable or, in the Company's judgment, not economically insurable. Should an uninsured loss occur, the Company could lose both its invested capital in and anticipated profits from the affected property.

         The Company is self-insured as to the first $250,000 of liability coverage and self-insured on the first $50,000 of property damage. While the Company believes that its self-insurance reserves are adequate, no assurance can be given that the Company will not incur losses that exceed these self-insurance reserves.

LUMBER PRICES

         Lumber prices are highly volatile, and the lumber business is highly cyclical. The Company's Lumber Trading Group is exposed to the risk of changes in lumber prices and to downturns in the new home building and home remodeling markets. While the Company believes that it has in place adequate controls to effectively manage this risk, no assurance can be given that the Company will not suffer a loss from changes in lumber prices or a downturn in the new home building and home remodeling markets. See "APPENDIX A -- BUSINESS -- LUMBER TRADING GROUP."

ENVIRONMENTAL LIABILITIES

         Under various Federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may become liable for the costs of the investigation, removal and remediation of hazardous or toxic substances on, under, in or migrating from such property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of hazardous or toxic substances, or the failure to remediate such substances when present, may adversely affect the owner's ability to sell or rent such real property or to borrow funds using such real property as collateral, and may impose unanticipated costs and delays on projects. Persons who arrange for the disposal or treatment of hazardous or toxic wastes may also be liable for the costs of the investigation, removal and remediations of such wastes at the disposal or treatment facility, regardless of whether such facility is owned or operated by such person. Other Federal, state and local laws, ordinances and regulations require abatement or removal of certain asbestos-containing materials in the event of demolition, renovations, remodeling, damage or decay and impose certain worker protection and notification requirements and govern emissions of and exposure to asbestos fibers in the air.

         In connection with its ownership, operation and management of its properties, the Company could be held liable for the environmental response costs associated with the release of such regulated substances or related claims, whether by the Company, its tenants, former owners or tenants of the property, or others. In addition to remediation actions brought by Federal, state and local agencies, the presence of hazardous substances on a property could result in personal injury, contribution or other claims by private plaintiffs. Such claims could result in costs or liabilities which could exceed the value of such property.

         The Company is not aware of any notification by any private party or governmental authority of any non-compliance, liability or other claim in connection with environmental conditions at any of its properties that it believes will involve any expenditure which would be material to the Company, nor is the Company aware of any environmental condition on any of its properties that it believes will involve any such material expenditure. However, there can be no assurance that any such non-compliance, liability, claim or expenditure will not arise in the future. To the extent that the Company is held liable for the release of regulated substances by tenants or others, there can be no assurance that the Company would be able to recover its costs from such persons. See "-- LITIGATION RISKS."

LITIGATION RISKS

         On September 21, 1999, a complaint was filed in state court of Los Angeles County against Forest City Enterprises, Inc., Forest City California Residential Development, Inc., and Forest City Residential West, Inc. Plaintiffs are 63 construction workers who claim to have been exposed to asbestos and mold and mildew while engaged in renovation work at a construction site in Washington ("the Washington claims"). Three of the plaintiffs also claim to have been exposed to lead paint and asbestos at a construction site in California ("the California claims"). Plaintiffs seek damages for unspecified personal injuries, lost income, and diminished earning capacity and also seek punitive and treble damages. Defendants filed a motion to dismiss or stay the Washington claims on the grounds that Washington was a more appropriate forum in which to hear these claims. On February 25, 2000, the Superior Court for the County of Los Angeles granted defendants' motion and severed the Washington claims from the California claims and stayed the Washington claims so that they can be tried in Washington, which the Court found to be the more appropriate forum. The Company will continue the defense of the California claims in the State of California court system.

RISKS RELATING TO BONDS

         CHANGES IN INTEREST RATES

         During the Initial Term Rate Period, the Bonds bear a fixed rate of interest. Accordingly, when market interest rates rise, the value of the Bonds may decline. If a Holder disposes of Bonds at such times, the Holder may suffer a loss.

         THE BONDS ARE AN ILLIQUID INVESTMENT

         The Bonds are not rated by any rating service. It is highly unlikely that any market for the Bonds will develop, and the Underwriter does not intend to make such a market. There can be no assurance that any secondary market will develop following the completion of the offering of the Bonds and that the initial offering prices for the Bonds will continue for any period of time. Any prospective purchaser of the Bonds, therefore, should undertake an independent investigation through its own advisors regarding the desirability and practicability of the investment in the Bonds. Any prospective purchaser should be fully aware of the long term nature of an investment in the Bonds and should assume that it will have to bear the economic risk of its investment indefinitely. Any prospective purchaser of the Bonds that does not intend or that is not able to hold the Bonds for a substantial period of time is advised against investing in the Bonds.

         LOSS OF EXCLUSION OF INTEREST FROM GROSS INCOME FOR FEDERAL INCOME TAX PURPOSES

         The exclusion of interest on the Bonds from gross income for purposes of federal income taxation is dependent upon continuing compliance by the Issuer and the Borrower with certain requirements hereinafter discussed under the heading "TAXATION EXEMPTION AND RELATED CONSIDERATIONS." The Bonds are subject to mandatory redemption on the occurrence of a Determination of Taxability at a purchase price of 100% of the principal amount thereof plus interest accrued to the redemption date. There is no provision in the Bonds, the Bond Indenture or the Bond Guaranty for payment of additional interest on the Bonds upon a Determination of Taxability.

         LOSS OF PREMIUM UPON EARLY REDEMPTION OR MANDATORY PURCHASE

         Any person who purchases a Bond at a price in excess of its principal amount or who holds such a Bond trading at a price in excess of par should consider the fact that the Bonds may be subject to extraordinary or mandatory redemption at a redemption price equal to their principal amount plus accrued interest to the redemption date. See "THE BONDS -- REDEMPTION PROVISIONS" herein.

         NO RATING ON THE BONDS

         No credit rating has been applied for on the Bonds, and neither the Issuer, the Borrower nor the Company has made any undertaking to obtain or maintain any credit rating on the Bonds. The lack of such rating may adversely affect the ability of an investor to resell the Bonds and the prices that an investor could receive in any such sale in the future.

         An investment in the Bonds involves a substantial element of risk. In order to identify risk factors and make an informed investment decision, potential investors should be thoroughly familiar with this entire Limited Offering Memorandum (including the appendices hereto) in order to make a judgment as to whether the Bonds are an appropriate investment. Purchasers of the Bonds, particularly purchasers that are corporations (including corporations and foreign corporations operating branches in the United States of America), property or casualty insurance companies, banks, thrifts or other financial institutions or certain recipients of Social Security benefits are advised to consult their tax advisors as to the tax consequences of purchasing or holding the Bonds.

         The foregoing is not intended to be a comprehensive list of the risk factors associated with the Bonds and the Company.

                       DESCRIPTION OF CERTAIN INDEBTEDNESS

         The following table sets forth the debt of the Company as of July 31, 2000.

                                                FIXED            VARIABLE          TOTAL          RATE(1)
                                                -----            --------          -----          ----
(in thousands)
Mortgage debt, nonrecourse                    $1,823,073         $655,512         $2,478,585       7.52%
Forest City Rental Properties
    Corporation Credit Agreement                      --          175,500            175,500       8.63%
8.5% Senior Notes                                200,000               --            200,000       8.50%
                                              ----------         --------         ----------
         Total..........................      $2,023,073         $831,012         $2,854,085
                                              ==========         ========         ==========

(1) The weighted average interest rates shown above include both the base index and the lender margin.

         The Company estimates the fair value of its debt instruments by discounting future cash payments at interest rates that the Company believes approximate the current market. The carrying amount of the Company's total fixed-rate debt at July 31, 2000, was $2,023,073,000 compared to an estimated fair value of $1,892,560,000. The Company estimates that a 100 basis point decrease in market interest rates would change the fair value of this fixed-rate debt to a liability of approximately $1,997,110,000.

MORTGAGE DEBT, NONRECOURSE

         The Company utilizes nonrecourse mortgage indebtedness, where the property is the sole security for each mortgage loan, as its primary source of capital. At July 31, 2000, the Company had $2.5 billion of total mortgage indebtedness outstanding (all of which was nonrecourse), representing 87% of the Company's total debt. The nonrecourse, non-cross-collateralized nature of the Company's mortgage indebtedness generally ensures that adverse results at one project will not affect the Company's other assets.

         In a typical development financing, the Company utilizes nonrecourse mortgage debt for approximately 75% of the cost of a new project at the time of construction, funding the remaining capital through equity invested by the Company. The financing is generally a variable rate construction loan with a three-to-seven year maturity, permitting the Company to refinance without the payment of penalties. Under the terms of such loan, the Company guarantees, on a recourse basis, the lien-free completion of each project. Once the construction is completed, the Company's completion guaranty is released. Upon the completion and stabilization of each project, the Company refinances the initial construction loan, obtaining a permanent, generally fixed-rate, nonrecourse mortgage.

         At July 31, 2000, the composition of nonrecourse mortgage debt is as follows:

                                                   AMOUNT
                                                (IN THOUSANDS)        RATE(1)
                                                --------------        -------
         Fixed                                    $1,753,221           7.51%
         Variable -
             Capped(2)                               550,609           8.61%
             Tax-Exempt                              104,903           5.22%
         UDAG and other
             subsidized loans (fixed)                 69,852           2.65%
                                                  ----------
                                                  $2,478,585           7.52%
                                                  ==========

--------------

(1) The weighted average interest rates shown above include both the base index and the lender margin.

(2)   The capped debt is protected with LIBOR caps as described below.

         Debt related to projects under development at July 31, 2000, totals $261,663,000, out of a total commitment from lenders of $503,915,000. Of this outstanding debt, $251,355,000 is variable-rate debt and $10,308,000 is fixed-rate debt. The Company generally borrows funds for development and construction projects with maturities of two-to-five years utilizing variable-rate financing. Upon opening and achieving stabilized operations, the Company generally pursues long-term fixed-rate financing.

         The Company generally attempts to obtain interest rate protection for the taxable variable-rate debt with a maturity in excess of one year. The Company has purchased 6.64% and 6.88% LIBOR interest rate caps for its variable-rate mortgage debt in the amount of $651,280,000 and $543,019,000, respectively, for the years ending January 31, 2001 and 2002. In August 2000, the Company purchased 7.75% LIBOR interest rate caps in the amount of $400,000,000 for the year ending January 31, 2003. In addition, 3-year LIBOR caps were purchased at strike rates ranging from 6.75% - 8.00% to protect the portfolio, in the aggregate amount of $372,854,000 with start dates from July 2000 through February 2003. The Company intends to convert a significant portion of its committed variable-rate debt to fixed-rate debt.

         In order to mitigate upward fluctuations in long-term interest rates, the Company has entered into Treasury Options. The Company owns $308,669,000 of 10-year Treasury Options at strike rates ranging from 6.00% -- 7.00% with exercise dates ranging from November 2000 to September 2002, of which $16,100,000 was purchased in August 2000. Additionally, the Company owns $22,500,000 of 5-year Treasury Options at a strike rate of 7.00% with an exercise date of August 2001. The Company generally does not hedge tax-exempt debt because, since 1990, the base rate of this type of financing has averaged only 3.62% and has never exceeded 7.90%.

         At July 31, 2000, a 100 basis point increase in taxable interest rates would have no effect to the annual pre-tax interest cost of the Company's taxable variable-rate debt due to the 6.50% aggregate LIBOR caps that are in place for fiscal year 2000. Although tax-exempt rates generally increase in an amount that is smaller than corresponding changes in taxable interest rates, a 100 basis point increase in tax-exempt interest rates would increase the annual pre-tax interest cost of the Company's tax-exempt variable-rate debt by approximately $1,049,000.

         The Company has purchased LIBOR interest rate caps as follows:

                                                                        PRINCIPAL OUTSTANDING
                       STRIKE RATE                  PERIOD                 (IN THOUSANDS)
                       -----------                  ------             ---------------------
                          7.25%              01/20/00 - 01/19/01                $72,270
                          6.50%              02/01/00 - 01/31/01                579,010
                          7.50%              07/01/00 - 05/01/03                 12,905
                          6.50%              02/01/00 - 07/31/01                316,282
                          7.00%              08/01/01 - 01/31/02                298,082
                          7.00%              02/01/01 - 01/31/02                226,737
                          7.75%              02/01/02 - 01/31/03                400,000*
                          6.75%              09/01/00 - 08/31/03                 79,929
                          8.00%              06/01/01 - 06/01/04                  8,960
                          8.00%              11/01/01 - 10/31/04                115,460
                          8.00%              08/01/02 - 07/31/05                 21,700
                          8.00%              02/01/03 - 01/31/06                133,900

*  Purchased in August 2000

         The interest rate caps highlighted above were purchased to mitigate short-term variable interest rate risk. The Company intends to convert a significant portion of its committed variable-rate debt to fixed-rate debt. In order to protect against significant increases in long-term interest rates, the Company has purchased Treasury Options as follows:


                                             TERM                EXERCISE              NOTIONAL
                    STRIKE RATE             (YEARS)                DATE             (IN THOUSANDS)
                    -----------             -------                ----             --------------
                        6.72%                 10                 11/01/00              $25,550
                        7.00%                 10                 02/01/01               33,180
                        6.00%                 10                 04/10/01               41,252
                        7.00%                 10                 05/01/01               38,920
                        7.00%                 10                 06/01/01                7,200
                        6.00%                 10                 08/10/01               38,677
                        7.00%                 10                 11/01/01                9,030
                        7.00%                 10                 08/01/02               98,760
                        6.50%                 10                 09/03/02               16,100*
                        7.00%                  5                 08/01/01               22,500

*  Purchased in August 2000

FOREST CITY RENTAL PROPERTIES CORPORATION CREDIT AGREEMENT

         FCRPC, a wholly owned subsidiary of the Company, is a party to a Credit Agreement, dated as of June 25, 1999, and amended as of August 9, 2000 (hereinafter referred to as the "FCRPC Amended and Restated Credit Agreement"), with the lenders named therein (the "FCRPC Lenders"), KeyBank National Association, as Administrative Agent (the "Administrative Agent") and National City Bank, as Syndication Agent (the "Syndication Agent") for the lenders thereunder.

         At July 31, 2000, the Company had $175,500,000 outstanding under its revolving credit facility. On August 9, 2000, the Company increased its revolving credit facility to $265,000,000 from $200,000,000 with ten participating banks. The increased credit facility bears interest at LIBOR plus 2.125%. See "-- INTEREST RATES." The revolving credit available is reduced quarterly by $2,500,000. In addition to the LIBOR interest rate caps summarized in the above table, the Company has hedged this revolving credit facility by purchasing a 6.5% LIBOR interest rate cap for 2000, and a 6.75% LIBOR interest rate cap for 2001, at notional amounts of $100,620,000 and $83,280,000, respectively.

         Set forth below is a summary of certain terms of the FCRPC Amended and Restated Credit Agreement and the Amended and Restated Guaranty (as defined below), each as modified to reflect the amendment. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the FCRPC Amended and Restated Credit Agreement and the Amended and Restated Guaranty (as defined below), which are included as exhibits to Forest City's filings with the Commission. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." For the purposes of the following discussion, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the FCRPC Amended and Restated Credit Agreement or the Amended and Restated Guaranty, as the case may be.

         GENERAL

         The FCRPC Amended and Restated Credit Agreement, as amended, provides for a revolving credit facility of up to $265 million (the "Revolving Credit Facility") (including letters of credit of up to $30 million), under which Revolving Loans may be borrowed on a revolving basis until March 31, 2003 (such date, unless extended by the lenders and FCRPC, the "Termination Date"), at which time the Revolving Loans will mature, subject to FCRPC's right at such time to borrow additional Term Loans to repay the outstanding Revolving Loans, with such additional Term Loans being payable in 16 equal consecutive quarterly installments commencing on the first Quarterly Date after such Additional Term Loans. At July 31, 2000, the Company had letters of credit outstanding and surety bonds in the amount of $27.1 million.

         Borrowings under the FCRPC Amended and Restated Credit Agreement are unsecured borrowings of FCRPC. Forest City has unconditionally guaranteed the obligations of FCRPC under the FCRPC Amended and Restated Credit Agreement pursuant to the Amended and Restated Guaranty.

         The FCRPC Amended and Restated Credit Agreement provides for a quarterly reduction of $2.5 million in aggregate Revolving Loan Commitments.

         PREPAYMENTS

         Loans outstanding under the FCRPC Amended and Restated Credit Agreement may be prepaid in whole or in part without penalty, subject to customary provisions for payment of breakage and similar costs in the case of prepayment of Loans which bear interest based on the LIBOR Rate Option. Revolving Loans which are prepaid may be re-borrowed prior to the Termination Date.

         INTEREST RATES

         Term Loans under the FCRPC Amended and Restated Credit Agreement bear interest at rates, at FCRPC's election, of (i) LIBOR plus a spread of 250 basis points or (ii) Prime Rate plus a spread of 75 basis points. Revolving Loans under the FCRPC Amended and Restated Credit Agreement bear





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interest at rates, at FCRPC's election, of (i) LIBOR plus a spread ranging between 212.5 and 285 basis points depending on the aggregate of the outstanding principal amount of the Loans, or (ii) Prime Rate plus a spread ranging between 50 and 75 basis points depending on the aggregate of the outstanding principal amount of the Loans.

         COVENANTS

         The FCRPC Amended and Restated Credit Agreement contains customary affirmative and negative covenants, including (i) restrictions on FCRPC or any of its FCRPC Subsidiaries leasing, selling or otherwise transferring all or a substantial part of its assets, or subject to certain exceptions, being involved in any consolidation or merger; (ii) restrictions prohibiting FCRPC or any of its FCRPC Subsidiaries from creating, assuming or suffering to exist any indebtedness for borrowed money or any Funded Indebtedness of any kind, subject to exceptions for, among other things, certain nonrecourse indebtedness, and certain permitted subordinated indebtedness; (iii) restrictions on liens of FCRPC and its FCRPC Subsidiaries; (iv) restrictions on advances and loans by FCRPC and its FCRPC Subsidiaries, subject to certain exceptions for, among other things, advances or loans secured by mortgages or made in the ordinary course in connection with the acquisition or development of properties; and (v) restrictions on guarantees by FCRPC or any of its FCRPC Subsidiaries, subject to certain exceptions. The FCRPC Amended and Restated Credit Agreement also prohibits FCRPC from permitting the Debt Service Coverage Ratio for each quarter ending January 31, April 30, July 31 and October 31 to be less than 1.30:1.00.

         The FCRPC Amended and Restated Credit Agreement prohibits payment by FCRPC of (a) any dividends (in cash or otherwise) or any other distributions in respect of its capital stock, or any loans by FCRPC to the Company (any such dividends, distributions or loans are referred to hereinafter as "Distributions"), in the event of and during the continuance of any failure by FCRPC or the Company to make payment of principal, interest or any other charge due, whether at maturity or by acceleration, under the FCRPC Amended and Restated Credit Agreement or the Amended and Restated Guaranty (a "Payment Default"), and (b) of any Distributions in excess of the sum of amounts sufficient to pay, when due, all interest payments in respect on the 8.5% Senior Notes and amounts sufficient to pay, when due, all taxes of the Company, in the event of and during the continuance of any Event of Default under the FCRPC Amended and Restated Credit Agreement or the Amended and Restated Guaranty other than a Payment Default, with the further understanding that any such Distributions permitted by the foregoing shall be applied by the Company strictly to the permitted uses specified above. The FCRPC Lenders have agreed in the Subordination Agreement that FCRPC may make distributions to pay interest on the Bonds pursuant to (b) above.

         EVENTS OF DEFAULT

         The FCRPC Amended and Restated Credit Agreement contains customary Events of Default, including a failure to pay principal or interest, a failure to comply with certain covenants, a material inaccuracy of a representation or warranty, a default on any other recourse indebtedness after any applicable cure period, a default under any nonrecourse indebtedness which has a material adverse effect on FCRPC, an Amended and Restated Guaranty Default or "Change of Ownership Event," which would include a "Change of Control" under the 8.5% Senior Notes.




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

         GUARANTY OF FOREST CITY

         Under the Amended and Restated Guaranty of Payment of Debt, made and issued as of June 25, 1999, and as amended as of August 9, 2000 (the "Amended and Restated Guaranty"), among Forest City and the syndicate of banks that are parties to the FCRPC Amended and Restated Credit Agreement, Forest City has guaranteed on a recourse basis the punctual and full payment of all obligations under the FCRPC Amended and Restated Credit Agreement and the prompt observance and performance of all covenants, undertakings, obligations and agreements set forth in the FCRPC Amended and Restated Credit Agreement and the Loans in connection therewith. The Amended and Restated Guaranty contains a number of affirmative and negative covenants, including (a) a covenant that Forest City will not permit the Cash Flow Coverage Ratio (as defined in the FCRPC Amended and Restated Credit Agreement) for any fiscal year to be less than 1.90:1.00 and for any four consecutive quarters to be less than 1.65:1.00; (b) a covenant of Forest City to not permit the Consolidated Shareholders' GAAP Equity (as defined in the FCRPC Amended and Restated Credit Agreement) to be less than (i) on each Fiscal Quarterly Date (as defined in the FCRPC Amended and Restated Credit Agreement) other than a January 31 Fiscal Quarterly Date, the sum of (A) the computed minimum Consolidated GAAP Shareholders' Equity for the immediately preceding January 31 Fiscal Quarterly Date as calculated pursuant to subsection
(c) of section 9.15 plus (B) one hundred percent of the cash proceeds from any sale or issuance of equity, plus (C) 25% of Forest City's consolidated GAAP net income for the year to date period ended on such Fiscal Quarterly Date, plus (D) Fifteen Million Dollars ($15,000,000), and (ii) on each January 31 Fiscal Quarterly Date thereafter, the sum of (A) the computed minimum Consolidated GAAP Shareholders' Equity for the immediately preceding January 31 Fiscal Quarterly Date as calculated pursuant to subsection (c) of Section 9.15 plus (B) 100% of the cash proceeds from any sale or issuance of equity, plus (C) 50% of Forest City's consolidated net income for fiscal year then ended, plus (D) Fifteen Million Dollars ($15,000,000); (c) a covenant of Forest City not to permit its EBDT (as defined in the FCRPC Amended and Restated Credit Agreement) at any time to fall below (i) $105 million from July 31, 2000 through the remainder of fiscal year 2000, (ii) $110 million for fiscal year 2001, (iii) $115 million for fiscal year 2002, (iv) $120 million for fiscal year 2003, (v) $125 million for fiscal year 2004, (vi) $130 million for fiscal year 2005, (vii) $135 million for fiscal year 2006, and (viii) $140 million for fiscal year 2007; (d) restrictive covenants including limitations on the amount of indebtedness, guarantees and liens that Forest City or any Subsidiary (other than FCRPC and its FCRPC Subsidiaries) may incur or have outstanding; and (e) restrictions on dividends and stock repurchases, subject to certain exceptions, under which Forest City could pay dividends and repurchase stock of up to a combined total of $15 million in any year as measured by each anniversary at December 10. For the anniversary date of December 10, 1999, Forest City had paid dividends of $5.1 million including one quarterly dividend for 1998, and three quarterly dividends for 1999, and no purchases of treasury stock. Total dividends paid and treasury stock purchased for the anniversary date of December 10, 1999, of $5.1 million was 49% less than that permitted at the time which was $10 million. The Amended and Restated Guaranty contains customary Events of Default, including the occurrence and continuation of an Event of Default under the FCRPC Amended and Restated Credit Agreement, the failure to comply with certain covenants or a default on recourse indebtedness after any applicable cure period or any nonrecourse indebtedness which has a material adverse effect on Forest City.

         The Amended and Restated Guaranty prohibits Forest City from causing FCRPC to pay, or from accepting, (a) any Distributions in the event of and during the continuance of a Payment Default under the FCRPC Amended and Restated Credit Agreement or the Amended and Restated Guaranty, and (b) any Distributions in excess of the sum of amounts sufficient to pay, when due, all interest payments in respect of the 8.5% Senior Notes and amounts sufficient to pay, when due, all taxes of Forest City, in the event of any Event of Default under the FCRPC Amended and Restated Credit Agreement or the





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Amended and Restated Guaranty other than a Payment Default under the FCRPC
Amended and Restated Credit Agreement or the Amended and Restated Guaranty, with the further understanding that any such Distributions permitted by the foregoing shall be applied by Forest City strictly to the permitted uses specified above. In addition, the Amended and Restated Guaranty prohibits Forest City from making payments on account of the 8.5% Senior Notes in the event of and during the continuance of any failure by FCRPC or Forest City to make payment of principal, interest or any other charge due, whether at maturity or by acceleration, under the FCRPC Amended and Restated Credit Agreement or the Amended and Restated Guaranty.

         The Amended and Restated Guaranty prohibits (a) Forest City from causing FCRPC to become a guarantor; (b) any amendment or modification of the 8.5% Senior Note Indenture or any other document related thereto without the prior written consent of the lenders, other than amendments or modifications that do not adversely affect the FCRPC Amended and Restated Credit Agreement and the Amended and Restated Guaranty or their relationship to the 8.5% Senior Notes, the 8.5% Senior Note Indenture or any other documents relating thereto; and (c) any optional redemption or defeasance of the 8.5% Senior Notes by Forest City without the prior written consent of the FCRPC Lenders under the FCRPC Amended and Restated Credit Agreement. A failure by Forest City to comply with any of the covenants under the Amended and Restated Guaranty or failure by FCRPC to comply with any of the covenants under the FCRPC Amended and Restated Credit Agreement could result in an Event of Default, which could trigger Forest City's obligation to repay all amounts outstanding under the FCRPC Amended and Restated Credit Agreement. See "RISK FACTORS -- CREDIT FACILITY COVENANTS."

8.5% SENIOR NOTES

         Forest City issued $200 million in aggregate principal amount of senior notes (the "8.5% Senior Notes") pursuant to that certain 8.5% Senior Note Indenture, dated as of March l6, 1998 (the "8.5% Senior Note Indenture"), by and between Forest City and The Bank of New York, as trustee (the "Note Trustee").

         Set forth below is a summary of certain terms of the 8.5% Senior Note Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the 8.5% Senior Note Indenture. For the purposes of the following discussion, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the 8.5% Senior Note Indenture.

         General. The 8.5% Senior Notes are senior unsecured obligations of Forest City, bear interest at 8.5% per annum and are due March 15, 2008. The 8.5% Senior Notes rank pari passu in right of payment with all other existing and future senior unsecured indebtedness of Forest City, including the Amended and Restated Guaranty.

         Prepayments. The 8.5% Senior Notes are redeemable at the option of Forest City, in whole or in part, at any time on or after March 15, 2003 at the redemption prices set forth in the 8.5% Senior Note Indenture, plus accrued and unpaid interest, if any, to the date or redemption. In addition, upon the occurrence of one or more Public Equity Offerings consummated prior to March 15, 2001, Forest City, may at its option, redeem up to 33% of the original aggregate principal amount of the 8.5% Senior Notes from the proceeds thereof at the redemption price set forth in the 8.5% Senior Note Indenture, plus accrued and unpaid interest, if any, to the date of redemption; provided that immediately after such redemption, at least $130 million of the original aggregate principal amount of the 8.5% Senior Notes remains outstanding. Upon a Change of Control (as defined below), holders of the 8.5% Senior Notes may require Forest City to purchase all or a portion of the 8.5% Senior Notes at a price equal to 101% of






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the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. In addition, in the event of certain asset sales, Forest City may be required to make an offer to purchase 8.5% Senior Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, with net proceeds of such asset sales.

         A "Change of Control" will be deemed to have occurred at such time as either (a) any Person (other than a Permitted Holder) or any Persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto (other than Permitted Holders), together with any Affiliates or Related Persons thereof, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 30% of the aggregate voting power of all classes of Voting Stock of the Company; or (b) any Person or Group (other than Permitted Holders), together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who was a nominee of or is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of the Company.

         Covenants. The 8.5% Senior Note Indenture contains a number of affirmative and negative covenants which are consistent with the covenants described more fully under "THE BOND GUARANTY -- COVENANTS UNDER 8.5% SENIOR
NOTE INDENTURE AND BOND GUARANTY" with the exception that the covenants described therein relate to the Bonds instead of the 8.5% Senior Notes.

         In addition to the above covenants, the 8.5% Senior Note Indenture contains the covenant of Forest City to offer to purchase the 8.5% Senior Notes upon a Change in Control or in connection with certain asset sales as described above.

         A failure by Forest City to comply with any of the covenants under the 8.5% Senior Note Indenture could result in an event of default, which would trigger the obligation of Forest City to repay all amounts outstanding under the FCRPC Amended and Restated Credit Agreement, any future credit agreements, the 8.5% Senior Notes and the Bonds. The ability of Forest City to comply with those covenants will depend upon the future economic performance of the Company. There can be no assurance that such covenants will not affect the Company's ability to finance its future operations or capital records or to engage in other business activities that may be desirable to the Company.




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                                THE BOND GUARANTY

GENERAL

         Pursuant to the terms of the Bond Guaranty, Forest City unconditionally guarantees to the Issuer and the Trustee satisfaction of all of the Borrower's payment obligations under the Bond Loan Agreement (whether regularly scheduled, by acceleration, prepayment or otherwise) on or prior to the Termination Time (as defined below), subject, however, to the provisions of the Subordination Agreement. The obligations of Forest City under the Bond Guaranty are independent, absolute, irrevocable and unconditional and shall remain in full force and effect until the earliest of (such earliest time being the "Termination Time") (a) the date by which all of the payment obligations which become due and payable under the Bond Loan Agreement on or prior to December 1, 2026 (whether regularly scheduled, by acceleration, prepayment or otherwise) have been fully satisfied; (b) the time by which Forest City has paid all claims, if any, under the Bond Guaranty for amounts attributable to payment obligations of the Borrower under the Bond Loan Agreement that became due and payable on or prior to December 1, 2026, of which Forest City receives notice no later than five Business Days following December 1, 2026; or (c) the time at which any other guaranty or similar instrument is substituted for the Bond Guaranty (in accordance with the terms and provisions thereof) and becomes effective and Forest City has paid all claims, if any, under the Bond Guaranty for amounts attributable to payment obligations of the Borrower under the Bond Loan Agreement that became due and payable and were not paid on or prior to the effective date of such substitution; provided, however, that in no event shall Forest City be liable for any payment obligations of the Borrower under the Bond Loan Agreement arising after December 1, 2026.

COVENANTS UNDER 8.5% SENIOR NOTE INDENTURE AND BOND GUARANTY

ASSET DISPOSITIONS

         Forest City may not, and may not permit any Subsidiary to, make any Asset Disposition in one or more related transactions unless: (a) Forest City or the Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors of Forest City in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee; and (b) all Net Available Proceeds, less any amounts invested within 365 days of such disposition in assets of Forest City or any Subsidiary thereof used in a Permitted Business (including Capital Stock of an entity which is engaged in a Permitted Business), are applied within 365 days of such disposition to the permanent repayment or reduction of outstanding Debt that is pari passu with or senior to the Bonds and the Bond Guaranty, or any outstanding Debt of any Subsidiary of Forest City, the terms of which would require such application or prohibit payments pursuant to the following paragraph. The amount of Net Available Proceeds from any Asset Disposition less any amounts used in a Permitted Business or applied to reduce Debt during the 365 day period set forth in the preceding sentence constitutes "Excess Proceeds." Excess Proceeds will be segregated not later than 365 days after such disposition from the other assets of Forest City and its Subsidiaries and invested in cash or Cash Equivalents until such time as such Excess Proceeds are applied as specified in the following paragraph. Any Asset Disposition resulting from a condemnation of a property by a court or governmental agency having jurisdiction over such property shall not be required to comply with clause (a) of the first sentence of this paragraph, but shall otherwise be subject to all requirements of this covenant.




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         When the aggregate amount of Excess Proceeds exceeds $10,000,000,
Forest City will, within 30 days thereof, apply such aggregate Excess Proceeds
(i) first, to the repayment of other Debt of Forest City that is pari passu with or senior to the Bonds and the Bond Guaranty, or any Debt of any Subsidiary of Forest City, to the extent permitted under the terms thereof, and (ii) second, to the extent of any remaining Net Available Proceeds, to any other use as determined by Forest City which is not otherwise prohibited by the terms of the Bond Guaranty.

LIMITATION ON DEBT

         Forest City shall not Incur any Debt, and may not permit any Subsidiary of Forest City to Incur any Debt unless, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds thereof,
(a) the Consolidated EBITDA to Interest Ratio of Forest City for the last four full fiscal quarters for which quarterly or annual financial statements are available would be greater than 1.3 to 1 and (b) the Consolidated Adjusted Net Worth of Forest City would be greater than the Minimum Adjusted Net Worth of Forest City.

         Notwithstanding the foregoing limitation, Forest City or any of its Subsidiaries may Incur the following Debt:

                  (i) Debt Incurred by Forest City under the Amended and Restated Guaranty of the FCRPC Amended and Restated Credit Agreement or by FCRPC under the FCRPC Amended and Restated Credit Agreement in an aggregate principal amount at any one time not to exceed $225 million, and any renewal, extension, refinancing or refunding thereof (including, without limitation, the replacement of the banks under the FCRPC Amended and Restated Credit Agreement with a new group of banks) in an amount which, together with any amount remaining outstanding or available under the FCRPC Amended and Restated Credit Agreement, does not exceed $225 million; provided that such refinancing or refunding Debt does not have a Weighted Average Life that is less than the Weighted Average Life of the Debt being refinanced or refunded;

                  (ii) Performance guarantees and performance bonds, surety bonds and appeal bonds in each case incurred in the ordinary course of business and consistent with past practices;

                  (iii) Debt evidenced by the 8.5% Senior Notes;

                  (iv) Debt (other than Debt described in another clause of this paragraph) outstanding on the date of original issuance of the 8.5% Senior Notes after giving effect to the application of the proceeds of the 8.5% Senior Notes;

                  (v) Debt owed by Forest City to any Wholly Owned Subsidiary of Forest City for which fair value has been received or Debt owed by a Subsidiary of Forest City to Forest City or a Wholly Owned Subsidiary of Forest City; provided, however, that (A) any such Debt owing by Forest City to a Wholly Owned Subsidiary shall be Subordinated Debt evidenced by an intercompany promissory note and (B) upon either (1) the transfer or other disposition by such Wholly Owned Subsidiary or Forest City of any Debt so permitted to a Person other than Forest City or another Wholly Owned Subsidiary of Forest City or (2) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by



                                       65
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         consolidation or merger) of such Wholly Owned Subsidiary to a Person other than Forest City or another such Wholly Owned Subsidiary, the provisions of this clause (v) shall no longer be applicable to such Debt and such Debt be deemed to have been Incurred at the time of such transfer or other disposition;

                  (vi) Debt Incurred by a Person prior to the time (A) such Person became a Subsidiary of Forest City, (B) such Person merged into or consolidated with a Subsidiary of Forest City or (C) another Subsidiary of Forest City merged into or consolidated with such Person (in a transaction in which such Person became a Subsidiary of Forest
         City), which Debt was not Incurred in anticipation of such transaction and was outstanding prior to such transaction, provided that after giving pro forma effect to such transaction and treating any Debt as having been Incurred at the time of such transaction, Forest City could Incur at least $1.00 of additional Debt pursuant to the preceding paragraph;

                  (vii) Development Debt Incurred by Forest City or any Subsidiary of Forest City; provided that the Incurrence of all such Development Debt would have been permitted under the limitations set forth in the first paragraph of this Section on the date that the first $1.00 of such Debt was Incurred (the "Development Start Date") determined as if all such Development Debt had been Incurred on the Development Start Date; provided, further, that if all such Development Debt could be Incurred by Forest City or any Subsidiary of Forest City on the Development Start Date in accordance with the immediately preceding proviso, then individual borrowings or draw downs in an aggregate amount of such Development Debt shall not be subject to the requirements of the first paragraph of this Section;

                  (viii) Debt Incurred by Forest City or any of its Subsidiaries consisting of Permitted Interest Rate, Currency or Commodity Price Agreements;

                  (ix) Debt which is exchanged for or the proceeds of which are used to refinance or refund, or any extension or renewal of, outstanding Debt Incurred pursuant to the preceding paragraph or subsections (iii), (iv), (vii) or (viii) (each of the foregoing, a "refinancing") in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by Forest City or the relevant Subsidiary as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of Forest City or the Subsidiary, as the case may be, Incurred in connection with such refinancing; provided, however, that (A) in the case of any refinancing of Debt which is subordinated in right of payment to the Bonds, the refinancing Debt is Incurred by Forest City and constitutes Subordinated Debt; (B) the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (1) does not have a Weighted Average Life less than the Weighted Average Life of the Debt being refinanced and does not have a maturity earlier than the final stated maturity of the Debt being refinanced and (2) does not permit redemption or other retirement (including pursuant to an offer to purchase) of such debt at the option of the holder thereof prior to the final stated maturity of the Debt being refinanced, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase) which is conditioned upon provisions substantially similar to those described in "DESCRIPTION OF CERTAIN





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         INDEBTEDNESS-- 8.5% SENIOR NOTES-- Prepayments," and (C) in the case of any refinancing of Debt Incurred by Forest City, the refinancing Debt may be Incurred only by Forest City, and in the case of any refinancing of Debt Incurred by a Subsidiary, the refinancing Debt may be Incurred only by such Subsidiary; provided, further, that Debt Incurred pursuant to the provisions of the Bond Guaranty described in this subsection
         (ix) may not be Incurred more that 45 days prior to the application of the proceeds to repay the Debt to be refinanced; and

                  (x) Debt Incurred by Forest City or any Subsidiary of Forest City not otherwise permitted to be Incurred pursuant to subsections (i) through (ix) above, which, together with any other outstanding Debt Incurred pursuant to the provisions of the Bond Guaranty described in this subsection (x), has an aggregate principal amount not in excess of $50 million at any time outstanding.

LIMITATION ON PREFERRED STOCK OF SUBSIDIARIES

         Forest City shall not cause, and may not permit, any Subsidiary of Forest City to issue any Preferred Stock except;

                  (a) Preferred Stock held by a Wholly Owned Subsidiary or held by Forest City;

                  (b) Preferred Stock of an entity when it is acquired which is outstanding at the time of such acquisition and not Incurred in anticipation of such acquisition; provided that Forest City could Incur Debt in an amount equal to the liquidation value of such Preferred Stock pursuant to the provisions of the Bond Guaranty described in the first paragraph of "-- LIMITATION ON DEBT"; and

                  (c) Preferred Stock issued by a Subsidiary of Forest City (other than FCRPC), provided that (i) the liquidation value of such Preferred Stock is treated as Debt Incurred at the time such Preferred Stock is issued for all purposes under the Bond Guaranty, (ii) all dividends on such Preferred Stock, whether or not declared or paid, are treated as Consolidated Interest Expense and (iii) at the time of the issuance of such Preferred Stock and after giving effect to the issuance of such Preferred Stock as Debt Incurred at the time of the issuance thereof, Forest City could Incur at least $1.00 of additional Debt pursuant to the provisions of the Bond Guaranty described in the first paragraph of "-- LIMITATION ON DEBT."

LIMITATION ON RESTRICTED PAYMENTS

         Forest City (a) shall not, and may not permit any Subsidiary of Forest City to, directly or indirectly, declare or pay any dividend or make any distribution (including any payment in connection with any merger or consolidation derived from assets of Forest City or any Subsidiary) in respect of its Capital Stock or to the holders thereof, excluding (i) any dividends or distributions by Forest City payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock), (ii) in the case of a Subsidiary of Forest City, dividends or distributions payable to Forest City or a Wholly Owned Subsidiary of Forest City, pro rata dividends or distributions payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock) and (iii) in the case of a Subsidiary of Forest City, dividends or distributions payable pursuant to the terms of its organizational documents; (b) shall not, and may not permit any Subsidiary





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to, purchase, redeem or otherwise acquire or retire for value (i) any Capital
Stock of Forest City or (ii) any options, warrants or other rights to acquire shares of Capital Stock of Forest City or any securities convertible or exchangeable into shares of Capital Stock of Forest City; and (c) may not, and may not permit any Subsidiary of Forest City to, redeem, repurchase, defease or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment Debt of Forest City which is subordinate in right of payment to the Bonds (each of clauses (i) through (iii) of this Section being a "Restricted Payment") if: (A) an Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing or would result from such Restricted Payment, or (B) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-fiscal-quarter period, Forest City could not Incur at least $1.00 of additional Debt pursuant to the provisions of the Bond Guaranty described in the first paragraph of "-- LIMITATION ON DEBT," or (C) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from October 31, 1997 exceeds the sum of: (1) 25% of the sum of (aa) cumulative Consolidated Net Income (or, in the case Consolidated Net Income shall be negative, less 100% of such deficit) of Forest City since October 31, 1997 through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment (taken as a single accounting period), plus (bb) the amount of consolidated depreciation and amortization and deferred taxes included in such Consolidated Net Income, less (cc) the amount of ordinary and necessary expenditures for the purpose of maintaining the real and personal property of Forest City and its Subsidiaries in a state of good repair that was included in such Consolidated Net Income or that was capitalized and included on the consolidated balance sheet of Forest City and its Subsidiaries since October 31, 1997; plus (2) 100% of the aggregate net proceeds received by Forest City after the date of original issuance of the 8.5% Senior Notes, including the fair market value of property other than cash (determined in good faith by the Board of Directors of Forest City as evidenced by a resolution of the Board of Directors filed with the Trustee), from contributions of capital or the issuance and sale (other than to a Subsidiary) of Capital Stock (other than Redeemable Stock) of Forest City, options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Company and the principal amount (or, in the case of Debt issued at a discount, the accreted value of such Debt) of Debt of Forest City that has been converted into or exchanged for Capital Stock (other than Redeemable Stock and other than by or from a Subsidiary) of Forest City after the date of original issuance of the 8.5% Senior Notes, provided that any such net proceeds received by Forest City from an employee stock ownership plan financed by loans from Forest City or a Subsidiary of Forest City shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination; plus (3) $10 million. Prior to the making of any Restricted Payment, Forest City shall deliver to the Trustee an Officers' Certificate setting forth the computations by which the determinations described in clauses (A) and (B) above, were made and stating than no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing or will result from such Restricted Payment.

         Notwithstanding the foregoing, so long as no Event of Default, or event that with passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing or would result therefrom, (a) Forest City and any Subsidiary of Forest City may pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, Forest City or such Subsidiary could have paid such dividend in accordance with the foregoing provisions; (b) Forest City may refinance any Debt otherwise permitted by the provisions of the Bond Guaranty described in clause (ix) of the second paragraph under "-- LIMITATION ON DEBT" or solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Subsidiary or from or to an employee stock ownership plan financed by loans from Forest City or a Subsidiary of Forest City) of shares of Capital Stock (other than Redeemable Stock) of





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Forest City, provided that the amount of net proceeds from such exchange or sale shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph; (c) Forest City may purchase, redeem, acquire or retire any shares of Capital Stock of Forest City solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Subsidiary or from or to an employee stock ownership plan financed by loans from Forest City or a Subsidiary of Forest City) of shares of Capital Stock (other than Redeemable Stock) of Forest City; (d) Forest City may purchase or redeem any Debt from Net Available Proceeds to the extent permitted under the provisions of the Bond Guaranty described in "ASSET DISPOSITIONS;" and (e) Forest City may make payments with respect to the extinguishment of fractional or odd-lot shares of its Capital Stock in an aggregate amount not in excess of $250,000.

LIMITATIONS CONCERNING DISTRIBUTIONS BY AND TRANSFERS TO SUBSIDIARIES

         Forest City shall not, and may not permit any Subsidiary of Forest City to, directly or indirectly, suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of Forest City (a) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock or pay any Debt or other obligation owed to Forest City or any other Subsidiary of Forest City; (b) to make loans or advances to Forest City or any other Subsidiary; (c) to transfer any of its property or assets to Forest City or any other Subsidiary. Notwithstanding the foregoing, Forest City may, and may permit any Subsidiary of Forest City to, suffer to exist any such encumbrance or restriction (i) pursuant to any agreement in effect on the date of original issuance of the 8.5% Senior Notes (including the FCRPC Amended and Restated Credit Agreement); (ii) pursuant to any future senior credit facility between FCRPC and any financial institution or institutions or a senior credit facility between FCRPC and any financial institution or institutions or a senior credit facility between Forest City Trading Group, Inc. and a financial institution or institutions, provided that notwithstanding any such encumbrance or restriction contained therein, FCRPC (in the case of a FCRPC senior credit facility) and Forest City Trading Group, Inc. (in the case of a Forest City Trading Group, Inc. senior credit facility) shall be permitted to distribute to Forest City, in the form of dividends, loans or advances, or any combination thereof, (A) amounts sufficient to pay, when due, all interest payments in respect of Debt of Forest City, including the Bonds, (B) amounts sufficient to pay, when due, all taxes of Forest City, and (C) except in the case of any default by FCRPC under any such further credit facility, not less than $3.0 million per fiscal year to pay administrative and other expenses of Forest City, provided that any such future credit facility may contain encumbrances or restrictions that restrict the applicable Subsidiary's ability to make such distributions to Forest City in the event that FCRPC fails to make any payment of principal, interest or other amounts when due in accordance with the terms of such future credit facility (after giving effect to any applicable grace periods), (iii) pursuant to an agreement relating to any Debt Incurred by a Person prior to the date on which such Person became a Subsidiary of Forest City and outstanding on such date and not Incurred in anticipation of becoming a Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired; (iv) pursuant to an agreement entered into by a Subsidiary of Forest City in connection with the acquisition, development, construction or improvement of real property so long as such agreement is required by a third party prior to making capital contributions, or extending credit, to the Subsidiary; or (v) pursuant to an agreement effecting a renewal, refunding or extension of Debt Incurred pursuant to an agreement referred to in clause (i), (ii), (iii) or (iv) above (including, solely for purposes of this clause (v), renewals, refinancings and extensions of Debt Incurred pursuant to an agreement referred to in clause
(iv) that are in excess of the original amount of such Debt) above, provided, however, that the provisions contained in such renewal, refunding or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the





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provisions contained in the agreement the subject thereof, in the reasonable judgment of the Chief Executive Officer of Forest City and evidenced by a certificate therefrom filed with the Trustee.

LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

         Forest City may not, and may not permit any Subsidiary to, enter into any Sale and Leaseback Transaction unless all of the conditions of the Bond Guaranty described under "-- ASSET DISPOSITIONS" (including the provisions concerning the application of Net Available Proceeds) are satisfied with respect to such Sale and Leaseback Transaction, treating all of the consideration received in such Sale and Leaseback Transaction as Net Available Proceeds for purposes of such covenant.

LIMITATION ON LAYERED DEBT OF SUBSIDIARIES

         Forest City may not permit any Subsidiary to Incur any Debt that is by its terms subordinate in right of payment to the FCRPC Amended and Restated Credit Agreement.

LIMITATIONS ON LIENS

         Forest City may not, and may not permit any Subsidiary of Forest City to, Incur or suffer to exist any Lien to secure Debt on or with respect to any property or assets now owned or hereafter acquired (a) if such Lien secures Debt which is pari passu with the Bonds, unless the Bonds are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (b) if such Lien secures Debt which is subordinated to the Bonds, unless any such Lien shall be subordinated to the Lien granted to the Bondholders to the same extent as such subordinated Debt is subordinated in right of payment to the Bonds. The foregoing restriction will not apply to Liens on property or other assets of Forest City as described in the definition of Purchase Money Debt to secure Purchase Money Debt otherwise permitted under the terms of the Bond Guaranty or Liens to secure Debt Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Purchase Money Debt secured by a Lien so long as such Lien does not extend to any other property and the principal amount (or, in the case of Debt issued at a discount, the accreted value thereof) of Debt so secured is not increased.

LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF SUBSIDIARIES

         Subject to the "Mergers, Consolidations and Certain Sales of Assets" covenant (if applicable), Forest City (a) shall not, and may not permit any Subsidiary of Forest City to, transfer, convey, sell or otherwise dispose of any Capital Stock of such or any other Subsidiary of Forest City to any Person (other than Forest City or a Wholly Owned Subsidiary thereof) and (b) may not permit any Subsidiary of Forest City to issue shares of its Capital Stock (other than director's qualifying shares and other than to Forest City or a Wholly Owned Subsidiary thereof) except, in either case, if (i) in the case of any Subsidiary of Forest City other than FCRPC, the Net Available Proceeds from such sale, assignment, transfer, issuance or conveyance are applied in accordance with the provisions of the Bond Guaranty described under "-- ASSET DISPOSITIONS" or (ii) the provisions of the Bond Guaranty described under "-- LIMITATIONS ON PREFERRED STOCK OF SUBSIDIARIES".

TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS

         Forest City shall not, and may not permit any Subsidiary of Forest City to, enter into any transaction (or series of related transactions) with an Affiliate or Related Person of Forest City (other than Forest City or a Wholly Owned Subsidiary of Forest City), including any Investment, either directly




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or indirectly, unless such transaction is on terms no less favorable to Forest
City or such Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person and is in the best interests of Forest City or such Subsidiary. For any transaction that involves in excess of $1 million but less than or equal to $5 million, the Chief Executive Officer of Forest City shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a certificate filed with the Trustee. For any transaction that involves in excess of $5 million, a majority of the disinterested members of the Board of Directors shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a Board Resolution filed with the Trustee. For any transaction that involves in excess of $20 million, Forest City shall also obtain an opinion from a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction (or series of related transactions) for which the opinion is required stating that such transaction (or series of related transactions) is on terms no less favorable to Forest City or such Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person of Forest City, which opinion shall be filed with the Trustee.

PROVISION OF FINANCIAL INFORMATION

         Whether or not Forest City is required to be subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, Forest City shall file with the Commission the annual reports, quarterly reports and other documents which Forest City would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if Forest City were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which Forest City would have been required to file such documents if Forest City were so required. Forest City shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all Bondholders, as their names appear in the Security Register without cost to such Bondholders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which Forest City files with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto or would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if Forest City were required to be subject to such Sections and (b) if filing such documents by Forest City with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Bondholder.

MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS

         Forest City may not, in a single transaction or a series of related transactions, (a) consolidate with or merge into or reorganize with or into any other Person or permit any other Person to consolidate with or merge into or reorganize with or into Forest City, or (b) directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets to any other Person, unless in each case the following conditions are met: (i) in a transaction (or series) in which Forest City does not survive or in which Forest City sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to Forest City is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of Forest City's obligations relating to the Bonds; (ii) immediately before and after giving effect to such transaction (or series) and treating any Debt which becomes an obligation of Forest City or a Subsidiary as a result of such transaction (or series) as having been Incurred by Forest City or such Subsidiary at the time of the transaction (or series), no Event of Default or event that with the passing of time or the giving of notice,





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

or both, would constitute an Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction (or series), the Consolidated Net Worth of Forest City (or other successor entity to Forest City) is equal to or greater than 90% of Forest City's Consolidated Net Worth immediately prior to the transaction (or series); and (iv) immediately after giving effect to such transaction (or series) and treating any Debt which becomes an obligation of Forest City or a Subsidiary as a result of such transaction (or series) as having been Incurred by Forest City or such Subsidiary at the time of the transaction (or series), Forest City (including any successor entity to Forest City), after giving pro forma effect thereto as if such transaction (or series) had occurred at the beginning of the most recently ended four full fiscal quarter period for which financial statements are available immediately preceding the date of such transaction, could Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA to Interest Ratio test and the test of the excess of Forest City's Consolidated Adjusted Net Worth over Forest City's Minimum Adjusted Net Worth, each as described under "-- LIMITATION ON DEBT."

EVENTS OF DEFAULT

         Pursuant to the terms of the Bond Loan Agreement, a failure by Forest City to make any payment due under the Bond Loan Agreement, or a failure by Forest City to comply with the covenants described above following the applicable cure period shall constitute an Event of Default.

                    TAX EXEMPTION AND RELATED CONSIDERATIONS

         The issuance and sale of the Bonds are subject to the approving opinion of Greenberg Traurig, LLP, and Jettie D. Newkirk, Esq., both of Philadelphia, Pennsylvania, Co-Bond Counsel, in substantially the form attached as APPENDIX F, to the effect that assuming continuous compliance with certain provisions of the Bond Indenture, the Bond Loan Agreement and the Restrictive Covenants designed to meet the requirements of the Internal Revenue Code of 1954, as amended (the "1954 Code") and the Internal Revenue Code of 1986, as amended (the "Code"), the interest on the Bonds is excludable from gross income of the holders thereof for federal income tax purposes under existing laws, published regulations and published rulings of the Internal Revenue Service and judicial decisions as of the date the Bonds are issued. Co-Bond Counsel will express no opinion as to the exclusion from gross income for purposes of federal income taxation of interest on any Bond for any period for which such Bond is held by a person who, within the meaning of Section 103(b)(13) of the 1954 Code, is a "substantial user" of facilities financed by the Bonds or a "related person."

         Under existing federal tax laws, interest on the Bonds is not treated as an item of tax preference for purposes of the individual and corporate alternative minimum taxes. Under certain circumstances, (i) interest on a Bond held by a corporation (other than an S Corporation, a regulated investment company, a real estate investment trust or a real estate mortgage investment conduit) may be subject to the corporate alternative minimum tax because of its inclusion in the reported income or earnings and profits of the corporate holder and (ii) interest on a Bond held by a foreign corporation may be subject to the branch profits tax.

         In the opinion of Co-Bond Counsel, under the laws of the Commonwealth of Pennsylvania as currently enacted and construed, the Bonds are exempt from personal property taxes in Pennsylvania, and the interest on the Bonds is exempt from Pennsylvania personal income tax and corporate net income tax.

         The 1954 Code, the Code and the regulations thereunder impose various restrictions, conditions and requirements relating to the exclusion from gross income for federal tax purposes of interest on the Bonds, including a requirement that 20% of the units in the Project be occupied by Lower Income Tenants at all times during the Qualified Project Period, which cannot end until at least ten years after the Bonds are issued. The Issuer and the Borrower have covenanted to comply with such requirements to assure that interest on the Bonds will not be subject to inclusion in gross income. Failure to comply with these covenants may result in interest on the Bonds being included in gross income from the date of issue of the Bonds. The opinion of Co-Bond Counsel assumes compliance with such covenants.

         Although Co-Bond Counsel will render its opinion that interest on the Bonds is excludable from gross income of the holders thereof for federal income tax purposes, ownership of the Bonds may result in collateral federal income tax consequences to certain taxpayers, including financial institutions, property and casualty insurance companies, S corporations with "excess net passive income", individual recipients of Social Security and Railroad Retirement benefits, and taxpayers who may be deemed to have incurred or continued indebtedness to purchase or carry such obligations. The extent of these tax consequences will depend upon the recipient's particular tax status or other items of income or deduction. Co-Bond Counsel will express no opinion regarding any such consequences. PROSPECTIVE PURCHASERS OF THE BONDS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF PURCHASING OR HOLDING THE BONDS.

                                  LEGAL MATTERS

         All legal matters incident to the authorization, issuance, sale and delivery of the Bonds are subject to the approval of Greenberg Traurig, LLP and of Jettie Newkirk, Esq., both of Philadelphia, Pennsylvania, Co-Bond Counsel. The proposed form of such opinion is included in this Limited Offering Memorandum as APPENDIX F. The approving opinion of Co-Bond Counsel will be delivered with the Bonds. Certain legal matters will be passed on for the Borrower and Forest City by their counsel Thompson Hine & Flory, LLP, Dayton, Ohio, and for the Underwriter by its counsel, Kutak Rock LLP, Atlanta, Georgia.

                                   LITIGATION

         Other than as described in "RISK FACTORS -- LITIGATION," there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the actual knowledge of the Borrower or the Company, threatened against or affecting it or any of its properties or rights which, if adversely determined, would (a) materially and adversely affect the transactions contemplated by this Limited Offering Memorandum, (b) affect the validity or enforceability of the Bond Documents, (c) materially and adversely affect the ability of the Borrower or the Company to perform its obligations under the Bond Documents, (d) materially and adversely impair the Borrower's or the Company's right to carry on its business substantially as now conducted (and as now contemplated by the Borrower or the Company) or (e) have a material adverse effect on the Borrower's or the Company's financial condition on the date hereof. At the time of sale and delivery of the Bonds, the Issuer will deliver a certificate to the effect that, to its knowledge, there is no litigation or proceedings pending or threatened against it seeking to enjoin the issuance, sale, execution or delivery of the Bonds, or in any way contesting the legality of the Bonds or the powers of the Issuer or its Issuer with respect to the Bonds, the Bond Indenture or the Bond Loan Agreement.

                               ABSENCE OF RATINGS

         The Bonds are not rated by any credit rating agency, nor has the Borrower applied for any rating on the Bonds. The absence of any such rating could adversely affect the ability of Holders to sell the Bonds and the price at which the Bonds can be sold.

         In the event that a rating for the Bonds is ever issued, such rating will reflect only the views of such organization at the time such rating is issued and an explanation of the significance of such rating may be obtained only from the rating agency.

         There is no assurance that any rating, if issued with respect to the Borrower, the Company or the Bonds, would continue for any period of time or that it would not be revised downward or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. Any such downward revision or withdrawal of such rating can be expected to have an adverse effect on the market price of the Bonds.

                                  UNDERWRITING

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed, subject to certain conditions, to purchase the Bonds from the Issuer at a price of the original principal amount thereof. As consideration for its purchase of the Bonds and its efforts expended in connection with the marketing of the Bonds,
the Underwriter will be paid an aggregate fee equal to $       , from which the
Underwriter will pay certain expenses. The obligation of the Underwriter to purchase the Bonds is subject to certain terms and conditions set forth in the purchase contract entered into among the Underwriter, the Borrower, the Guarantor and the Issuer. The Bonds may be offered and sold to certain dealers, banks and others at prices lower than the initial offering prices, and such initial offering prices may be changed, from time to time, by the Underwriter.

                         RELATIONSHIPS AMONG THE PARTIES

         The Underwriter is also engaged in transactions with and performs services for the Company in the ordinary course of business, including without limitation, as of July 31, 2000, being the counterparty on approximately $52 million of total rate of return swaps and $254.4 million of interest rate caps. The Underwriter also acts as the remarketing agent on $182,000,000 of bonds for the Company.

         Greenberg Traurig, LLP is acting as Co-Bond Counsel in connection with the issuance of the Bonds. Although Greenberg Traurig, LLP is not representing any other party in connection with the issuance and sale of the Bonds, Greenberg Traurig, LLP has represented the Underwriter from time to time in various matters.

                               NOTICE TO INVESTORS

         Because of the following restrictions, the Issuer, the Borrower, the Company and the Underwriter advise purchasers to consult legal counsel prior to making any offer, resale, pledge or transfer of the Bonds.

         Each purchaser of Bonds offered hereby, by its acceptance thereof, will be deemed to have acknowledged, represented to and agreed with the Issuer, the Borrower, the Company and the Underwriter as follows:

                  (a) It understands and acknowledges that the Bonds have not been registered under the Securities Act, or any other applicable securities law, are being offered for resale in transactions not requiring registration under the Securities Act, and may not be offered, sold, pledged or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws or pursuant to an exemption therefrom, in each case, in compliance with the conditions for transfer set forth in paragraph (d) below.

                  (b) It is not an "affiliate" of the Issuer or acting on behalf of the Issuer and it is a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act). Such acquisition will be for its own account or for the account of another qualified institutional buyer over which it exercises sole investment discretion.

                  (c) It acknowledges that none of the Issuer, the Borrower, the Company or the Underwriter or any Person representing any of them has made any representation to it with respect to the offering or sale of the Bonds, other than the information contained in this Limited Offering Memorandum, which Limited Offering Memorandum has been delivered to it and upon which it is relying in making its investment decision with respect to the Bonds; and it has had access to such financial and other information concerning the Issuer, the Borrower, the Company, the Project and the Bonds as it has deemed necessary to evaluate the merits and risks and other pertinent matters in connection with its decision to purchase the Bonds, including an opportunity to ask questions of and receive information from the Issuer, the Borrower, the Company and the Underwriter.

                  (d) It is purchasing the Bonds for its own account or for the accounts of one or more qualified institutional buyers for which it is acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property or the property of such qualified institutional buyer be at all times within its or their control and subject to its or their ability to resell such Bonds pursuant to an effective registration statement under the Securities Act or an exemption therefrom.

                  (e) It acknowledges that the Issuer, the Borrower, the Company and the Underwriter and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or agreements deemed to have been made by it by its purchase of the Bonds are no longer accurate, it shall promptly notify the Underwriter; and if it is acquiring any Bonds as a fiduciary or agent for one or more qualified institutional buyers, it represents that it has sole investment discretion with respect to each such qualified institutional buyer and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such qualified institutional buyer.

                                  MISCELLANEOUS

         The information contained above is subject to change without notice and no implication is to be derived therefrom or from the sale of the Bonds that there has been no change in the affairs of the Issuer or the Company from the date of such information. The Limited Offering Memorandum is submitted in connection with the sale of the securities referred to herein and may not be reproduced or used, as a whole or in part, for any other purpose. Any statements in this Limited Offering Memorandum involving matters of opinion, whether or not expressly so stated, are intended as such and not as representations of fact. This Limited Offering Memorandum is not to be construed as a contract or agreement between the Issuer and the purchasers or owners of any of the Bonds, and the Issuer assumes no responsibility as to the accuracy or completeness of the information contained in this Limited Offering Memorandum except as to information contained under the caption "THE ISSUER" herein. The Company assumes no responsibility as to the accuracy or completeness of the information contained in this Limited Offering Memorandum under the caption "THE ISSUER." The use of this Limited Offering Memorandum has been duly approved by the Issuer and the Company.




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


    [Signature page to Limited Offering Memorandum dated October ___, 2000]


                                      REDEVELOPMENT AUTHORITY OF THE
                                      CITY OF PHILADELPHIA


                                      By
                                        ---------------------------------
                                      Name
                                          -------------------------------
                                      Title
                                           ------------------------------


                                      FRANKLIN TOWN TOWERS ASSOCIATES


                                      By
                                        ---------------------------------
                                      Name
                                          -------------------------------
                                      Title
                                           ------------------------------

                                   APPENDIX A

                                   THE COMPANY

         Forest City is one of the leading real estate development companies in the United States. It develops, acquires, owns and manages commercial and residential real estate projects in 21 states and the District of Columbia. At July 31, 2000, the Company had $3.9 billion in consolidated assets, of which approximately $3.6 billion was invested in real estate. The Company has experienced 20 consecutive years of EBDT growth. Forest City was founded in 1921, became public in 1960, and is currently traded on the New York Stock Exchange under the ticker symbols FCEA and FCEB. The Company's website address is www.fceinc.com.

         The Company has a portfolio diversified both geographically and among property types, and operates through four principal business groups: the Commercial Group, the Residential Group, the Land Group and the Lumber Trading Group. The following table sets forth, by type of property, a summary of the Company's operating portfolio of commercial, residential and land projects as of July 31, 2000.

                                              NUMBER OF                            REPRESENTATIVE PRINCIPAL
             TYPE OF PROPERTY                PROPERTIES     TOTAL SIZE               METROPOLITAN REGIONS
             ----------------                ----------     ----------               --------------------
COMMERCIAL GROUP

    Shopping Centers ...........................41         15.7 million   New York City (17); Cleveland (6);
                                                           square feet    California (5); Las Vegas (2);
                                                                          Pittsburgh (2); Charleston, WV (1) and
                                                                          Tucson (1)

    Office Buildings ...........................24         7.2 million    Cleveland (10); New York City (6);
                                                           square feet    Boston (5); California (2) and
                                                                          Pittsburgh (1)

    Hotels ......................................9         2,936 rooms    Cleveland (2); New York City (2);
                                                                          Pittsburgh (2); Boston (1); Charleston,
                                                                          WV (1) and Detroit (1)

RESIDENTIAL GROUP

    Apartment Communities(4)...................108         33,082 units   Cleveland (23); Washington DC (8);
                                                                          Detroit (6) California (5) and Chicago (2)

LAND GROUP

    Land held for improvement and sale                     5,322 acres    Cleveland, Denver, Ft. Lauderdale, Las
                                                                          Vegas, Charlotte, Chicago and Tucson

         The Company uses an additional measure, along with net earnings, to report its operating results. This is not a measure of operating results or cash flows from operations as defined by generally accepted accounting principles. However, the Company believes that EBDT provides additional information about its operations and, along with net earnings, is necessary to understand its operating results. The Company's view is that EBDT is also an indicator of the Company's ability to generate cash to meet its funding requirements. EBDT is defined and discussed in detail under "MANAGEMENT'S


----------------

(4) Includes 6,735 syndicated senior citizen subsidized units in 40 apartment communities developed under Federal programs in which the Company holds a residual interest, none of which are reflected under the caption "Representative Principal Metropolitan Regions" in the table above.

DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- RESULTS OF OPERATIONS -- OTHER TRANSACTIONS -- EBDT."

         The Company's EBDT grew by 12.5% to $132.6 million for 1999 from $117.9 million for 1998. This growth reflects strong performance in the Company's existing portfolio, as a result of continued high occupancy rates, increased rental rates, the addition in 1999 of seven properties to the Company's portfolio with a total cost of $453.6 million (of which the Company's share was $264.4 million) and the addition in 1998 of 16 properties, with a total cost of $419.7 million (of which the company's share was $210.6 million). For a further discussion of EBDT, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

         At January 31, 2000, the shopping centers, office buildings and hotels comprising the Commercial Group totaled $2.6 billion or 68% of total assets. Properties in the Company's Residential Group totaled $815.1 million or 21% of total assets as of January 31, 2000. In 1999, 56% of total revenues and 80% of EBDT were generated by the Commercial Group and 20% of total revenues and 35% of EBDT were generated by the Residential Group. In 1998, 55% of total revenues and 80% of EBDT were generated by the Commercial Group and 20% of total revenues and 33% of EBDT were generated by the Residential Group. See "BUSINESS -- COMMERCIAL GROUP" and "-- RESIDENTIAL GROUP."

         The Land Group develops raw land into master planned communities, mixed-use and other residential developments and currently owns 5,322 acres of undeveloped land for this purpose. The Company currently has major land development projects in seven states. See "BUSINESS -- LAND GROUP." The Lumber Trading Group is one of the largest lumber wholesalers in North America. See "BUSINESS -- LUMBER TRADING GROUP." In 1999, the combined land and lumber operations contributed 24% and 2% of revenues and EBDT, respectively, and constituted 8% of the Company's total assets at January 31, 2000. The Company's "Corporate" Activities includes interest on corporate borrowings and general administrative expenses.

         The Company has experienced 20 consecutive years of EBDT growth and strong growth in EBITDA(5) during that period. Management believes this successful track record is a function of operating a diversified portfolio (both geographically and by asset class) and management's experience in developing and operating its business through various real estate cycles.


         1980    1981    1982    1983    1984     1985     1986     1987     1988     1989     1990
        -----   -----   -----   -----   -----    -----    -----    -----   ------   ------   ------
                                            ($ in millions)
EBDT    $11.1   $12.5   $17.1   $20.9   $22.8    $26.1    $31.7    $35.6    $39.9    $44.1    $46.4
EBITDA  $38.8   $42.4   $47.2   $53.8   $55.8    $56.8    $76.6    $93.2   $109.7   $124.6   $137.6

           1991     1992     1993     1994     1995      1996       1997      1998      1999
          -----    -----    -----    -----    -----     -----      -----     -----    ------
                                         ($ in millions)
EBDT      $51.2    $77.1    $81.0    $81.3    $82.0     $90.4     $106.9    $117.9    $132.6
EBITDA   $164.6   $163.8   $181.1   $198.9   $223.6    $223.5     $253.1    $272.6    $307.1

         The Company's management strength reflects over 50 years in the real estate business and the continuity of leadership through three generations of the Ratner/Miller/Shafran families. The Company's core management team includes 33 senior managers, whose average tenure with the Company is 19 years. The Company believes that the depth and experience of its management team has been and will continue to be vital to the Company's growth and ability to operate through various real estate cycles.

         In 1995, Charles A. Ratner, who joined the Company in 1966, became the Company's third Chief Executive Officer. The Company's executive officers and directors as a group beneficially owned 5,074,355 shares, or 26.1%, of the Company's Class A Common Stock (assuming no conversions of the Company's Class B Common Stock) and 7,927,587 shares, or 74.4%, of the Company's Class B Common Stock outstanding at March 1, 2000. The total value of such shares as of October 2, 2000, was

-------------------

(5) The Company defines EBITDA as net earnings from operations before interest, taxes, depreciation and amortization and excludes provision for decline in real estate, gain (loss) on disposition of properties and extraordinary gain. The Company's EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be considered as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. The Company has included information concerning EBITDA as it understands that it is used by certain investors as one measure of a borrower's historical ability to service its debt. EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies, since not all companies necessarily calculate EBITDA in an identical manner, and therefore is not necessarily an accurate means of comparison between companies.

approximately $469 million, based on the quoted market price for Class A Common Stock ($35.55 per share) and Class B Common Stock ($36.40 per share). See "RISK FACTORS -- CONTROL BY CLASS B COMMON SHAREHOLDERS" and "-- CONFLICTS OF INTEREST."

                                    BUSINESS

         The Company is organized into the four principal business groups:

         o The Commercial Group, which develops, acquires, owns and operates shopping centers, office buildings and mixed-use projects, including hotels.

         o The Residential Group, which develops, acquires, owns and operates the Company's multi-family properties.

         o The Land Group, which owns and develops raw land into master planned communities and other residential developments for resale.

         o The Lumber Trading Group, which operates the Company's lumber wholesaling business.

         Each group operates autonomously, and each of the Commercial Group and Residential Group has its own development, acquisition, leasing, property and financial management functions. As a result, each of these groups is able to perform all of the tasks necessary to develop and maintain a property, from selecting a project site to financing the project to managing the completed project. The Company believes that this structure permits each group to better focus on its business and permits key employees to exercise the independent leadership, creativity and entrepreneurial skills necessary in the real estate business. The Company's Corporate Activities includes interest on corporate borrowings and general administrative expenses.

         The following charts illustrate the division of the Company's business among its four operating groups and its Corporate Activities (dollars in millions).

FOR THE YEAR ENDED JANUARY 31, 2000(6)              AS OF JANUARY 31, 2000
-----------------------------------                 ----------------------

   REVENUES -- $793.1                               TOTAL ASSETS -- $3,814.5
   ------------------------------                ------------------------------
   Land             $ 41.4     5%                Land            $   92.9    3%
   Commercial       $443.0    56%                Commercial      $2,606.7   68%
   Residential      $158.8    20%                Residential     $  815.1   21%
   Lumber Trading   $149.3    19%                Corporate       $   91.0    3%
                                                 Lumber Trading  $  208.8    5%

   EBDT -- $132.6
   ------------------------------
   Lumber Trading   $  7.1     5%
   Commercial       $105.8    80%
   Residential      $ 46.4    35%


-------------------

(6) For the year ended January 31, 2000, Corporate Activities constituted $.6 million of total revenues and $(23.2) million or (17%) of EBDT. Land activities constituted $(3.5) million or (3)% of EBDT.

         The Commercial Group and Residential Group are operating units of FCRPC, which is a wholly-owned subsidiary of the Company. FCRPC is the borrower under the FCRPC Amended and Restated Credit Agreement. The Land Group and Lumber Trading Group are operating units of the Company.

COMMERCIAL GROUP

         The Company has developed retail projects for more than 50 years and office, mixed-use and hotel projects for more than 30 years. Today the Commercial Group owns a diverse portfolio in both urban and suburban locations in 13 states. The Commercial Group targets densely populated locations where it uses its expertise to develop complex projects, often employing public/private partnerships.

         As of July 31, 2000, the Commercial Group owned interests in 74 completed projects, including 41 retail properties, 24 office properties and nine hotels. The Commercial Group also has 20 projects under construction or active development. The Commercial Group's EBDT was $105.9 million in 1999, and $94.0 million in 1998, constituting 80% of the Company's total EBDT, respectively.

         SHOPPING CENTERS

         The Company opened its first strip shopping center in 1948, and its first enclosed regional mall in 1962. Since then, it has developed urban retail centers, community centers and power centers focused on "big box" retailing, as well as regional malls. As of July 31, 2000, the Commercial Group's shopping center portfolio included 41 properties with a GLA of 9.5 million square feet.

         Regional malls are generally developed in collaboration with anchor stores that usually own their own facilities as integral parts of the mall structure and environment and which do not generate significant direct payments to the Company. In contrast, anchor stores at specialty retail and power centers generally are tenants under long-term leases which contribute significant rental payments to the Company. See "RISK FACTORS -- DEPENDENCE ON RENTAL INCOME FROM REAL PROPERTY."

         While the Company continues to develop regional malls in strong markets, the Company has pioneered the concept of bringing "big box" retailing to urban locations previously ignored by major retailers. With high population densities and disposable income levels at or near those of the suburbs, urban development is proving to be economically advantageous for the Company, for the tenants who realize high sales per square foot and for the cities, which benefit from the new jobs created in the urban locations.

         The Company capitalizes on enhanced real estate values associated with properties that are adjacent to its commercial projects by acquiring such ancillary properties for resale as undeveloped land prior to development.

         EXISTING PORTFOLIO. The Company's existing shopping center portfolio consists of 41 properties totaling 15.7 million square feet and 9.5 million square feet of GLA. This shopping center portfolio, which includes regional shopping malls, urban retail centers, power centers and community centers, operates in 12 states, including six in Ohio, 17 in New York, and five in California. The Company's shopping centers were 92% and 90% leased at year-end 1999 and 1998, respectively.

         Forest City aggressively markets vacant mall space to temporary tenants to create an improved ambiance and retail mix within the centers. In its regional malls, the Company also emphasizes the inclusion of "carts" with distinctive merchandise that add visual and retail interest to the properties.

         Average sales per square foot of GLA at the Company's regional malls were $307 and $337 for 1998 and 1999, respectively.

         The Company believes its regional shopping centers generally occupy secure retail niches within their respective marketplaces. The Company's ability to increase the value of its properties is demonstrated by the fact that net operating income increased 6.7% from 1998 to 1999. During the six months ended July 31, 2000, net operating income increased 4.8% over the comparable period in 1999. Below are descriptions of some of the Company's shopping centers.

         Chapel Hill Mall, an 865,000 square-foot mall in Akron, Ohio, is one of the Company's oldest shopping centers. Opened in 1966, the property has 306,000 square feet of GLA and is anchored by Kaufmann's, Sears and J.C. Penney. The mall was 84% occupied at January 31, 2000, and generated sales of $320 per square foot during the year-ended January 31, 2000.

         Charleston Town Center Mall, the dominant retail center in West Virginia, opened in 1983. The Company's first urban retail development, the 897,000 square-foot center was also the Company's first major public/private partnership development. The mall's unique three-level design, complete with four department stores and parking for 5,000 cars, was instrumental in the renewal of Charleston's urban core. The mall was 94% occupied at January 31, 2000, and generated sales of $357 per square foot during the year-ended January 31, 2000.

         Galleria at South Bay opened in 1985 in Redondo Beach, California. The Company added a 60,000 square-foot cinema to this property in 1997, bringing the center's total square footage and GLA to 955,000 and 387,000, respectively. The mall was 95% occupied at January 31, 2000, and generated sales of $363 per square foot during the year-ended January 31, 2000.

         Galleria at Sunset, an 891,000 square-foot center in Henderson, Nevada, opened in February, 1996. This center, developed to serve the nation's fastest growing metropolitan area, contains approximately 115 shops and 294,000 square feet of GLA. Through the implementation of an aggressive marketing campaign, Galleria at Sunset has been able to steadily improve its operating results since its opening in 1996. This center was 95% occupied at January 31, 2000, and generated sales of $352 per square foot during the year-ended January 31, 2000.

         Showcase, a 186,000 square-foot specialty retail center in Las Vegas, Nevada, opened in 1996. Anchored by Coca-Cola, Sega Enterprises/Game Works, and Ethel M. Chocolates, this property is perfectly situated within walking distance of numerous hotel/casino complexes. This center also features United Artists, an eight-screen theater complex and one of the only theaters on the strip. This center was 81% occupied at January 31, 2000, and generated sales of $287 per square foot during the year-ended January 31, 2000.

         Station Square is an example of the Commercial Group's acquisition expertise and city strategy. This 223,000 square-foot property located in the heart of downtown Pittsburgh, Pennsylvania, is anchored by such tenants as LCI International, Grand Concourse Restaurant and Houlihans. The purchase of this property, acquired in 1997 at a total cost of $22.0 million, has placed the Company in a position to add value through the management of the two office buildings, retail space and parking that existed at the time of the purchase. The retail center was 71% occupied at January 31, 2000, and generated sales of $338 per square foot during the year-ended January 31, 2000.

         The Avenue at Tower City, the retail portion of the Company's largest mixed-use development, is a three-level shopping center located in the center of downtown Cleveland adjacent to the hub of Cleveland's bus and lightrail transportation system. The 790,000 square-foot Avenue was designed as a focal point for the community and the mall's 1990 opening is a key element of Cleveland's downtown renaissance. In an effort to expand Tower City's tenant mix, the Company signed an 11,000 square-foot long-term lease with Hard Rock Cafe in 1998. The Avenue is also in the process of adding to its system of tunnels, as the Federal courthouse, currently under construction, will be connected. The mall was 90% occupied at January 31, 2000, and generated sales of $330 per square foot during the year-ended January 31, 2000.

         Tucson Mall, a 1.3 million square-foot mall in Tucson, Arizona, opened in 1982. With six department stores and 446,000 square feet of GLA, this mall remains one of the dominant malls in Southern Arizona. The mall was 98% occupied at January 31, 2000, and generated sales of $412 per square foot during the year-ended January 31, 2000.

         EXPANSION AND RENOVATION. The process of creating a desirable environment for retailers and shoppers requires periodic updating of the physical facilities of all the retail centers. An integral part of the Company's management of its existing shopping center portfolio involves expanding and renovating properties to maintain and enhance their value. Examples of this ongoing program include Boulevard Mall in Amherst, New York; Ballston Mall in Arlington, Virginia; and Antelope Valley Mall in Palmdale, California.

         Originally opened in 1962, Boulevard Mall in Buffalo, New York, was the first mall developed by the Company. The Company recently expanded the center by approximately 130,000 square feet, reopened a 133,000 square-foot Sears, and added a CompUSA and other tenants. These additions have paid dividends for the Company in the form of higher occupancy rates, increased sales per square foot and a strong tenant demand for space.

         Ballston Common is an example of how the Company renovates malls to enhance their appeal to shoppers, making them a "destination" location. Ninety-thousand square feet of leasable space was added in 1999, including a recently opened 12-screen cinema and several restaurants. An office tower is currently under construction on top of the expansion area and will be sold to a third party upon completion.

         Antelope Valley Mall, an 839,000 square-foot shopping center in Palmdale, California, opened a 148,000 square-foot Dillard's department store, along with 14,000 square feet of fully-leased retail space in November 1999.

         LEASING AND MARKETING. Most of the Company's leases are structured on a triple net basis requiring tenants to pay most operating expenses. The Company strictly controls expenses and capital expenditures to minimize tenant occupancy costs, allowing for continued base rent appreciation. The Company believes that keeping increases in operating expenses as low as possible is a way of maintaining a positive long-term landlord/tenant relationship.

         The Company believes its retail sales performance can be positively impacted by an aggressive and innovative management and marketing program. An example of the implementation of this program is the Company's arrangement with leading national retailers such as Disney to bring their special attractions to the Company's malls, which enhance the competitive advantages of these properties.

         During the six month period ended July 31, 2000, the Company executed a total of 164 new and renewal shopping center leases representing 449,000 square feet. These leases have an average base rent of $29.27 per square foot. New leases for 309,000 square feet of existing GLA were completed in the six month period ended July 31, 2000, at average base rents of $27.98 per square foot, $3.30 per square foot or 13.4% higher than the previous leases. Renewal leases for 140,000 square feet of existing GLA were also completed in the six month period ended July 31, 2000, at average base rents of $32.12 per square foot, $3.70 per square foot or 13.0% higher than the previous leases.

         In 1999, the Company executed a total of 171 new and renewal shopping center leases representing 505,000 square feet. These leases have an average base rent of $19.97 per square foot. New leases for 358,000 square feet of existing GLA were completed in 1999, at average base rents of $18.24 per square foot, $0.97 per square foot or 5.6% higher than the previous leases. Renewal leases for 147,000 square feet of GLA were also completed in 1999, at average base rents of $24.19 per square foot, $4.09 per square foot or 20.3% higher than the previous leases. There can be no assurance that the Company will be able to sustain the same magnitude of lease increases in the future.

         The following table summarizes the Company's shopping center portfolio as of July 31, 2000.

                           DATE OF      COMPANY                                                  TOTAL
                           OPENING/    OWNERSHIP                                                SQUARE
         NAME            ACQUISITION      (%)       CITY      STATE      MAJOR TENANTS           FEET         GLA
         ----            -----------      ---       ----      -----      -------------           ----         ---
ARIZONA
Tucson Mall                 1982          67.5%  Tucson        AZ    Macy's; Robinsons-May;    1,304,000     446,000
                                                                     Dillard's; Mervyn's;
                                                                     J.C. Penney; Sears

CALIFORNIA
Antelope Valley Mall        1990          78.0   Palmdale      CA    Sears; J.C. Penney;       1,001,000     304,000
                                                                     Harris Gottschalks
                                                                     Men's-Kids-Home; Harris
                                                                     Gottschalks Women's;
                                                                     Mervyn's; Dillard's
Galleria at South Bay       1985          50.0   Redondo       CA    Robinsons-May;              955,000     387,000
                                                 Beach               Mervyn's; Nordstrom;
                                                                     General Cinema
Marketplace at              1996          50.0   Fresno        CA    J.C. Penney; Best Buy;      466,000     466,000
Riverpark                                                            Linens & Things;
                                                                     Marshall's; Office Max
Promenade in Temecula       1999          75.0   Temecula      CA    J.C. Penney; Sears;         795,000     394,000
                                                                     Robinson-May; Edwards
                                                                     Cinema; Macy's (2002)
South Bay Southern          1978         100.0   Redondo       CA    CompUSA                     160,000     160,000
    Center                                       Beach
----------------------- ------------- ---------- ------------ ------ ------------------------- ---------- ----------
   CALIFORNIA SUBTOTAL                                                                         3,377,000   1,711,000

KANSAS
Manhattan Town              1987          37.5   Manhattan     KS    Dillard's; J.C. Penney;     392,000     197,000
    Center Mall                                                      Sears

KENTUCKY
Bowling Green Mall          1966          50.0   Bowling       KY    Rose's; Quality Big Lots    242,000     242,000
                                                 Green
Newport Plaza               1977          50.0   Newport       KY    IGA; Sears                  157,000     157,000
----------------------- ------------- ---------- ------------ ------ ------------------------- ---------- ----------
   KENTUCKY SUBTOTAL                                                                             399,000     399,000

                           DATE OF      COMPANY                                                  TOTAL
                           OPENING/    OWNERSHIP                                                SQUARE
         NAME            ACQUISITION      (%)       CITY      STATE        MAJOR TENANTS         FEET         GLA
         ----            -----------      ---       ----      -----        -------------         ----         ---
MICHIGAN
Courtland Center            1968         100.0   Flint         MI    J.C. Penney; Mervyn's;       458,000    290,000
                                                                     Old Navy

NEVADA
Galleria at Sunset          1996          60.0   Henderson     NV    Dillard's;                   891,000    294,000
                                                                     Robinsons-May;
                                                                     Mervyn's; J.C. Penney
Showcase                    1996          20.0   Las Vegas     NV    Coca-Cola(R); M&M's          186,000    186,000
                                                                     World/Ethel M.
                                                                     Chocolates; Game Works;
                                                                     United Artists; WWF
                                                                     Theme Restaurant
----------------------- ------------- ---------- ------------ ------ ------------------------- ---------- ----------
   NEVADA SUBTOTAL                                                                              1,077,000    480,000

NEW YORK CITY
42nd Street                 1999          70.0   Manhattan     NY    AMC Theaters; Madame         305,000    305,000
                                                                     Tussaud's Wax Museum;
                                                                     HMV Records
Atlantic Center             1996          75.0   Brooklyn      NY    Pathmark; OfficeMax;         394,000    394,000
                                                                     Old Navy; Marshall's;
                                                                     Sterns
Atlantic Center Site V      1998          70.0   Brooklyn      NY    Modell's                      47,000     47,000
Battery Park City           2000          70.0%  Manhattan     NY    Regal Cinemas; New York      165,000    165,000
                                                                     Sports Club
Bay Street                  1999          70.0   Staten        NY    CVS/Pharmacy                  16,000     16,000
                                                 Island
Bruckner Boulevard          1996          70.0   Bronx         NY    Pergament; Seaman's;         113,000    113,000
                                                                     Old Navy
Columbia Park Center        1999          52.5   North         NJ    Regal Cinemas; Shop          347,000    347,000
                                                 Bergen              Rite; Old Navy; Circuit
                                                                     City; Staples; Bally's
Court Street                2000          70.0   Brooklyn      NY    Regal Cinemas; Barnes &      103,000    103,000
                                                                     Noble
Eastchester                 2000          70.0   Bronx         NY    Pathmark Supermarket          63,000     63,000
Flatbush Avenue             1995          80.0   Brooklyn      NY    Edward's Super Food          142,000    142,000
                                                                     Store; Old Navy;
                                                                     Staples; Bally's
Forest Avenue               2000          70.0   Staten        NY    Regal Cinemas                 68,000     68,000
                                                 Island
Gallery at MetroTech        1990          80.0   Brooklyn      NY    Toys "R" Us                  163,000    163,000
Grand Avenue                1997          70.0   Queens        NY    Edward's Super Food          100,000    100,000
                                                                     Store
Gun Hill Road               1997          70.0   Bronx         NY    Home Depot                   147,000    147,000
Kaufman Studios             1999          70.0   Queens        NY    Regal Cinemas                 84,000     84,000
Northern Boulevard          1997          70.0   Queens        NY    Edward's Super Food          218,000    218,000
                                                                     Store; Marshall's; Old
                                                                     Navy
Richmond Avenue             1998          70.0   Staten        NY    Circuit City; Staples;        76,000     76,000
                                                                     Island Starbucks
------------------------------------- ---------- ------------ ------ ------------------------- ---------- ----------
  NEW YORK CITY SUBTOTAL                                                                        2,551,000  2,551,000

NEW YORK STATE
Boulevard Mall              1962          50.0   Amherst       NY    J.C. Penney; Kaufmann's      778,000    331,000

OHIO
Avenue at Tower City        1990         100.0   Cleveland     OH    Dillard's; Hard Rock         790,000    282,000
    Center                                                           Cafe
Canton Centre Mall          1981         100.0   Canton        OH    Kaufmann's; J.C.             680,000    256,000
                                                                     Penney; Montgomery Ward
Chapel Hill Mall            1966          50.0   Akron         OH    Kaufmann's; J.C.             865,000    306,000
                                                                     Penney; Sears
Chapel Hill Suburban        1969          50.0   Akron         OH    Value City                   112,000    112,000
Golden Gate                 1958          50.0   Mayfield      OH    Office Max; Old Navy;        362,000    362,000
                                                 Hts.                Michael's; Home Place;
                                                                     World Market; Golf
                                                                     Galaxy
Midtown Plaza               1961          50.0   Parma         OH    Ames; Office Max; Marc's     258,000    258,000
----------------------- ------------- ---------- ------------ ------ ------------------------- ---------- ----------
   OHIO SUBTOTAL                                                                                3,067,000  1,576,000

                           DATE OF      COMPANY                                                 TOTAL
                           OPENING/    OWNERSHIP                                               SQUARE
         NAME            ACQUISITION      (%)       CITY      STATE        MAJOR TENANTS        FEET         GLA
         ----            -----------      ---       ----      -----        -------------       ------        ---
PENNSYLVANIA
Hunting Park                1996          70.0   Philadelphia  PA    Ames; AJ Right             137,000    137,000
Plaza at Robinson           1989          50.0   Pittsburgh    PA    T.J. Maxx; Ames;           489,000    489,000
    Town Centre                                                      Marshall's; Sears
Station Square              1994         100.0   Pittsburgh    PA    Grand Concourse            223,000    223,000
                                                                     Restaurant; ASE Ltd.;
                                                                     LCI International;
                                                                     Houlihans
------------------------------------- ---------- ------------ ------ ------------------------- ---------- ----------
  PENNSYLVANIA SUBTOTAL                                                                         849,000    849,000

WASHINGTON, D.C.
Ballston Common Mall        1986         100.0   Arlington     VA    Hecht's; Sport &           578,000    310,000
                                                                     Health; Regal Cinemas
WEST VIRGINIA
Charleston Town Center      1983          50.0   Charleston    WV    Kaufmann's; J.C.           897,000    361,000
                                                                                                -------    -------
    Mall                                                             Penney; Sears;
                                                                     Montgomery Ward
                                                                                               --------   --------

                                   Shopping Centers at July 31, 2000....................     15,727,000  9,501,000
                                                                                             ==========  =========

                                   Shopping Centers at January 31, 2000.................     16,003,000  9,777,000
                                                                                             ==========  =========

         DEPARTMENT STORES AND SIGNIFICANT TENANTS. Department stores are a critical factor to the success of any retail shopping center. The customer's identification with a property typically focuses on its department stores. Department stores sell merchandise which appeals to a broad range of shoppers. Although the shopping centers derive minimal operating income from department stores, strong department stores play an important part in generating customer traffic and in making the centers desirable locations for mall store tenants. See "RISK FACTORS -- DEPENDENCE ON RENTAL INCOME FROM REAL PROPERTY."

         Of the approximately 15.7 million square feet in the Company's shopping centers, approximately 4.3 million square feet or 27% is owned directly by the department stores. Each department store that owns its own store typically enters into a reciprocal easement agreement with the other owners in the retail center covering, among other things, operating covenants, reciprocal easements, property operations, initial construction and future expansions.

         The following table sets forth department stores occupying more than three sites and the number of square feet owned or leased by such anchors as of July 31, 2000.

                                                           NO. OF                  TOTAL OCCUPIED
                        DEPARTMENT STORE              DEPARTMENT STORES             SQUARE FEET
                        ----------------              -----------------            -------------
                May Company/Kaufmann's                         9                      1,545,034
                J. C. Penney's                                10                      1,295,116
                Dillard's                                      5                      1,123,511
                Sears Roebuck and Co.                          6                        895,409
                Mervyn's/Target                                5                        404,578
                                                                                        -------

                         Total....................................................    5,263,648
                                                                                      =========

         Other retail centers generally have anchor tenants that are large specialty retailers, such as toy stores, home improvement stores or grocery stores. Most such anchors lease their locations from the mall owners under long-term leases.

         The following table identifies tenants that lease more than 100,000 square feet of GLA and whose portion of percentage of annualized net shopping center base rent equaled or exceeded one percent as of July 31, 2000.

                                                                                                     PERCENTAGE OF
                                               NUMBER OF     LEASED SQUARE       PERCENTAGE OF      SHOPPING CENTER
          TENANT(1)                              STORES          FEET(2)      SHOPPING CENTER GLA    BASE RENT(3)
          ---------                            ---------     -------------    -------------------   ---------------
          Regal Cinema.............................6            474,072               5.0%                7.7%
          The Gap.................................28            395,828               4.2                 3.9
          The Limited.............................59            350,359               3.7                 4.0
          Edward's Super Food Store................3            177,455               1.9                 3.0
          TJX Companies............................5            158,159               1.7                 1.2
          Venator Group...........................41            149,238               1.6                 2.2
          AMC......................................1            145,044               1.5                 1.9
          Circuit City.............................4            130,623               1.4                 1.5
          Pathmark.................................2            123,500               1.3                 1.9
          Staples..................................4            101,685               1.1                 1.1
                                                                -------               ---                 ---
                   Total............................          2,205,963              23.4%               28.4%
                                                              =========              =====               =====

-------------------

(1) The tenant name includes all space associated with the various trade names for the tenant.

(2) Represents 100% of the square footage of GLA, not Forest City's proportionate share.

(3) Represents percentage of Forest City's proportionate share of annualized net shopping center base rent.

         SHOPPING CENTER LEASES AND TENANT LEASE EXPIRATIONS. Current shopping center leases generally provide for tenants to pay rent comprised of two elements. The first element is a fixed "base rent," often subject to increase according to a schedule agreed upon at the time an agreement to lease is signed. The second element is "percentage rent," which is based on a percentage of the tenant's gross sales to the extent that the resultant rent exceeds the "base rent" or these sales exceed a stated annual amount. While the percentage rent clause is important in enhancing a shopping center's cash flow and value in an inflationary environment, the Company's net rental revenue is derived predominantly from contractual base rent. For the fiscal year ended January 31, 2000, base rent accounted for approximately 88% of total shopping center rental revenue, excluding cost recoveries.

         Scheduled annual expirations over the next eight years for shopping center leases in place at July 31, 2000, average approximately 6.1% of total leased mall store GLA, with no single year exceeding 9.2%. The average remaining term of shopping center leases in place is 5.4 years as of the six months ended July 31, 2000. The following table shows lease expirations for the next eight years at the Company's shopping centers, assuming that none of the tenants exercise their renewal options. See "RISK FACTORS -- RELIANCE ON MAJOR TENANTS."

                                      SQ. FT. OF       PERCENT OF                        PERCENT OF      AVG. BASE
 EXPIRATION         NO. OF LEASES       LEASES        TOTAL LEASED      BASE RENT        TOTAL BASE     RENT/SQ. FT.
    YEAR              EXPIRING       EXPIRING (1)         GLA          EXPIRING (2)       RENT (2)      EXPIRING (3)
    ----            -------------    ------------     ------------     ------------      ---------      ------------
2000....................129             268,468             3.2%         $4,941,312          4.2%           $24.95
2001....................137             441,184             5.4           4,689,079          4.0             14.74
2002....................180             540,727             6.6           7,330,529          6.3             18.74
2003....................177             514,810             6.3           8,000,754          6.9             23.17
2004....................178             755,264             9.2           7,735,796          6.6             16.37
2005....................134             480,818             5.9           6,358,895          5.5             21.04
2006....................157             566,630             6.9           8,902,892          7.7             23.77
2007....................112             411,336             5.0           6,102,341          5.3             22.60
Thereafter..............449           4,229,985            51.5          62,141,308         53.5             22.63
                        ---           ---------            ----          ----------         ----             -----
     Total              1,653         8,209,222           100.0%       $116,202,906        100.0%           $21.47
                        =====         =========           ======       ============        ======           ======

------------------

(1) Represents 100% of the shopping center's GLA expiring, not Forest City's proportionate share.

(2) Computed at Forest City's proportionate share of annualized base rent. Annualized net base rent equals the contractual base rent for the month ended July 31, 2000, annualized for 12 months (six months for 2000), excluding increases in operating expenses and real estate taxes over the base rent.

(3) Represents contracted net annualized base rent per square foot computed at 100%, rather than at Forest City's proportionate rate.

         GAIN ON DISPOSITION OF RETAIL PROPERTIES. The Company's strategy is to dispose of property it believes has achieved maximum potential value. The Company disposed of its interest in four commercial properties during 1998, 1999 and six months ended July 31, 2000. The Company's disposition of Summit Park Mall and Rolling Acres Mall, through a tax-deferred exchange, resulted in pre-tax gains of $13.9 million and $10.7 million, respectively. The Company disposed of its interest in Courtyard, a strip shopping center in Flint, Michigan, in 1998 for a pre-tax gain of $622,000. During the second quarter of 2000, Forest City sold the 276,000 square-foot retail center -- Tucson Place --through a tax-deferred exchange. Forest City'S disposal of Tucson Place resulted in a pre-tax gain of $8.6 million.

         RECENT OPENINGS. In 1998, 1999 and 2000, the Commercial Group opened various properties located throughout the country. These openings are described below.

         Richmond Avenue, a 76,000 square-foot urban retail center located in Staten Island that includes Circuit City and Staples as major tenants, and Atlantic Center Site V, a 47,000 square-foot urban retail center in Brooklyn, opened in 1998.

         A CVS drug store at Bay Street opened in the second quarter of 1999. This 16,000 square-foot center along with Kaufman Studios, an 84,000 square-foot entertainment/retail project located in Queens, New York, exemplify the Company's extensive focus on the New York City metropolitan area.

         Columbia Park Center in North Bergen, New Jersey, opened in 1999. This 347,000 square-foot, fully-leased retail/entertainment center features Circuit City, Old Navy, Staples, Shop Rite, Bally's, and Regal Cinemas as major tenants.

         The Promenade in Temecula, an $87.1 million, 795,000 square-foot regional mall in Temecula, California, opened in late October 1999. The Promenade was 93% leased as of January 31, 2000, and was the largest Commercial Group project that opened in 1999. The mall's anchors include J.C. Penney, Robinsons-May, Sears, and an entertainment court featuring a 15-screen, stadium-style seating Edwards

Cinema. A 165,000 square-foot Macy's will be the mall's fourth anchor and is expected to open sometime in 2002. This private/public partnership development signifies the Company's entry into a new market.

         On 42nd Street, the first tenant opened in this mixed-use project in the fourth quarter of 1999. The balance of the 305,000 square-foot retail/entertainment center is scheduled to open by the third quarter of 2000. 42nd Street houses the world-renowned Madame Tussaud's Wax Museum (opening third quarter 2000), a 25-screen, stadium-style seating AMC Theater and other entertainment venues.

         The Battery Park City mixed-use project located in downtown Manhattan consists of 165,000 square feet of fully-leased retail space and a 463-room Embassy Suites Hotel which opened in June 2000. Major tenants for this project are Regal Cinema, Kinko's, and New York Sports Club.

         Forest Avenue, a 68,000 square-foot, 16-screen theater in Staten Island, New York opened in May 2000. Court Street, a 103,000 square-foot project in Brooklyn, New York, featuring both a 12-screen theater and a Barnes & Noble, and Eastchester, a 63,000 square-foot Pathmark Supermarket located in the Bronx, New York, both opened in July 2000.

         The following table sets forth additional information regarding shopping centers that recently opened:

                                        DEVELOPED
                                         (D) OR               COMPANY    TOTAL COST    COMPANY
                                        ACQUIRED     DATE    OWNERSHIP    AT 100%   SHARE OF COST   TOTAL
     PROPERTY            LOCATION          (A)      OPENED      (%)      (IN MIL.)    (IN MIL.)   SQUARE FEET     GLA*
     --------            --------       ---------   ------   ---------   ---------  ------------  -----------   -------
Richmond Ave.        Staten Island, NY      D       1Q-98       70.0%      $ 20.1      $ 14.1       76,000      76,000
Atlantic Center      Brooklyn, NY           D       2Q-98       70.0          4.1         2.9       47,000      47,000
    Site V
Bay Street           Staten Island, NY      D       2Q-99       70.0          4.9         3.4       16,000      16,000
Kaufman Studios      Queens, NY             D       3Q-99       70.0         19.5        13.7       84,000      84,000
Columbia Park        North Bergen, NJ       D       3Q-99       52.5         69.2        36.3      347,000     347,000
The Promenade        Temecula, CA           D       3Q-99       75.0         87.1        65.3      795,000     394,000
42nd Street          Manhattan, NY          D       4Q-99       70.0        100.4        70.3      305,000     305,000
Battery Park City    Manhattan, NY          D       2Q-00       70.0         41.3        28.9      165,000     165,000
Forest Avenue        Staten Island, NY      D       2Q-00       70.0         11.7         8.2       68,000      68,000
Court Street         Brooklyn, NY           D       2Q-00       70.0         28.3        19.8      103,000     103,000
Eastchester          Bronx, NY              D       2Q-00       70.0         13.7         9.5       63,000      63,000
                                                                           ------      ------    ---------   ---------
         Total........................................................     $400.3      $272.4    2,069,000   1,668,000
                                                                           ======      ======    =========   =========

-------------------
* Represents the total square feet available for lease by the Company. Remaining square footage is owned by anchors.

         PROJECTS UNDER CONSTRUCTION. Construction on the 455,000 square-foot Queens Place shopping center in Queens, New York, began in the second quarter of 2000. This $71.4 million project, anchored by Target, is scheduled to open in the third quarter of 2001.

         The two-level Mall at Robinson, near the Pittsburgh International Airport, will contain a total of 1.0 million square feet. This center is anchored by Kaufmann's, Sears and J.C. Penney. The mall is scheduled to open in the fourth quarter of 2001.

         The 1.3 million square-foot Mall at Stonecrest in Atlanta, Georgia, is to include Rich's, Dillard's, J.C. Penney, Parisian, and Sears. The mall will also contain a state-of-the-art, stadium style seating theater and more than 120 specialty retail shops. Construction, which began in the second quarter of 2000, is scheduled for completion in the fourth quarter of 2001.

         The following table sets forth additional information regarding shopping centers under construction:

                                                                                 TOTAL       COMPANY
                                       DEVELOPED     ESTIMATED      COMPANY     COST AT      SHARE OF
                                         (D) OR       DATE OF      OWNERSHIP      100%         COST         TOTAL
      PROPERTY           LOCATION     ACQUIRED (A)    OPENING         (%)       (IN MIL.)   (IN MIL.)    SQUARE FEET      GLA*
      --------           --------     ------------   ---------     ---------    ---------   ---------    -----------      ---
Queens Place            Queens, NY         D           3Q-01          70.0%         $71.4        $50.0      455,000      455,000
Mall at Robinson      Pittsburgh, PA       D           4Q-01          56.7          120.2         68.1    1,013,000      319,000
Mall at Stonecrest      Atlanta, GA        D           4Q-01          67.0          119.1         79.8    1,300,000      377,000
                                                                                ---------   ----------   ----------   ----------
         Total..............................................................     $  310.7     $  197.9    2,768,000    1,151,000
                                                                                 ========     ========   ==========   ==========

-------------------
* Represents the total square feet available for lease by the Company. Remaining square footage is owned by anchors.

         PROJECTS UNDER DEVELOPMENT. Bayside Center, a 95,000 square-foot retail center located in Brooklyn, New York, is scheduled for opening sometime in late 2001. This center, anchored by a 75,000 square-foot cinema, and is enhanced by a 560-space parking facility, is expected to add to the Company's strong presence in the New York City Metropolitan Area.

         Harlem Center, a 106,000 square-foot retail project in Manhattan, New York, is scheduled to begin construction in the fourth quarter of 2000. Anchored by The Gap and Circuit City, this center is expected to open during 2001.

         The Company has begun development on the 231,000 square-foot Forest Avenue Commons in Staten Island, New York. This center, anticipated to open sometime in late 2001, will be anchored by a 100,000 square-foot Kmart and a 115,000 square-foot Lowes Lumber. The development of approximately 1,000 parking spaces is expected to facilitate access to this New York City retail center.

         Brooklyn Commons in Brooklyn, New York, is expected to open sometime in 2001. This 140,000 square-foot retail center is to be developed at a total cost of $18.1 million. With a 70% ownership interest, the Company's share of the total cost is expected to be approximately $12.7 million.

         Atlantic Terminal, a 371,000 square-foot multi-level retail project in Brooklyn, New York, is scheduled to begin construction sometime in the third quarter of 2000. This center, anchored by a 184,000 square-foot Target, is expected to open sometime in 2002.

         The 1.1 million square-foot Short Pump Town Center in Richmond, Virginia, is to include Nordstrom, Lord & Taylor, Hecht's, and Dillard's. The open-air mall is also to include a mega-plex movie theater and small-to mid-size retailers. Short Pump Town Center is expected to open in 2002.

         Woodbridge Crossing in Woodbridge, New Jersey, is scheduled to open in 2002. A 286,000 square-foot retail center, Woodbridge Crossing is anticipating having an 110,000 square-foot supermarket and an 80,000 square-foot cinema as its anchor tenants.

         Construction on Showcase II, a 59,000 square-foot retail center, is expected to begin sometime in early 2001. At a total cost of approximately $26.7 million and a 40% ownership, the Company's share of the total cost is estimated at $10.7 million. With an expected opening date during the first half of 2002, the Company expects to capitalize on the center's proximity to the original Showcase center.

         In January 1998, the Company was chosen to develop the Emporium, a retail center with approximately 967,000 square feet located on Market Street in San Francisco, California. This center will be a multi-floor development consisting of retail, entertainment, restaurants, office space, and a cinema. The property will feature a 359,000 square-foot Bloomingdale's department store. The property is scheduled to open sometime in 2003.

         The following table sets forth additional information regarding shopping centers under development:

                                                                                 TOTAL       COMPANY
                                       DEVELOPED     ESTIMATED      COMPANY     COST AT      SHARE OF
                                         (D) OR       DATE OF      OWNERSHIP      100%         COST         TOTAL
     PROPERTY           LOCATION      ACQUIRED (A)    OPENING         (%)       (IN MIL.)   (IN MIL.)    SQUARE FEET      GLA*
      --------           --------     ------------   ---------     ---------    ---------   ---------    -----------      ---
Bayside             Brooklyn, NY           D            2001           70.0%       $18.9       $13.2         95,000       95,000
Harlem Center       Manhattan, NY          D            2001           60.5         26.5        16.0        106,000      106,000
Forest Ave.         Staten Island,         D            2001           70.0         17.9        12.5        231,000      231,000
    Commons         NY
Brooklyn            Brooklyn, NY           D            2001           70.0         18.1        12.7        140,000      140,000
    Commons
Atlantic            Brooklyn, NY           D            2002           70.0         68.5        48.0        371,000      371,000
    Terminal
Short Pump          Richmond, VA           D            2002           50.0        148.0        74.0      1,125,000      354,000
   TC
Woodbridge          Woodbridge, NJ         D            2002           70.0         36.6        25.6        286,000      286,000
    Crossing
Showcase II         Las Vegas, NV          D            2002           40.0         26.7        10.7         59,000       59,000
Emporium            San Francisco, CA      D            2003           75.0%       329.5       247.1        967,000      608,000
                                                                                  ------      ------     ----------    ---------
         Total...............................................................     $690.7      $459.8      3,380,000    2,250,000
                                                                                  ======      ======     ==========    =========

-------------------
* Represents the total square feet available for lease by the Company. Remaining square footage is owned by anchors.

         OFFICE AND MIXED-USE

         In its office development activities, Forest City is primarily a build-to-suit developer which works with tenants to meet their highly specialized requirements. The Company's office development has focused primarily on mixed-use projects in urban developments, often built in conjunction with hotels and shopping centers or as part of a major office campus. As a result of this focus on new urban developments, 63% of the Company's office buildings were built or acquired within the last ten years and are concentrated in four new urban developments located in Brooklyn, Cleveland, Boston and San Jose.

         EXISTING PORTFOLIO. The Company's existing portfolio of office/mixed-use projects consists of 24 office buildings containing 7.2 million leasable square feet. The majority of Forest City's office space is located in large, Class A buildings in projects located in major urban centers. Class A buildings generally are those that have above average size, design, location and access, attract high quality tenants, are well maintained and professionally managed, and achieve among the highest rent, occupancy and tenant retention rates within their markets. The Company's leases are generally structured on a "gross" basis wherein fixed lease payments are inclusive of net rent, current operating expenses and current real estate taxes. In addition, tenants generally pay increases in operating expenses and real estate taxes above their respective base year amounts.

         At January 31, 1998, 1999 and 2000, occupancy for the Company's office buildings was 97%, 96% and 97%, respectively. Average rental rates for new leases and renewals with existing tenants increased 20% from 1998 to 1999 and 9.1% during the six month period ended July 31, 2000.

         Below are description of some of the Company's office buildings.

         MetroTech. The MetroTech complex, located on sixteen acres controlled by the Company in downtown Brooklyn, currently consists of five high-tech office buildings (One MetroTech, Two MetroTech, Nine MetroTech, Ten MetroTech and Eleven MetroTech) with over 2.4 million square feet leased to major tenants such as Keyspan, Bear Stearns & Co. Inc., Securities Industry Automation Corp., the Internal Revenue Service and The City of New York. These five buildings are currently 100% leased. Adjacent to MetroTech is the Company's One Pierrepont Plaza containing 656,000 square feet and including Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. among its major tenants. This complex, in which occupancy is 100%, was the first major office building developed in Brooklyn in over 25 years. In addition, the Company sold the development rights to two parcels on which Chase Manhattan Bank has built two office buildings. Land and development rights are available for two additional buildings at MetroTech.

         Tower City Center. The Company owns four office buildings, containing approximately 1.5 million square feet, in Tower City Center in Cleveland, Ohio. Tower City is connected to Jacobs Field, home of the Cleveland Indians baseball team and Gund Arena, home of the Cleveland Cavaliers basketball team, and houses a 282,000 square-foot retail center and 11-screen movie theater. Tower City Center is comprised of Terminal Tower, Chase Financial Tower, M.K. Ferguson Plaza and Skylight Office Tower, and had an occupancy of 93.5% at January 31, 2000. In addition, the Company owns the 208-room Ritz Carlton in Tower City Center. Remaining within the Tower City Center complex are 8.5 acres of adjacent land and air rights available for future development or sale. In 1995, the Company sold five additional acres for $18.3 million as the site for a future Federal court house which will be connected to the Tower City Center.

         During 1997, the Company purchased a 50% interest in a partnership that owns the building occupied by Dillard's department store in downtown Cleveland that is connected to The Avenue at Tower City. In February 2000, the Company signed a joint venture with ABR INFOCOM to proceed with the development agreement and partnership formed with Dillard's to create Cleveland's premier facility for telecommunications and information technology companies. The Tower City INFOCOM Center will occupy the upper eight levels of the 12-floor, 1,009,000 square-foot building. The facility will comprise over 508,000 square-feet and Dillard's will continue to operate the retail portion of the building that they presently occupy.

         The Halle Building in Cleveland, Ohio, formerly the Halle Department Store, is a 382,000 square-foot building, designed by Lincoln Memorial architect, Henry Bacon. It was purchased by the Company as a joint venture for mixed-use development in 1985 and includes approximately 56,000 square feet of retail space and approximately 326,000 square feet of office space.

         Liberty Center, a 527,000 square-foot mixed-use property that contains both office and retail space as well as a 616-room hotel, opened in Pittsburgh in 1986. Liberty Center was developed through a public/private partnership as a part of the city's urban renewal program. In 1995, the Company increased its ownership interest in Liberty Center from 19% to 50%, refinanced the mortgage, and took over management of the office, retail, and parking facilities in this major mixed-use property.

         The following table summarizes the Company's office building portfolio as of July 31, 2000.

                                  YEAR OF       COMPANY'S
                                 OPENING/       OWNERSHIP                                                     LEASABLE
            NAME                ACQUISITION         %            CITY      STATE        MAJOR TENANTS       SQUARE FEET
            ----                -----------     ---------        ----      -----        -------------       -----------
CALIFORNIA
Knight Ridder Building at          1998           100.0%     San Jose        CA    Knight Ridder; Merrill       324,000
    Fairmont Plaza                                                                 Lynch; PaineWebber;
                                                                                   Metromedia Fiber
                                                                                   Network, Inc.
Pavilion                           1998            99.0      San Jose        CA    United Artists;              247,000
                                                                                   Metromedia Fiber
                                                                                   Network, Inc.
------------------------------ -------------- -------------- ------------- ------- ------------------------ -------------
CALIFORNIA SUBTOTAL                                                                                             571,000

MASSACHUSETTS
Clark Building                     1989            50.0      Boston          MA    Oravax                       122,000
Jackson Building                   1987           100.0      Boston          MA    Ariad Pharmaceuticals         99,000
Millennium                         1999           100.0      Boston          MA    Millennium                   277,000
                                                                                   Pharmaceuticals, Inc.;
                                                                                   Cereon Genomics
Richards Building                  1990           100.0%     Boston          MA    Genzyme Tissue Repair;       126,000
                                                                                   Alkermes
University Park at                 1998            50.0      Boston          MA    Star Market; Tofias,         169,000
    MIT-Phase II                                                                   Fleishman, Shapiro &
                                                                                   Co.; CompUSA
--------------------------------------------- -------------- ------------- ------- ------------------------ -------------
MASSACHUSETTS SUBTOTAL                                                                                          793,000

                                  YEAR OF       COMPANY'S
                                 OPENING/       OWNERSHIP                                                     LEASABLE
            NAME                ACQUISITION         %            CITY      STATE        MAJOR TENANTS       SQUARE FEET
            ----                -----------     ---------        ----      -----        -------------       -----------
NEW YORK CITY
One Metro Tech Center              1991            65.0      Brooklyn        NY    Keyspan; Bear Stearns        933,000
Two Metro Tech Center              1990            65.0      Brooklyn        NY    Securities Industry          521,000
                                                                                   Automation Corp.
Nine Metro Tech Center             1997            65.0      Brooklyn        NY    City of New York-Fire        317,000
                                                                                   Department
Ten Metro Tech Center              1992            80.0      Brooklyn        NY    Internal Revenue             409,000
                                                                                   Service
Eleven Metro Tech                  1995            65.0      Brooklyn        NY    City of New York -           216,000
    Center                                                                         CDCSA; E-911
One Pierrepont Plaza               1988            85.0      Brooklyn        NY    Morgan Stanley;              656,000
                                                                                   Goldman Sachs; U.S.
                                                                                   Attorney
--------------------------------------------- -------------- ------------- ------- ------------------------ -------------
NEW YORK CITY SUBTOTAL                                                                                        3,052,000

OHIO
Chagrin Plaza I & II               1969            66.7      Beachwood       OH    National City Bank;          114,000
                                                                                   Responsive Database
                                                                                   Services
Chase Financial Tower              1991            95.0      Cleveland       OH    Chase Manhattan              119,000
                                                                                   Mortgage Corporation
Emery-Richmond                     1991            50.0      Warrensville    OH    Allstate Insurance             5,000
                                                             Hts.
Enterprise Place                   1998            50.0      Beachwood       OH    Leaseway                     125,000
                                                                                   Transportation Group
Halle Building(1)                  1986            75.0      Cleveland       OH    North American               382,000
                                                                                   Refractories Co.;
                                                                                   Liggett-Stashower;
                                                                                   Focal; Nationwide
                                                                                   Advertising; Climaco
M.K. Ferguson Plaza(1)             1990             1.0      Cleveland       OH    Morrison Knudsen;            482,000
                                                                                   Chase Manhattan
                                                                                   Mortgage Corporation
Signature Square I                 1986            50.0      Beachwood       OH    Ciuni & Panichi               79,000
Signature Square II                1989            50.0      Beachwood       OH    Paine Webber; Allen           82,000
                                                                                   Telecom
Skylight Office Tower              1991            92.5      Cleveland       OH    Ernst & Young, LLP;          320,000
                                                                                   Travelers
Terminal Tower                     1983           100.0%     Cleveland       OH    Forest City                  582,000
                                                                                   Enterprises, Inc.;
                                                                                   Weston Hurd; Walter &
                                                                                   Haverfield
------------------------------ -------------- -------------- ------------- ------- ------------------------ -------------
OHIO SUBTOTAL                                                                                                 2,290,000

                                  YEAR OF       COMPANY'S
                                 OPENING/       OWNERSHIP                                                     LEASABLE
            NAME                ACQUISITION         %            CITY      STATE        MAJOR TENANTS       SQUARE FEET
            ----                -----------     ---------        ----      -----        -------------       -----------
PENNSYLVANIA
Liberty Center                     1986            50.0      Pittsburgh      PA    Federated Investors          527,000

                                   Office Buildings at July 31, 2000........................................  7,233,000
                                                                                                              =========

                                   Office Buildings at January 31, 2000.....................................  7,233,000
                                                                                                              =========

-------------------
(1) See "RISK FACTORS-- POTENTIAL LIABILITY FROM RESIDENTIAL PROPERTIES ACCOUNTED FOR ON THE EQUITY METHOD AND PARTNERSHIP RISKS."

         PRINCIPAL OFFICE TENANTS. The following table sets forth information concerning each office tenant whose portion of percentage of annualized net office base rent equaled or exceeded one percent at July 31, 2000. Together, these tenants represented approximately 60% of total office leasable area and approximately 69% of total annualized net office base rent at July 31, 2000. No single office tenant accounted for more than 10.7% of total annualized net office base rent revenue at July 31, 2000.

                                                                  PERCENTAGE OF
                                              LEASED SQUARE      OFFICE LEASABLE     PERCENTAGE OF OFFICE
TENANT                                            FEET(1)          SQUARE FEET           BASE RENT(2)
------                                        -------------      ---------------     --------------------
City of New York                                  702,284              9.7%                   8.2%
United States Government                          538,999              7.5                   10.7
Brooklyn Union                                    479,527              6.6                    7.9
Morgan Stanley & Co.                              419,156              5.8                    6.4
SIAC                                              357,235              5.0                    4.2
Federated Investors, Inc.                         342,886              4.7                    3.2
Bear, Stearns & Co. Inc.                          291,044              4.0                    3.7
Millennium Pharmaceutical                         222,895              3.1                    6.4
Forest City Enterprises, Inc.                     161,404              2.2                    2.2
Abovenet                                          148,107              2.0                    4.1
Chase Financial Corp.                             118,690              1.6                    1.3
Ernst & Young, L.L.P.                             103,596              1.4                    2.0
Ariad                                              98,879              1.4                    1.3
Cereon                                             78,950              1.1                    2.1
State of New York                                  76,380              1.1                    1.5
Goldman, Sachs & Co.                               76,031              1.1                    1.1
Knight Ridder                                      59,559              0.8                    1.7
Genzyme Corporation                                58,832              0.8                    1.4
                                                   ------              ---                    ---
     Total..............................        4,334,454             59.9%                  69.4%
                                                =========             ====                   ====

-------------------

(1) Represents 100% of the leased square feet, not Forest City's proportionate share.

(2) Represents percentage of Forest City's proportionate share of annualized net base rent.

         See "RISK FACTORS -- DEPENDENCE ON RENTAL INCOME FROM REAL PROPERTY" and "-- RELIANCE ON MAJOR TENANTS."

         OFFICE BUILDING TENANT LEASE EXPIRATIONS. Over the following eight year period, scheduled annual expirations of office leases in place at July 31, 2000, will average approximately 7.0% per year of Forest City's total occupied leasable office area with no single year exceeding 11.8%. The average remaining term of significant office leases (leases of 20,000 square feet or more) at July 31, 2000, was 7.3 years. The following table shows lease expirations for the eight year period commencing 2000 and thereafter at the Company's office buildings, based on leases existing at July 31, 2000, assuming that none of the tenants exercise any of their renewal options.

                                      SQ. FT. OF       PERCENT OF                        PERCENT OF      AVG. BASE
 EXPIRATION         NO. OF LEASES       LEASES        TOTAL LEASED      BASE RENT        TOTAL BASE     RENT/SQ. FT.
    YEAR              EXPIRING       EXPIRING (1)         GLA          EXPIRING (2)       RENT (2)      EXPIRING (3)
 ----------         -------------    ------------     ------------     ------------      ----------     ------------
    2000                 36             163,572             2.5%         $3,147,198          2.9%           $23.98
    2001                 69             405,516             6.2           5,880,871          5.3             21.76
    2002                 68             425,386             6.6           7,316,332          6.6             20.61
    2003                 47             494,508             7.6           7,395,154          6.7             17.62
    2004                 63             764,783            11.8          13,366,533         12.1             22.67
    2005                 36             630,724             9.7           8,986,578          8.2             20.32
    2006                 19             348,896             5.4           6,831,171          6.2             23.16
    2007                  7             411,418             6.3           4,502,575          4.1             20.34
    Thereafter           48           2,845,918            43.9          52,871,535         47.9             23.74
                        ---           ---------           -----        ------------        -----            ------

    Total               393           6,490,721           100.0%       $110,297,947        100.0%           $22.25
                        ===           =========           ======       ============        ======           ======

-------------------
(1) Represents 100% of the office building's leasable area expiring, not Forest City's proportionate share.

(2) Computed at Forest City's proportionate share of annualized base rent. Annualized net base rent equals the contractual base rent for the month ended July 31, 2000, annualized for 12 months (six months for 2000), excluding increases in operating expenses and real estate taxes over the base rent.

(3) Represents contracted net annualized base rent per square foot computed at 100%, rather than Forest City's proportionate rate.

         GAIN ON DISPOSITION OF OFFICE PROPERTY. The Company's strategy is to dispose of property it believes has achieved maximum potential value. For fiscal year-ended January 31, 1999, the Commercial Group disposed of San Vicente, a 469,000 square-foot office building in Brentwood, California, resulting in a $10,403,000 per-tax gain. This sale was structured as a tax-deferred exchange.

         RECENT OPENINGS AND ACQUISITIONS. In April 1998, the Company completed phase two of its mixed-use project at University Park at MIT in Boston, Massachusetts, a 77,000 square-foot office building and 92,000 square feet of its retail space. The Company has a 50% ownership in this project. Tenants include Star Markets, Tofias, Fleishman, Shapiro & Co. and CompUSA. In February 1999, the Company completed development of phase three of the University Park at MIT with the opening of a 277,000 square-foot biotechnology office building. The total cost of the project was $67 million and is fully-leased. Tenants include Millennium Pharmaceuticals, Inc. and Cereon Genomics.

         The Company acquired a 50% interest in Enterprise Place, a 122,000 square-foot office project in suburban Cleveland, Ohio, in 1998. The property is leased by Leaseway Transportation Group.

         In 1998, the Company purchased Fairmont Plaza and Pavilion, which are located in downtown San Jose, California, within the rapidly expanding office area of Silicon Valley. Fairmont Plaza is a 324,000 square-foot office building, which is 100% owned. The Pavilion is a 247,000 square-foot office building, which is 99% owned. The Company converted existing retail space in the Pavilion into office space. The Company's space conversion resulted in higher rental revenues, driving a higher overall return for the property. Major tenants include Knight Ridder, Merrill Lynch, PaineWebber, Metromedia Fiber Network, Inc. and United Artists.

         The following table sets forth additional information regarding recent openings of office buildings:

                                   DEVELOPED
                                    (D) OR        DATE        COMPANY     TOTAL COST      COMPANY'S
                                   ACQUIRED      OPENED/     OWNERSHIP      AT 100%     SHARE OF COST     TOTAL
     PROPERTY         LOCATION        (A)       ACQUIRED        (%)        (IN MIL.)      (IN MIL.)    SQUARE FEET
     --------         --------     ---------    --------     ---------     ---------      ---------    -----------
University Park     Boston, MA         D          Q2-98        50.0%        $ 80.0           $ 40.0       169,000
    @MIT--
    Phase II
Enterprise Place    Cleveland,         A          Q2-98        50.0           12.8              6.4       122,000
                    OH
Fairmont Plaza      San Jose, CA       A          Q2-98        100.0          63.9             63.9       324,000
Pavilion            San Jose, CA       A          Q2-98        99.0            9.8              9.7       247,000
Millennium          Boston, MA         D          Q1-99        100.0          67.3             67.3       277,000
                                                                            ------             ----     ---------

         Total..........................................................    $233.8           $187.3     1,139,000
                                                                            ======           ======     =========

         PROJECTS UNDER CONSTRUCTION. During the first quarter 2000, with the ground breaking of Building #1, the Company began construction of Emerald Corporate Park a 76-acre project adjacent to Cleveland Hopkins International Airport. The 87,000 square-foot Building #1 is expected to be completed during the fourth quarter of 2000 at a total Company cost of $5.6 million.

         The Company began phase four of the University Park at MIT with the start of the construction of 65/80 Landsdowne a 122,000 square-foot research facility. A Boston medical institution will occupy the property in the middle of next year. Construction will include an adjacent 1,100-space parking garage. The total cost of the project is $58 million.

         The Company will continue phase four of the University Park at MIT with the development of MIT-88 Sidney and MIT-35 Landsdowne. Both projects are 100% owned. MIT-88 Sidney has a total Company cost of $46.9 million and will open in 2002. MIT-35 Landsdowne has a total Company cost of $56.4 million and will open in 2002.

         The following table sets forth additional information regarding office projects under construction:

                                  DEVELOPED     ESTIMATED
                                   (D) OR        DATE OF       COMPANY     TOTAL COST      COMPANY'S       TOTAL
                                  ACQUIRED      OPENING/      OWNERSHIP     AT 100%      SHARE OF COST     SQUARE
    PROPERTY         LOCATION        (A)       ACQUISITION       (%)       (IN MIL.)       (IN MIL.)        FEET
    --------         --------     ---------    -----------    ---------    ---------     -------------   ---------
Emerald            Cleveland,         D           Q4-00           50.0%      $ 11.1          $  5.6        87,000
    Park-Bldg #1   OH
MIT-65/80          Boston, MA         D           Q3-01          100.0         58.3            58.3       122,000
    Landsdowne
MIT-88             Boston, MA         D           Q1-02          100.0         46.9            46.9       145,000
    Sydney
MIT-35             Boston, MA         D           Q3-02          100.0         56.4            56.4       197,000
    Millenium                                                                ------            ----       -------
         Total........................................................       $172.7          $167.2       551,000
                                                                             ======          ======       =======


         PROJECTS UNDER DEVELOPMENT. The Company expects to develop MIT-40 Landsdowne located in Boston, Massachusetts, with an expected completion date of 2003. The $56.4 million, 200,000 square-foot project represents the continuation of phase four of the University Park at MIT. The Company has 100% ownership.

         The Company expects to develop 9 Metrotech South located in Brooklyn, New York, with an expected completion date of 2004. The Company has a 35% interest in the project and will incur a total Company cost of $53.3 million.

         In March of this year, the Company was selected to develop the New York Times Building. The 40-story, 1.3 million square-foot office building will be located on Times Square and serve as headquarters to the New York Times Company. The Company has a 35% interest in the project and the total Company cost of the project is $118.6 million.

         The Company expects to begin construction of the Atlantic Terminal - MTA, located in Brooklyn, New York, with an expected completion date of 2005. The Company has a 70% ownership in the property and an expected total Company cost of $81 million.

         The following table sets forth additional information regarding office projects under development:

                                 DEVELOPED     ESTIMATED
                                 (D) OR         DATE OF       COMPANY      TOTAL COST      COMPANY'S
                                 ACQUIRED      OPENING/      OWNERSHIP      AT 100%      SHARE OF COST      TOTAL
     PROPERTY         LOCATION      (A)       ACQUISITION       (%)        (IN MIL.)       (IN MIL.)    SQUARE FEET
     --------         --------   ---------    -----------    ---------     -----------   -------------  -----------
MIT--40              Boston, MA      D           2003          100.0%       $  56.4          $ 56.4         200,000
  Landsdowne
9 MetroTech          Brooklyn,       D           2004           35.0          152.3            53.3         528,000
  South              NY
New York             Manhattan,      D           2004           35.0          338.8           118.6       1,300,000
    Times            NY
Atlantic             Brooklyn,       D           2005           70.0          115.1            80.6         400,000
                                                                             ------          ------       ---------
Terminal-MTA         NY

         Total........................................................       $662.6          $308.9       2,428,000
                                                                             ======          ======       =========

         The Company expects to develop and then sell the majority of 330 Jay Street located in Brooklyn, New York, with an expected completion date of 2004. The building will have a GLA of

1.1 million square feet. The Company's ownership is 70% with a cost of $381.4 million. The building will be occupied 80% by the court system and 20% by office tenants.

         HOTELS

         EXISTING PORTFOLIO. The Company currently has an ownership interest in nine hotels, with a total of 2,936 rooms: the DoubleTree at Liberty Center and the Sheraton at Station Square in Pittsburgh, Pennsylvania; the Ritz-Carlton and Baymont Inn in Cleveland, Ohio; the Charleston Marriott in Charleston, West Virginia; the Downtown Detroit Courtyard by Marriott in Detroit, Michigan, the University Park at MIT Hotel in Boston, Massachusetts, and Embassy Suites and Hilton Times Square in Manhattan, New York. Average occupancy and room rates were 72% and $120, respectively, during calendar year 1999, and 69% and $118, respectively, during calendar year 1998.

         The following table summarizes the Company's existing hotels as of July 31, 2000:

                                     COMPANY
                                 DATE OF OPENING/        OWNERSHIP
             NAME                   ACQUISITION             (%)             CITY           STATE      ROOMS
             ----                ----------------        ---------          ----           -----      -----
MASSACHUSETTS
University Park Hotel at               1998                 50.0%       Boston                MA         210
    MIT
MICHIGAN
Downtown Detroit                       1985                  4.0        Detroit               MI         250
    Courtyard by Marriott(1)
NEW YORK CITY
Embassy Suites New York                2000                 50.4        Manhattan             NY         463
    City
Hilton Times Square                    2000                 56.0        Manhattan             NY         444
---------------------------------------------------- ------------------ ------------------ --------- ------------
    NEW YORK CITY SUBTOTAL                                                                               907
OHIO
Baymont Inn                            1982                 28.4        Mayfield Hts.         OH         101
Ritz-Carlton                           1990                 95.0        Cleveland             OH         208
---------------------------------------------------- ------------------ ------------------ --------- ------------
    OHIO SUBTOTAL                                                                                        309
PENNSYLVANIA
DoubleTree at Liberty                  1986                 50.0        Pittsburgh            PA         616
    Center
Sheraton Station Square                1998                100.0        Pittsburgh            PA         292
---------------------------------------------------- ------------------ ------------------ --------- ------------
    PENNSYLVANIA SUBTOTAL                                                                                908
WEST VIRGINIA
Charleston Marriott                    1983                 95.0        Charleston            WV         352
                                                                                                       -----

                                    Hotel Rooms at July 31, 2000.....................................  2,936
                                                                                                       =====

                                    Hotel Rooms at January 31, 2000..................................  2,936
                                                                                                       =====

-------------------
(1) See "RISK FACTORS-- POTENTIAL LIABILITY FROM RESIDENTIAL PROPERTIES ACCOUNTED FOR ON THE EQUITY METHOD AND PARTNERSHIP RISKS."

         RECENT ACQUISITION/OPENINGS. The Sheraton Hotel at Station Square was acquired in 1998. In 2000, the Company opened two hotels in New York City, the Hilton Times Square and the Embassy Suites Hotel at Battery Park City.

         As a logical extension to its acquisition of Station Square, purchased in 1994, Forest City purchased the adjacent 292-room Sheraton Hotel at a cost of $35.5 million in 1998, solidifying its ownership interest in this major real restate asset. The hotel and retail space complement this mixed-use property, adding to the existing office, parking, retail, leisure and entertainment venues. During the second quarter of 2000, Forest City broke ground on the Sheraton Hotel expansion project at Station Square. The $23 million expansion will include an additional eight meeting rooms and 104 guest rooms, bringing the hotel's total number of guest rooms to 396. The project is scheduled for completion in September 2001.

         The Hilton Times Square is part of the Company's 42nd Street hotel, entertainment and retail development in Manhattan, New York. The 25-story hotel has 444 rooms with 6,000 square feet of flexible meeting space. The 42nd Street development also includes Madame Tussaud's Wax Museum, a 25-screen AMC Theater, HMV Records and many other dining and retail outlets. The Company has a 56.0% ownership in the property with a $66.2 million cost.

         The Embassy Suites Hotel at Battery Park City is part of the Company's mixed-use development in Lower Manhattan, New York. The 14-story hotel has 463 suites ranging from 450 to 800 square feet. The development also includes a 16-screen Regal Cinema and nearly 60,000 square feet of retail and commercial space. Offering glorious skyline and waterfront views, Embassy Suites is the only upscale all-suites hotel in downtown Manhattan. The Company has a 50.4% ownership in the property and $64.2 million in cost.

         The following table sets forth-additional information regarding recent hotel openings:

                                                                                                COMPANY'S
                                   DEVELOPED (D)       DATE         COMPANY        TOTAL         SHARE         NUMBER
                                    OR ACQUIRED       OPENED/      OWNERSHIP    COST AT 100%     OF COST         OF
     PROPERTY         LOCATION          (A)         ACQUISITION       (%)         (IN MIL.)     (IN MIL.)       ROOMS
     --------         --------     -------------   -----------     ---------     ---------      ---------      -------
Sheraton Hotel       Pittsburgh,         A             Q1-98          100.0%        $35.5          $35.5          292
                         PA
Hilton Times        Manhattan, NY        D             Q2-00           56.0         118.3           66.2          444
    Square
Embassy             Manhattan, NY        D             Q2-00           50.4         127.4           64.2          463
    Suites                                                                          -----          -----          ---
    Hotel
         Total..................................................................   $281.2         $165.9        1,199
                                                                                   ======         ======        =====

RESIDENTIAL GROUP

         The Company's Residential Group develops, acquires, owns, leases and manages residential rental property in 17 states and the District of Columbia. The Company has been engaged in apartment community development for over 50 years, beginning in northeast Ohio, and gradually expanding nationally. Its portfolio includes mature middle-market apartments in geographically attractive suburbs, newer and "rehab" developments in unique urban locations and newer apartments in the suburbs. The Residential Group, which focuses on large apartment complexes, does not develop or operate single-family housing or condominium projects.

         The Residential Group's experience in managing its buildings plays a vital role in increasing revenues and the profitability of its portfolio. The Group's management concentrates on increasing the cash flow and long-term value of its existing real estate by seeking to increase rental rates, improving occupancy and reducing operating expenses, as well as employing refinancing strategies and making appropriate capital expenditures for expansion and renovation of these assets when it is economically advantageous. In addition, the Residential Group employs a method of capital strategy through the structure of limited partnerships in which the company maintains control and the majority of cash flow and residual value with limited cash invested. See "RESIDENTIAL PROPERTIES ACCOUNTED FOR ON THE EQUITY METHOD."

         The Residential Group contributed 33% and 35% of the Company's EBDT in 1998 and 1999, respectively, and constituted 21% of the Company's total assets at January 31, 1999 and January 31, 2000. As of July 31, 2000, the Residential Group owned interests in 108 completed residential communities with 33,082 units (including 40 projects with 6,735 units in which the Company holds a residual interest only). In addition, at July 31, 2000, the Residential Group had 21 residential communities under active construction or development. Since 1990, the Residential Group has added 36 properties with 14,460 units to its portfolio at a total cost of $796.5 million ($402.9 million of which is the Company's share).

         EXISTING PORTFOLIO

         The Company's Residential Group consists of 33,082 units in which Forest City has an ownership interest, including 6,427 units accounted for on the equity method and 6,735 units of syndicated senior citizen subsidized housing in which the Company manages and owns a residual interest. Average comparable rental rates increased 4.0% from 1998 to 1999, and 5.1% for the six month period ended July 31, 2000, over 1999. Comparable Net Operating Income increased 5.0% from 1998 to 1999, and 4.6% for the six month period ended July 31, 2000 over the comparable period in 1999. At January 31, 1998, 1999 and 2000 (excluding 6,735 of syndicated senior citizen subsidized housing which were over 98.2% occupied), average occupancy remained at 94 to 95%.

         The Residential Group strives to maintain high occupancy rates while increasing rental rates. One of the ways that this is accomplished is through the addition of amenities that enhance tenant appeal at relatively low cost. In addition to the fitness centers and other recreational facilities, including swimming pools, available at a majority of the Company's apartment communities, the Company provides additional complimentary amenities that meet the needs of its tenants. At the Knolls, Laurels, Midtown Towers and Waterford Village, the Company operates learning centers which provide child care and tutoring services, as well as organized entertainment and athletic activities for children of residents. At the Oaks, One Franklintown, Queenswood and Surfside Towers, the Company provides shuttle bus services to community residents. The Lenox Club, Lenox Park, Millender Center and The Grand apartments also provide concierge services, including travel and entertainment arrangements. These amenities attract new tenants and the Company believes it is more than able to recover the costs of these complimentary amenities through increased rental and occupancy rates.

         The 6,735 syndicated senior citizen subsidized housing units generated net income from fees and cash flow participation of $1.5 million, $1.1 million and $2.7 million in 1998, 1999, and the six month period ended July 31, 2000, respectively. They also paid management fees of $2.7 million, $2.9 million and $1.4 million in 1998, 1999, and the six month period ended July 31, 2000, respectively, to the Company's apartment management division.

         The following table summarizes the Company's existing apartment communities as of July 31, 2000:

                                                        COMPANY
                                  DATE OF OPENING/     OWNERSHIP                                          LEASABLE
             NAME                   ACQUISITION           (%)                  CITY           STATE        UNITS
             ----                 ----------------     ---------               ----           -----       --------
CALIFORNIA
Bayside Village                     1988-1989              50.00%          San Francisco        CA          862
Enclave (1)                         1997-1998               1.00           San Jose             CA          637
Knolls (1)                             1995                 1.00           Orange               CA          260
Metropolitan                           1989               100.00           Los Angeles          CA          270
Panorama Towers                        1978                99.00           Los Angeles          CA          154
-------------------------------- ----------------- ------------------- -------------------- ---------- -------------
    CALIFORNIA SUBTOTAL                                                                                   2,183

COLORADO
Twin Lake Towers                       1966                50.00           Denver               CO          254

CONNECTICUT
Shippan Avenue                         1980               100.00           Stamford             CT          148

FLORIDA
Emerald Palms                          1996               100.00           Miami                FL          419
Providence                             1991                99.00           Tampa                FL          236
-------------------------------- ----------------- ------------------- -------------------- ---------- -------------
    FLORIDA SUBTOTAL                                                                                        655

ILLINOIS
Laurels                                1995               100.00           Justice              IL          520
Pavilion (1)                           1992                 0.50           Chicago              IL        1,115
-------------------------------- ----------------- ------------------- -------------------- ---------- -------------
    ILLINOIS SUBTOTAL                                                                                     1,635

INDIANA
Waterford Village (1)                  1994                 1.00           Indianapolis         IN          576

MASSACHUSETTS
Kennedy Biscuit Lofts (1)              1990                 3.00           Cambridge            MA          142

MICHIGAN
Bowin (1)                              1998                 1.99           Detroit              MI          193
Burton                                 1999                 1.99           Burton               MI          200
Fenimore Court (1)                     1982                 0.50           Detroit              MI          144
Lakeland (1)                           1998                 1.98           Waterford            MI          200
Millender Center (1)                   1985                 4.00           Detroit              MI          339
Trowbridge                             1988                53.25           Southfield           MI          305
-------------------------------- ----------------- ------------------- -------------------- ---------- -------------
    MICHIGAN SUBTOTAL                                                                                     1,381

NEVADA
Palm Villas                            1991               100.00           Henderson            NV          350

NEW YORK CITY
Classic Residence by Hyatt             1989                50.00           Teaneck              NJ          221

                                                        COMPANY
                                  DATE OF OPENING/     OWNERSHIP                                          LEASABLE
             NAME                   ACQUISITION           (%)                  CITY           STATE        UNITS
             ----                 ----------------     ---------               ----           -----       --------
Queenswood (1)                         1990                 0.70           Corona               NY          296
Regency Towers                         1994               100.00           Jackson              NJ          372
-------------------------------- ----------------- ------------------- -------------------- ---------- -------------
    NEW YORK CITY SUBTOTAL                                                                                  889

NEW YORK STATE
Boulevard Towers                       1969                50.00           Amherst              NY          402

OHIO
Big Creek                           1996-2000              50.00           Parma Hts.           OH          432
Camelot                                1967                50.00           Parma                OH          151
Chapel Hill Towers                     1969                50.00           Akron                OH          402
Cherry Tree                         1996-1999              50.00           Strongsville         OH          442
Chestnut Lake                          1969                50.00           Strongsville         OH          789
Clarkwood                              1963                50.00           Warrensville         OH          568
                                                                           Hts.
Coppertree                             1998                50.00           Mayfield Hts.        OH          342
Deer Run                            1987-1989              43.00           Twinsburg            OH          562
Granada Gardens                        1966                50.00           Warrensville         OH          940
                                                                           Hts.
Hamptons                               1969                50.00           Beachwood            OH          649
Hunter's Hollow                        1990                50.00           Strongsville         OH          208
Independence Place I                   1973                50.00           Parma Hts.           OH          202
Liberty Hills                       1979-1986              50.00           Solon                OH          396
Midtown Towers                         1969                50.00           Parma                OH          635
Parmatown Towers and Gardens        1972-1973             100.00           Parma                OH          412
Pebble Creek                        1995-1996              50.00           Twinsburg            OH          148
Pine Ridge Valley                   1967-1974              50.00           Willoughby           OH        1,147
Surfside Towers                        1970                50.00           Eastlake             OH          246
Tamarac                             1990-2000              50.00           Willoughby           OH          600
Village Green                       1994-1995              25.00           Beachwood            OH          360
Vineyards                              1995               100.00           Broadview Hts.       OH          336
White Acres                            1966                50.00           Richmond Hts.        OH          473
Whitehall Terrace                      1997               100.00           Kent                 OH          188
-------------------------------- ----------------- ------------------- -------------------- ---------- -------------
    OHIO SUBTOTAL                                                                                        10,628

PENNSYLVANIA
Drake (1)                              2000                 1.99           Philadelphia         PA          288
Museum Towers                          1997                89.00           Philadelphia         PA          286
Noble Towers                           1979                50.00           Pittsburgh           PA          133
One Franklintown                       1988               100.00           Philadelphia         PA          335
Perrytown                              1999                 1.00           Pittsburgh           PA          231
-------------------------------- ----------------- ------------------- -------------------- ---------- -------------
    PENNSYLVANIA SUBTOTAL                                                                                 1,273

TEXAS
Oaks                                   1994               100.00           Bryan                TX          248
Peppertree                             1993               100.00           College Station      TX          208
-------------------------------- ----------------- ------------------- -------------------- ---------- -------------
    TEXAS SUBTOTAL                                                                                          456

VIRGINIA
Aboretum Place (1)                     1998                 1.99           Newport News         VA          184
Bridgewater (1)                        1998                 1.99           Hampton              VA          216
Philip Morris (1)                      2000                 0.10           Richmond             VA          171
Silver Hills (1)                       1998                 1.99           Newport News         VA          153
Trellis at Lee's Mill (1)              1998                 1.99           Newport News         VA          176
-------------------------------- ----------------- ------------------- -------------------- ---------- -------------
    VIRGINIA SUBTOTAL                                                                                       900

WASHINGTON
Colony Woods                           1997               100.00           Bellevue             WA          396

                                                        COMPANY
                                  DATE OF OPENING/     OWNERSHIP                                          LEASABLE
             NAME                   ACQUISITION           (%)                  CITY           STATE        UNITS
             ----                 ----------------     ---------               ----           -----       --------
WASHINGTON D.C.
Classic Residence by Hyatt             1990                50.00           Chevy Chase          MD          339
Fort Lincoln II                        1979                45.00           Washington,                      176
                                                                           D.C.
Fort Lincoln III & IV                  1981                24.90           Washington,                      306
                                                                           D.C.
Grand (1)                              1999                 0.90           North Bethesda       MD          546
Lenox Club (1)                         1991                 0.50           Arlington            VA          385
Lenox Park (1)                         1992                 0.50           Silver Spring        MD          406
Mount Vernon                           2000                99.00           Alexandria           VA        1,387
Woodlake                               1998               100.00           Silver Spring        MD          534
-------------------------------- ----------------- ------------------- -------------------- ---------- -------------
    WASHINGTON D.C. SUBTOTAL                                                                              4,079

Senior Citizen Apartments (2)......................................................................       6,735
                                                                                                       --------
                                   Apartments at July 31, 2000.....................................      33,082
                                                                                                       ========
                                   Apartments at January 31, 2000..................................      34,032
                                                                                                       ========

-------------------

(1) See "RISK FACTORS-- POTENTIAL LIABILITY FROM RESIDENTIAL PROPERTIES ACCOUNTED FOR ON THE EQUITY METHOD AND PARTNERSHIP RISKS."

(2) Syndicated, subsidized units in 40 communities in which the company holds a residual interest only.

         GAIN ON DISPOSITION OF RESIDENTIAL PROPERTIES. The Company's strategy is to dispose of property it believes has achieved maximum potential value. For fiscal year-ended January 31, 1999, the Residential Group completed a tax-deferred exchange by disposing Trolley Plaza, a 351-unit apartment community in downtown Detroit, Michigan, and purchasing Woodlake, a 534-unit apartment community in Silver Spring, Maryland, resulting in a pre-tax gain of $4.9 million. Additionally, the Residential Group sold its interest in 1,036 units in three apartment projects in Houston, Texas, resulting in a $1.0 million pre-tax gain.

         During the first quarter of 2000, the Residential Group disposed of 1,006 units in Studio Colony and Highlands located in Los Angeles, California, in a tax-deferred exchange. The combined sales price of $83 million resulted in a pre-tax gain of $26.8 million. The net cash proceeds of $37 million will be reinvested in the Company's acquisition and development programs.

         RECENT OPENINGS/ACQUISITIONS

         The Residential Group has grown through a number of acquisitions. Five of the eight recent acquisitions and all three recent developments have used the capital strategy for properties accounted for on the equity method. The use of this strategy affords a new financing opportunity by allowing the Company to reduce its overall equity position in the project while still enjoying the same economic benefits of cash flow, management fees, residual value and control. The following properties were completed since 1998:

         The Enclave, situated in San Jose, California, in the Silicon Valley, welcomed residents in late 1997 and early 1998. Through bond financing and a partnership with the City of San Jose, the Residential Group developed this property to meet the area's strong housing demand. The complex is functional and "high-tech" reflecting its residents' lifestyles.

         In 1998, the Residential Group acquired an interest in four properties totaling 729-units at a total cost of over $34 million - Arboretum Place, Bridgewater, Silver Hill and Trellis at Lee's Mill located in the Newport News, Virginia area. Also, in 1998, the Residential Group acquired Tobacco Row, a complex of five historic warehouse buildings overlooking the James River in Richmond, Virginia. In February 2000, the Philip Morris building in the Tobacco Row complex was substantially completed and opened following renovation. Through the utilization of historic tax credits and tax-exempt bonds, this building is being converted into 171 apartment units, parking and retail space. A total of 122 units were completed at July 31, 2000.

         During 1998, consistent with the Residential Group's strategy to sell assets at full value or when maximum potential has been realized, the Company disposed of the 351-unit Trolley Plaza apartment unit in Detroit, Michigan, through a tax-deferred exchange for a 534-unit Woodlake apartment unit in Silver Spring, Maryland.

         The Company acquired The Drake in July 1998, a 288-unit high-rise building in Philadelphia's historic center. The prior owner had converted the property from a hotel into condominiums in the mid-1980's, except for seven floors, which were left vacant. The Residential Group intends to upgrade all existing units, construct new ones in the unfinished space and reposition the property to attract upscale residents. The City of Philadelphia is planning to build the Center for the Arts, a $245 million facility, adjacent to the property. During 1999, the Residential Group started the rehabilitation work on The Drake. The upgrading of all existing apartments with additional construction of new apartments will conclude with a total of 288-units, which includes 10 penthouses, some two-story units with a spiral staircase and fireplaces.

         In 1999, the Residential Group opened The Grand, a 546-unit luxury, "super-amenitized", high-rise apartment building in North Bethesda, Maryland, which reached 94% occupancy by January 31, 2000. The Company earns a management fee and retains approximately 90% of the cash flow.

         The Residential Group expanded its presence through traditional acquisitions. The following are the acquisitions made:

         In 1998, the Residential Group purchased a 50% interest in Coppertree (formerly known as Park Plaza), a 342-unit complex in Mayfield Heights, Ohio. During 2000, the Residential Group acquired Mount Vernon in Alexandria, Virginia, in a tax-deferred exchange. The Mount Vernon complex contains 1,387 units at a cost of $82 million. With this acquisition, Forest City has eight properties representing approximately 4,000 units in the Washington, D.C. area.

         The following table sets forth additional information regarding residential properties opened or acquired in 1998, 1999 and 2000:

                                                                                       TOTAL        COMPANY'S
                                         DEVELOPED         DATE OF        COMPANY     COST AT         SHARE       NO. OF
                                          (D) OR          OPENING/       OWNERSHIP      100%         OF COST      TOTAL
     PROPERTY           LOCATION        ACQUIRED(A)      ACQUISITION        (%)       (IN MIL.)     (IN MIL.)     UNITS
     --------           --------        -----------      -----------     ---------    ---------     ---------     ------
The Enclave         San Jose, CA             D              1998(1)          1.00%     $ 86.4       $  0.9          637
Arboretum           Newport News, VA         A              1998(1)          1.99         9.1          0.2          184
   Place
Bridgewater         Hampton, VA              A              1998(1)          1.99        13.8          0.3          216
Silver Hill         Newport News, VA         A              1998(1)          1.99         5.3          0.1          153
Trellis at Lee's    Newport News, VA         A              1998(1)          1.99         6.0          0.1          176
   Mill
Coppertree          Mayfield Hts.,           A              1998            50.00        14.4          7.2          342
                    OH
Woodlake            Silver Spring,           A              1998           100.00        23.8         23.8          534
                    MD
The Drake           Philadelphia, PA         A              1998(1)(3)       1.99        24.7          0.5          157
The Grand           North Bethesda,          D              1999(1)          0.90        90.7          0.8          546
                    MD
Big Creek           Parma Hts., OH           D         1998-2000(2)         50.00        16.1          8.1          260
Tamarac             Willoughby, OH           D         1998-2000(2)         50.00         8.8          4.4          162
Cherry Tree         Strongsville, OH         D         1999-2000(2)         50.00        10.1          5.1          166
Philip Morris       Richmond, VA             D              2000(1)(3)       0.10        27.2          0.1          122
Mount Vernon        Alexandria, VA           A              2000            99.00        82.0         81.2        1,387
                                                                                       ------       ------       ------
         Total....................................................................     $418.4       $132.8        5,042
                                                                                       ======       ======       ======

-------------------

(1) See "RISK FACTORS-- POTENTIAL LIABILITY FROM RESIDENTIAL PROPERTIES ACCOUNTED FOR ON THE EQUITY METHOD AND PARTNERSHIP RISKS."

(2) Part of a construction phase project.

(3) Units completed as of July 31, 2000.

         UNDER CONSTRUCTION/TO BE ACQUIRED

         CALIFORNIA. Continuing the Company's expansion into the western region, the 230-unit Heritage apartment development in San Diego, California, is scheduled to open in the first quarter of 2001. It will be comprised of three city blocks adjacent to the historic El Cortez Hotel (currently under major renovation).

         101 San Fernando, a 323-unit apartment complex and mixed-use facility in San Jose, California, commenced construction in 1999. The property, located between historic 3rd and 4th Streets downtown, will consist of inter-locked brownstone-style units from a grid of private walkways. The $58 million project ($0.6 million of which is the Company's share) is expected to open in 2000 and will soon join The Enclave, which is a 637-unit complex that was completed in 1998 in San Jose. The additions of the

101 San Fernando and The Enclave evidences the Company's ability to work closely with local governments and to capitalize on development opportunities in dynamic urban areas.

         OHIO. The Residential Group's northeast Ohio property base is expanding with 42 units to be added at Tamarac in Willoughby, Ohio. When completed, Tamarac will have 642 total units. In addition, Big Creek, located in Parma Heights, Ohio, has already added 56 units this year. The Residential Group will complete the project for a total of 516 units by year-end. These are examples of the Company's long-term, phased-development programs.

         Construction on Settler's Landing at Greentree has recently begun. The 408-unit Settler's Landing is located in Streetsboro, Ohio, and will be constructed at a total cost of $28.5 million ($14.3 million of which is the Company's share). Parkwood Village in Brunswick, Ohio, is expected to open sometime during the second quarter of 2001. This project is expected to generate an additional 204 residential units at a total cost of $13.0 million ($6.5 million of which is the Company's share).

         REHABILITATIONS. The 261-unit Grand Lowry Lofts apartment complex in Denver, Colorado, is expected to open in the third quarter of 2000. The property is a renovation of the former officers' headquarters building of Lowry Air Force Base. The building, listed on the National Register of Historic Properties, will provide amenities such as courtyards, pools, spas, tennis and volleyball courts. The estimated cost of the project is $30 million ($.3 million of which is the Company's share). Both Grand Lowry Lofts and Heritage will be "wired" as Internet-friendly communities serving robust markets.

         During the first quarter of 2000, the Residential Group also acquired and began construction work on the Bell Telephone Building, located in Philadelphia, Pennsylvania. The project will involve converting the historic building into 191 apartment units at an estimated cost of $42.7 million ($.8 million of which is the Company's share).

         SUPPORTED LIVING. The Residential Group continues its increased presence in the supported living industry through joint ventures. The Company believes that the demographics of certain areas within the country provide a favorable basis for such projects. Construction is complete with occupancy expected in the third quarter of 2000 for a 309-unit supported living facility in Yonkers, New York. This is the Residential Group's third joint venture with Classic Residence by Hyatt.

         In 1999, the Company formed a joint venture partnership, Forest City Daly Housing, which will develop additional supported living projects within the greater New York area and eastern United States, where there is tremendous opportunity for this product based on strong market demographics. The first project, Chestnut Grove in Plainview, New York, will contain 79 supported living quarters on 2.2 acres. This facility, located on a 2.5-acre site west of Riverdale Avenue, will consist of independent living units, supported living units, Alzheimer's care units, and guest suites. The three-story Victorian-style building will house residents averaging 85 years of age who can enjoy three meals a day, housekeeping, weekly laundry and linen service, walking paths and gardens, a barber shop/beauty salon, a day TV room and library. The project opened in the third quarter 2000, at a cost of $15.2 million ($12.2 million of which is the Company's share).

         The joint venture partnership, Forest City Daly Housing, has two additional projects under development in New York, Forest Hills and Bayshore. These two projects will be the second and third projects with this partnership, after Chestnut Grove. The completions of the projects are expected in 2001, at a cost of $20 million and $25 million, respectively ($16 million and $14 million of which is the Company's share, respectively), for 85 and 84 supported living quarters, respectively.

         Three supported living properties were acquired after July 31, 2000, at a total cost of $101.6 million ($71.0 million of which is the Company's share) and include 551 units. These properties are located in New York and Florida. They are Forest Trace, Mayfair Great Neck and Mayfair of Glen Cove.

         The following table set forth additional information regarding residential properties under construction or acquired:

                                                         ESTIMATED                    TOTAL       COMPANY'S
                                       DEVELOPED (D)      DATE OF       COMPANY      COST AT        SHARE     NO. OF
                                             OR          OPENING/      OWNERSHIP       100%        OF COST     TOTAL
       PROPERTY           LOCATION      ACQUIRED (A)    ACQUISITION       (%)       (IN MIL.)     (IN MIL.)    UNITS
       --------           --------     -------------    -----------    ---------    ---------     ---------   ------
Tamarac                 Willoughby,          D            2000(1)           50.00%     $2.3         $1.2          42
                        OH
Big Creek               Parma Hts.,          D            2000(1)           50.00       1.5          0.8          24
                        OH
Chestnut Grove          Plainview, NY        D            Q3-2000           80.00      15.2         12.2          79
Classic Residence       Yonkers, NY          D            Q3-2000           50.00      73.6         36.8         309
    by Hyatt
Grand Lowry             Denver, CO           D          Q3-2000(2)           1.00      30.0          0.3         261
    Lofts
Forest Trace            Lauderhill,          A            Q3-2000          100.00      46.0         46.0         324
                        FL
Mayfair Great           Great Neck,          A            Q3-2000           45.00      38.0         17.1         148
    Neck                NY
Mayfair of Glen         Long Island,         A            Q3-2000           45.00      17.6          7.9          79
    Cove                NY
101 San Fernando        San Jose, CA         D          Q4-2000(2)           1.00      58.0          0.6         323
Settler's Landing       Streetsboro,         D            Q4-2000           50.00      28.5         14.3         408
    at Greentree        OH
Heritage                San Diego, CA        D            Q1-2001          100.00      38.9         38.9         230
Parkwood Village        Brunswick, OH        D            Q2-2001           50.00      13.0          6.5         204
Forest Hills            Forest               D            Q2-2001           56.00      25.0         14.0          84
                        Hills, NY
Bayshore                Bayshore, NY         D            Q3-2001           80.00      20.0         16.0          85
Bell Telephone          Philadelphia,       A/D         Q4-2001(2)           1.99      42.7          0.8         191
    Building            PA                                                           ------       ------       -----
         Total.....................................................................  $450.3       $213.4       2,791
                                                                                     ======       ======       =====

-------------------
(1) Part of a phase construction process.

(2) See "RISK FACTORS-- POTENTIAL LIABILITY FROM RESIDENTIAL PROPERTIES ACCOUNTED FOR ON THE EQUITY METHOD AND PARTNERSHIP RISKS."

         PROJECTS UNDER DEVELOPMENT As of July 31, 2000, Arbor Glen, located in Twinsburg, Ohio, commenced construction. Once completed in 2001, this $8.5 million (Company's share) complex will contain 288 units.

         Two projects in Boston, Massachusetts, are in the predevelopment phase, 91 Sidney and 100 Landsdowne. This is phase four of a mixed-use project at the University Park at MIT, which includes housing developments totaling 360 units. Both buildings will have spectacular views of the parks and commons, along with the 205-foot tall 100 Landsdowne which has commanding views of the Boston and Cambridge skylines. The estimated cost for these projects is approximately $96.3 million.

         Leggs Hill, located in Salem Massachusetts, is scheduled to commence development in 2002 for 180 units at a cost of $33.8 million. The 21-acre site will consist of 800 to 2,100 square-foot townhouses over flats of garage parking at the heart of historic North Shore. The project will be developed in conjunction with the Marblehead-Swampscott YMCA.

         West 23rd Street, located in Manhattan, New York, is scheduled to open in 2002 for 264 units at a total cost of $61.2 million ($32.1 million the Company's share). Worth Street, also located in Manhattan, New York, is expected to open 2002 for 328 units at a total cost of $130.5 million ($45.7 million the Company's share).

         Lynbrook, located in New York, is scheduled to open in 2003, for 125 units at a total cost of $25.5 million ($20.4 million the Company's share). Roslyn, also located in New York, is projected to open in 2003 for 250 units at a total cost of $75.5 million ($60.4 million the Company's share).

         The following table sets forth additional information regarding residential properties under active development.

                                         DEVELOPED                                TOTAL        COMPANY'S
                                          (D) OR       ESTIMATED      COMPANY     COST AT        SHARE       NO. OF
                                         ACQUIRED       DATE OF      OWNERSHIP      100%        OF COST      TOTAL
       PROPERTY            LOCATION         (A)         OPENING         (%)       (IN MIL.)     (IN MIL.)    UNITS
       --------            --------      --------      --------      ---------    ---------  -------------  -------
Arbor Glen               Twinsburg, OH       D          2001-2003      50.00%       $ 17.0       $  8.5         288
91 Sidney                Boston, MA          D            2002        100.00          36.8         36.8         135
    (MIT-IV)
100 Landsdowne
    (MIT-IV)             Boston, MA          D            2002        100.00          59.5         59.5         225
Leggs Hill               Salem, MA           D            2002        100.00          33.8         33.8         180
West 23rd                Manhattan,          D            2002         52.50          61.2         32.1         264
    Street/Chelsea       NY
Worth Street             Manhattan,          D            2002         35.00         130.5         45.7         328
                         NY
Lynbrook                 New York, NY        D            2003         80.00          25.5         20.4         125
Roslyn                   New York, NY        D            2003         80.00          75.5         60.4         250
                                                                                    ------       ------       -----

         Total...................................................................   $439.8       $297.2       1,795
                                                                                    ======       ======       =====

         ANCILLARY SERVICES. To meet the increasing demands for amenities and technological services of today's apartment resident, Forest City has dedicated significant resources to managing ancillary services for its apartment communities. Ancillary services include utility reimbursements, national purchasing programs, internet, cable, local telephone services, laundry, refuse, rooftop leasing, and renter's insurance. By identifying these value-added services and potential new services, Forest City, has the opportunity to enhance the resident's living experience while at the same time generating substantial incremental income and increasing value for the Company.

         Forest City is at the forefront of apartment companies delivering advanced technological services to its residents. All new Forest City developments are "wired" with a dedicated ethernet plant for the delivery of broadband internet services. Each unit is "wired" with enhanced cabling, has networking capabilities and data jacks in multiple locations. Forest City is currently providing Broadband Internet access to its residents. Implementing these technology services portfolio-wide will allow Forest City to take advantage of e-commerce opportunities and improve its overall operating efficiency.

         RESIDENTIAL PROPERTIES ACCOUNTED FOR ON THE EQUITY METHOD. The Company has financed 22 real estate projects through a structure of limited partnerships which are accounted for on the equity method. Since these properties are recorded on the equity basis with only a nominal ownership by the Company, neither the assets nor the relating mortgage debt are reflected on the Company's consolidated balance sheet. The Company's net cash investment in the projects is reflected as investments in and advances to real estate affiliates.

         In a typical structure, the Company develops or rehabilitates the property, obtains nonrecourse mortgage financing and invests the required equity. The Company generally invests little or no equity in the property, but retains significant influence as the general partner and management company. An investment limited partner, typically a large, sophisticated institution or corporate investor, invests cash in return for the majority of tax losses and credits, a small preferred return, and a minor participation in the proceeds from refinancing and sale. In the event of a sale, the investment partner normally receives the return of its initial equity plus a minor participation in the net proceeds. When the property is refinanced, the investment partner normally receives a minor participation in the net refinancing proceeds.

         These partnerships typically required the Company to indemnify, on an after-tax basis, the investment partner against the failure to receive, or in certain cases the recapture of, allocated tax credits. The Company has typically been required to indemnify the investment partner, on an after-tax basis, against failure to receive or the disallowance of the certain allocated expenses associated with the project. See "RISK FACTORS -- POTENTIAL LIABILITY FROM RESIDENTIAL PROPERTIES ACCOUNTED FOR ON THE EQUITY METHOD AND PARTNERSHIP RISKS."

         The Company earns management and other administration fees and retains the majority interest in the cash flow and residual value. The Company received $2.1 million, $3.1 million and $1.8 million in management and other fees in 1998, 1999 and during the six month period ended July 31, 2000. These properties accounted for on the equity method generated approximately $15.7 million of net operating income in 1998, $22.0 million in 1999, and $15.1 million during the six month period ended July 31, 2000. The Company believes these structures effectively represent a form of tax-efficient financing. The Company expects to continue such strategy in the future as a means of financing its ownership in certain properties where it is economically appropriate. See "STRATEGY FOR GROWTH AND COMPETITIVE ADVANTAGES -- CAPITAL STRATEGY."

LAND GROUP

         The Company has been in the land business since the 1930's. The Land Group acquires and sells both raw land and developed lots to residential, commercial and industrial customers. The Land Group projects attract national, regional, and local builders. The Land Group contributed $3.2 million of the Company's EBDT in 1998, representing 3% of total EBDT. The Land Group had a negative EBDT of $3.5 million in 1999, representing (3)% of total EBDT for this period. At January 31, 2000, the Land Group constituted 3% of the Company's total assets. The Land Group had approximately 5,322 acres of land in inventory at July 31, 2000.

         Historically, the Land Group's activities focused on land development projects in northeast Ohio. Over time, the Group's activities expanded to larger, more complex projects, and regional expansion into western New York State. In the last ten years, the Group has extended its activities on a national basis, first in Arizona and more recently in Colorado, Illinois, Florida, Nevada and North Carolina.

         In February 2000, the Company and the non-profit Stapleton Development Corporation (SDC) executed the right for the Company to purchase 3,000 developable acres at the Denver Stapleton Airport. The Company will pay $123.4 million, including impact fees, over a 15-year time frame. Stapleton Airport redevelopment is one of the largest urban redevelopment projects in the United States. The ambitious development plan exemplifies the value the Company can bring to a large-scale, mixed-use development. The project is to include phases of 12,000 homes, 10 million square feet of office/R&D space, and 3 million square feet of retail space. The first phase will consist of 800 homes and 350 apartments, as well as the first 200,000-square-foot retail town center and an additional 750,000-square-foot regional retail center and a 100,000-square-foot office building. Homes will be available for Stapleton's first residential occupancy in 2002. The town center, regional retail center and office building are expected to open in 2002.

         In 1996, the Company began moving forward with the development of Central Station, a 72-acre parcel of land adjacent to McCormick Place in Chicago, Illinois. This mixed-use development is expected to include retail, hotels, entertainment and residential high-rise apartments. The Company has entered into contracts for the development of more than 800 housing units, the construction of which is expected to begin sometime during the end of 2000.

         The Land Group has re-entered the Tampa, Florida, market with its Westwood Lakes acquisition. This 470-acre, 657-lot site is a full year ahead of schedule, and sales activity remains strong with four builders in place. The Land Group continues to pursue opportunities in this market, and has 1,800 acres under option in Fort Myers as of July 31, 2000.

         In Northeast Ohio, the main projects are The Cascades, Eaton Estate, and The Thornbury. The Cascades is a 14-acre commercial project located in Brooklyn, Ohio. Sales have been recently completed with several national restaurants and a hotel. There are two remaining parcels, which have been approved for an additional hotel and an office building. The 605-acre Eaton Estate development located in Sagamore Hills, Ohio, and one of the Group's most active developments over the last five years, sold its last residential parcel in January of 2000. The Thornbury project in Solon, Ohio, now in its second full year of sales, continues to do very well offering attractive wooded lots. The project has an anticipated four-year sellout, with lots averaging $150,000 in this high-end, quality development. The Land Group also expects to break ground in 2000 on a 1,000-unit project in Olmsted Township, Ohio and a 300-acre mixed-use commercial project in Painesville, Ohio.

         The Land Group had a difficult year in 1999 due primarily to cost overruns incurred at its Seven Hills project in Las Vegas. As a result, the Land Group recorded a loss before income taxes of $5.7 million on gross revenues of $41.4 million in 1999. The Land Group has restructured this project and is now positioned to see the project through to completion over the next three years. The sales pace for lots in Seven Hills has been strong, including the custom estate lots which are averaging approximately $250,000 per lot.

         Canterberry Crossing in Parker, Colorado, is a master-planned community with 950 completed homes and 2,500 lots still to be developed and sold. Acquired in February 1999, the development was purchased in a partnership with Residential Funding Corporation, a subsidiary of General Motors Acceptance Corporation. During 1999, the Land Group sold 199 lots totaling $9.2 million.

         The Land Group's expansion into the Carolinas reflects Forest City's strategic plan to focus on targeted growth markets. The ongoing development of the 220-acre Greens at Birkdale Village in Huntersville, North Carolina continues to be a success with 260 lots of the 500-home community being sold in its initial year in 1998 and another 75 in 1999. In addition, the Group completed another acquisition in Charlotte -- Caldwell Plantation. The 425-acre, 1,330-unit development in northeast Charlotte has already attracted considerable interest from builders.

         In addition to the sales activities of the Land Group, the Company also sells land acquired by its Commercial Group and Residential Group adjacent to their respective projects. Proceeds from such land sales are included in the revenues and assets of such Groups. See "-- COMMERCIAL GROUP" and "-- RESIDENTIAL GROUP."

LUMBER TRADING GROUP

         The Company's original business was selling lumber to homebuilders. The Company expanded this business in 1969 through its acquisition of Forest City Trading Group, Inc., which is a lumber wholesaler to customers in all 50 states and all Canadian provinces. The Lumber Trading Group currently has offices in six states and Vancouver, British Columbia. Through ten strategically located trading offices in the United States and Canada, employing over 350 traders, Forest City sold the equivalent of eight billion board feet of lumber in 1999, with a gross sales volume of nearly $3.7 billion, making the Company one of the largest lumber wholesalers in North America. The Lumber Trading Group constituted 5% of the Company's total assets at January 31, 2000, and contributed $3.2 million and $7.1 million of the Company's EBDT in 1998 and 1999, respectively, representing 3% and 5%, respectively, of total EBDT in those periods.

         The Lumber Trading Group's core business is supplying lumber for new home construction and to the repair and remodeling markets. Approximately 65% of the Lumber Trading Group's sales for 1999 involve back-to-back trades in which the Company brings together a buyer and seller for an immediate purchase and sale. The balance of transactions are trades in which the Company takes a short-term ownership position and is at risk for lumber market fluctuations. This risk, however, is reduced by the implementation of the Company's lumber hedging strategy.

                 STRATEGY FOR GROWTH AND COMPETITIVE ADVANTAGES

         The Company's strategic objective is to maximize shareholder value by investing in new real estate development and acquisitions at returns greater than the cost of capital, and increasing the value of its existing portfolio by growing net operating income. The Company believes that its capital strategy and operating and organizational structure are integral factors in achieving this objective, and that as a result of its geographic and property type diversification, its growth is not dependent on any one locale or property type.

MAXIMIZING VALUE FROM EXISTING PROPERTIES

         The Company actively manages its portfolio of existing commercial and residential projects to maximize net operating income by raising rental rates on expiring leases, increasing occupancy and maintaining tight cost controls. Comparable Net Operating Income for the Commercial Group's portfolio increased 4.9% from 1998 to 1999, and 3.7% for the six month period ended July 31, 2000, over the comparable period in 1999. Comparable Net Operating Income for the Residential Group increased 5.0% from 1998 to 1999, and 4.6% for the six month period ended July 31, 2000, over the comparable period in 1999. Combined, Comparable Net Operating Income from the Company's real estate portfolio increased 4.9% from 1998 to 1999, and 3.9% for the six month period ended July 31, 2000, over the comparable period in 1999.

         As used in this Preliminary Limited Offering Memorandum, "Comparable Net Operating Income" means increases or decreases in net operating income from properties that were in operation during the six month periods ended July 31, 2000, and 1999, or year ended 1999 and 1998, as the case may be. Occupancy has remained strong and improved for the office, apartment, and retail portfolios. Office occupancy was 96% in 1998, 97% in 1999 and 97% as of July 31, 2000. Apartments were at 94% in 1998, 95% in 1999 and 94% as of July 31, 2000. Retail properties were 90% in 1998, 92% in 1999, and 91% as of July 31, 2000.

         The Company has a variety of measures in place to control costs, including a national purchasing policy for the Residential Group. The Company also aggressively challenges real estate tax assessments, and has an energy group specifically focused on reducing the Company's energy costs.

         The Company continually reinvests in its properties where appropriate to maintain and increase value. The Company expands or renovates properties when it believes such an investment will achieve an attractive return or is appropriate to maintain the property's value and market position. During the three previous years, the Company has invested, at its ownership percent, $150 million.

         Recurring capital expenditures permit the Company's properties to remain competitive, attract and retain tenants and maintain or increase rental rates. The Company spent approximately $15 million and $10 million for recurring capital expenditures, including tenant improvement costs, to maintain its commercial and residential properties in 1999 and 1998. The majority of such expenditures in the Commercial Group are for tenant improvements, which vary from year to year based on lease expirations.

         See "RISK FACTORS-- REAL ESTATE DEVELOPMENT AND INVESTMENT RISKS," "-- ILLIQUIDITY OF REAL ESTATE INVESTMENT," "-- DEPENDENCE ON RENTAL INCOME FROM REAL PROPERTY," "-- COMPETITION," "-- ENVIRONMENTAL LIABILITIES" and "-- POTENTIAL LIABILITY FROM RESIDENTIAL PROPERTIES ACCOUNTED FOR ON THE EQUITY METHOD AND PARTNERSHIP RISKS."

NEW DEVELOPMENT

         The Company expects to grow primarily through real estate development, which it believes will maximize shareholder value over the long-term by providing attractive rates of return on the Company's investment.

         The Company has a proven track record in developing new real estate projects. Since January 31, 1990, the Company has more than doubled its real estate assets at cost from $1.7 billion to $3.4 billion while adding 93 properties to its portfolio. The Company had 13 projects under construction at January 31, 2000, all of which were scheduled to open in 2000. This pipeline represented $420 million at cost, at the Company's share, when completed, including $144 million of residential projects accounted for on the equity method. These projects were comprised of 400,000 square feet of retail space, 900 hotel rooms and 1,600 residential units. The Company had more than 20 projects under active development at January 31, 2000, 14 projects, or approximately $900 million (at the Company's share), represented construction starts in 2000. The development pipeline represents the platform for the future growth of the business.

         The Company believes its over 50-year history of real estate development and its experienced management team give the Company distinct advantages over its competitors in developing new projects.

         The Company's development program focuses principally on growing or underserved markets where entitlements are difficult to obtain or where other factors favor the Company's extensive experience in working with local governments and regulatory agencies. The Company believes its experience with governments and government financing programs is a competitive advantage, especially with respect to its urban development strategy, where public/private partnerships are crucial.

         The Company's development activities also are enhanced by its experience in managing a diversified portfolio and its ability to move quickly to develop more than one property type in growth markets.

         See "RISK FACTORS-- REAL ESTATE DEVELOPMENT AND INVESTMENT RISKS," "-- SIGNIFICANT GEOGRAPHIC CONCENTRATION," "-- ILLIQUIDITY OF REAL ESTATE INVESTMENT," "-- DEPENDENCE ON RENTAL INCOME FROM REAL PROPERTY" and "-- POTENTIAL LIABILITY FROM RESIDENTIAL PROPERTIES ACCOUNTED FOR ON THE EQUITY METHOD AND PARTNERSHIP RISKS."

CAPITAL STRATEGY

         The Company believes that its capital strategy is an important aspect of maximizing returns to shareholders and that project returns should be evaluated in the context of the cost of capital and risk associated with each project. The Company utilizes nonrecourse mortgage financing as its primary source of capital. As part of its financing strategy, the Company employs a wide variety of financing techniques to fund new developments and acquisitions, including taxable and tax-exempt financing, joint venture securitizations and government-subsidized loans and incentives.

         The Company finances its projects at the time of construction or acquisition, primarily using variable-rate debt. It refinances the projects, generally with fixed-rate debt, upon stabilization when values allow the Company to withdraw some or all of its initial cash investment in the project. The Company continually evaluates its mature properties for opportunities to withdraw capital through additional refinancings. The capital generated by such refinancings is then reinvested in new projects.

         Other than indebtedness under the FCRPC Amended and Restated Credit Agreement (as defined under the caption "DESCRIPTION OF CERTAIN INDEBTEDNESS -- FOREST CITY RENTAL PROPERTIES CORPORATION CREDIT AGREEMENT"), the 8.5% Senior Notes (as defined under the caption "DESCRIPTION OF CERTAIN INDEBTEDNESS -- 8.5% SENIOR NOTES") and these Bonds, all of the Company's mortgage indebtedness is nonrecourse. See "DESCRIPTION OF CERTAIN INDEBTEDNESS -- MORTGAGE DEBT, NONRECOURSE."

         As part of its financing strategy, the Company has made significant use of tax-exempt financing. At July 31, 2000, there was $104.9 million of tax-exempt financing outstanding, with a weighted average interest rate of 5.22%, including the costs of credit enhancement. In addition, there were UDAG loans and other government-subsidized funding of $69.9 million outstanding at July 31, 2000, with a weighted average interest rate of 2.65%. The availability and cost of such financing is integral to the Company's analysis of the attractiveness of a project. The Company estimates that the use of these types of financings lowered the weighted average interest rate on the Company's mortgage debt by approximately 25 basis points at July 31, 2000.

         The Company has used a structure of limited partnerships which are accounted for on the equity method as a financing technique for its residential projects. This allows the Company to maintain control and receive the majority of cash flow and residual value with limited cash invested. These properties are typically financed with tax-exempt bonds and generally include low-income housing or historic tax credits. These properties generated $15.7 million, $22.0 million and $15.1 million in net operating income in 1998, 1999 and during the six month period ended July 31, 2000. See "BUSINESS -- RESIDENTIAL GROUP -- RESIDENTIAL PROPERTIES ACCOUNTED FOR ON THE EQUITY METHOD."

         Reflecting the advantages of these financing techniques, the Company's overall weighted average interest rate on its mortgage debt was 7.52% at July 31, 2000. See "-- NEW DEVELOPMENT," "USE OF PROCEEDS," "BUSINESS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," and "RISK FACTORS -- CREDIT FACILITY COVENANTS," "-- CHANGES IN INTEREST RATES" and "-- TAX-EXEMPT AND UDAG FINANCING."

OPERATING AND ORGANIZATIONAL STRUCTURE

         For Federal income tax purposes, the Company operates as a "C" corporation, which distinguishes it from many competitors that operate as tax-qualified REITs. As a "C" corporation, the Company is not subject to the mandatory distribution requirements imposed on REITs and is able to reinvest its earnings in new development opportunities. The tax benefits the Company receives from its depreciation and interest expense deductions significantly reduce its taxable income.

         The Company's consolidated tax position and the tax benefits generated from its real estate operations allow it to reduce the tax payable with respect to the earnings from its Land and Lumber Trading Groups. At January 31, 2000, the Company had NOL carryforwards for tax purposes of $41.5 million, which expire in the years ending January 31, 2007 through January 31, 2011, and general business credits carryovers of $1.5 million, which expire in the years ending January 31, 2004 through January 31, 2014. The Company's policy is to use its NOL before it expires and to evaluate its future tax position while considering a variety of tax-saving strategies.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND SENIOR MANAGERS:

         The following table sets forth certain information with respect to the Company's directors, executive officers, and senior managers.

          DIRECTORS
                                                                                      DIRECTOR            JOINED
NAME                                        OCCUPATION AND POSITION                    SINCE             COMPANY
----                                        -----------------------                   ------             -------
Albert B. Ratner...........     Co-Chairman of the Board of Directors                   1960              1951
Samuel H. Miller...........     Co-Chairman of the Board of Directors                   1960              1945
                                and Treasurer of the Company
Charles A. Ratner..........     President and Chief Executive Officer of the            1972              1966
                                Company
James A. Ratner............     Executive Vice President of the Company,                1984              1975
                                President and Chief Executive Officer of
                                Forest City Commercial Group, Inc., a
                                subsidiary of the Company and President of
                                Forest City Rental Properties Corporation, a
                                subsidiary of the Company
Ronald A. Ratner...........     Executive Vice President of the Company and             1985              1975
                                President and Chief Executive Officer of
                                Forest City Residential Group, Inc., a
                                subsidiary of the Company

          DIRECTORS
                                                                                      DIRECTOR            JOINED
NAME                                        OCCUPATION AND POSITION                    SINCE             COMPANY
----                                        -----------------------                   ------             -------
Brian J. Ratner............     Senior Vice President-- East Coast Development          1993              1987
                                of the Company
Deborah Ratner Salzberg....     Vice President of Forest City Residential               1995              1985
                                Group, Inc., a subsidiary of the Company
Joan K. Shafran............     Executive Managing Partner, The Berimore                1997               N/A
                                Company (investments)
Michael P. Esposito, Jr....     Co-Chairman - InterAtlantic Capital Partners            1995               N/A
                                (financial services); Chairman - XL Capital
                                Ltd. (Bermuda; insurance); Retired Executive
                                Vice President/Chief Control Compliance and
                                Administrative Officer - The Chase Manhattan
                                Bank, N.A.
Jerry V. Jarrett...........     Retired Chairman and Chief Executive Officer of         1984               N/A
                                Ameritrust Corporation (banking)
Scott S. Cowen.............     President - Tulane University (education)               1989               N/A
Stan Ross..................     Retired Vice Chairman/Special                           1999               N/A
                                Consultant - Ernst & Young LLP; Chairman of the
                                Board - USC Lusk Center for Real Estate
Louis Stokes...............     Retired Member of Congress of the United States         1999               N/A


OTHER EXECUTIVE OFFICERS AND SENIOR MANAGERS
                                                                                       JOINED
NAME                                                POSITION                          COMPANY
----                                                --------                          -------
Thomas G. Smith............      Senior Vice President, Chief Financial Officer         1985
                                 and Secretary of the Company
William M. Warren..........      Senior Vice President, General Counsel and             1953
                                 Assistant Secretary
Linda M. Kane..............      Vice President-- Corporate Controller                  1990
Thomas T. Kmiecik..........      Assistant Treasurer                                    1998
Minta A. Monchein..........      Vice President-- Human Resources                       1979
Allan C. Krulak............      Vice President-- Director of Community Affairs         1973


FOREST CITY COMMERCIAL GROUP, INC.
                                                                                       JOINED
NAME                                                POSITION                          COMPANY
----                                                --------                          -------
James A. Ratner............     President and Chief Executive Officer                   1975

David J. LaRue.............     Executive Vice President and Chief Operating            1986
                                Officer

FOREST CITY COMMERCIAL GROUP, INC.
                                                                                       JOINED
NAME                                                POSITION                          COMPANY
----                                                --------                          -------
D. Layton McCown...........     Senior Vice President and Chief Financial               1986
                                Officer
Brian J. Ratner............     Senior Vice President-- East Coast Development          1987
Robert G. O'Brien..........     President-- Forest City Finance Corporation             1988
Bruce C. Ratner............     President and Chief Executive Officer,                  1983
                                Forest City Ratner Companies
Joanne M. Minieri..........     Executive Vice President and Chief Operating            1995
                                Officer, Forest City Ratner Companies


FOREST CITY RESIDENTIAL GROUP, INC.
                                                                                       JOINED
NAME                                                POSITION                          COMPANY
----                                                --------                          -------
Ronald A. Ratner...........     President and Chief Executive Officer                   1975
James T. Brady.............     Vice President and Chief Financial Officer              1989
James J. Prohaska..........     Executive Vice President and Chief Operating            1974
                                Officer
Deborah Ratner Salzberg....     Vice President                                          1985
Gregory M. Vilkin..........     President - Forest City Residential West, Inc.          1990
Edward Pelavin.............     President, Forest City Capital Corporation              1973


FOREST CITY LAND GROUP
                                                                                       JOINED
NAME                                                POSITION                          COMPANY
----                                                --------                          -------
Robert F. Monchein.........     President                                               1979
Mark Ternes................     Vice President                                          1986
Dean F. Wingert............     Vice President                                          1986


FOREST CITY LUMBER TRADING GROUP
                                                                                       JOINED
NAME                                                POSITION                          COMPANY
----                                                --------                          -------
John W. Judy...............     President, Lumber Trading Group                         1972
Lois Tonning...............     Vice President, Lumber Trading Group                    1970

                                   APPENDIX B

                             FORM OF BOND INDENTURE

                                   APPENDIX C

                           FORM OF BOND LOAN AGREEMENT

                                   APPENDIX D

                              FORM OF BOND GUARANTY

                                   APPENDIX E

                         FORM OF SUBORDINATION AGREEMENT

                                   APPENDIX F

                         FORM OF OPINION OF BOND COUNSEL

                                   APPENDIX G

                                    GLOSSARY

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and there terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AFFILIATED PERSON" means any Person that is an Affiliate of the subject Person or Persons.

         "AMENDED AND RESTATED GUARANTY" means the Amended and Restated Guaranty of Payment of Debt, dated as of June 25, 1999, as amended by that First Amendment to Amended and Restated Guaranty of Payment of Debt, dated as of August 9, 2000, by and among Forest City, the FCRPC Lenders, KeyBank National Association, as administrative agent, and National City Bank, as syndication agent and any guarantee by Forest City (or any successor to Forest City) of any renewal, extension, refinancing or replacement of such Amended and Restated Guaranty, as such agreement may be further amended, restated or otherwise modified.

         "ASSET DISPOSITION" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Subsidiaries (including a consolidation or merger or other sale of any such Subsidiary with, into or to another Person in a transaction in which such Subsidiary ceases to be a Subsidiary, but excluding (a) a disposition by a Subsidiary of such Person to such Person or a Wholly Owned Subsidiary of such Person or by such Person to a Wholly Owned Subsidiary of such Person and (b) a disposition resulting from foreclosure on the mortgage underlying a property or the transfer of the deed or other instrument of title in lieu of foreclosure on a property, provided that in each case the Debt underlying such property has matured) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Subsidiary of such Person, (ii) substantially all of the assets of such Person or any of its Subsidiaries representing a division or line of business or (iii) other assets or rights of such Person or any of its Subsidiaries outside of the ordinary course of business.

         "AUTHORIZED DENOMINATION" shall mean (i) for all Bonds not in the Weekly Mode and not supported by a Credit Facility, $1,000,000 and any integral multiple of $5,000 in excess thereof; (ii) for all Bonds not in the Weekly Mode and supported by a Credit Facility, $5,000 and integral multiples thereof; and
(iii) for all Bonds in the Weekly Mode, $100,000 and any integral multiple of $5,000 in excess thereof.

         "BOARD OF DIRECTORS" means either the board of directors of Forest City or any duly constituted committee thereof.

         "BOND DOCUMENTS" shall mean the Bond Indenture, the Bond Loan Agreement, the Bond Guaranty, the Subordination Agreement, the Restrictive Covenants and any other documents entered into by the Borrower or Forest City in connection with the issuance of the Bonds.

         "BOND GUARANTY" means the Guaranty Agreement, dated as of October 15, 2000, from Forest City for the benefit of the Issuer and the Trustee.

         "BOND INDENTURE" means the Indenture of Trust, dated as of October 15, 2000, between the Issuer and the Trustee.

         "BOND LOAN AGREEMENT" shall mean the Loan Agreement, dated as of October 15, 2000, between the Issuer and the Borrower.

         "BONDS" means the Redevelopment Authority of the City of Philadelphia Multifamily Housing Revenue Refunding Bonds (Museum Towers) Series 2000, issued in the aggregate principal amount of $20,400,000.

         "BORROWER" shall mean Franklin Town Towers Associates, a Pennsylvania limited partnership.

         "CAPITAL LEASE OBLIGATION" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person prepared in accordance with generally accepted accounting principles.

         "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations or interests, including partnership interests, whether general or limited, and membership interests whether managing or non-managing, of such Person.

         "CASH EQUIVALENTS" means, at any time, (a) any Debt (other than any Debt issued at a discount) fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof);
(b) certificates of deposit of any financial institution that has combined capital and surplus and undivided profits of not less than $50,000,000 (or the equivalent thereof in another currency) and has a long-term debt rating of at least "AA" by Standard & Poor's Ratings Group or at least "Aa3" by Moody's Investors Service, Inc.; or (c) commercial paper issued by a corporation (other than Forest City or any Subsidiary thereof) organized under the laws of any State of the United States and rated at least A-1 by Standard & Poor's Ratings Group and at least P-1 by Moody's Investors Service, Inc.

         "CHANGE OF OWNERSHIP EVENT" shall be deemed to have occurred at such time as either (a) any Person (other than a Permitted Holder) or any Persons acting together that would constitute a "group" (a "Group") for purposes of
Section 13(d) of the Exchange Act, or any successor provision thereto (other than Permitted Holders), together with any Affiliates or Related Persons thereof, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 30% of the aggregate voting power of all classes of Voting Stock of Forest City; or (b) any Person or Group (other than Permitted Holders), together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of Forest City such that such nominees, when added to any existing director remaining on the Board of Directors of Forest City after such election who was a nominee of or is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of Forest City, or (c) Forest City shall cease to own at least one hundred percent (100%) on a fully diluted basis, of the economic and voting interests of FCRPC. For purposes of this definition, all capitalized terms shall have the meanings set forth in the FCRPC Amended and Restated Credit Agreement.

         "COMMISSION" shall mean the United States Securities and Exchange Commission.

         "COMMON DEVELOPMENT" of a Person means multiple parcels of real or personal property that are acquired, developed, constructed or improved by such Person in conjunction with, and as part of a written plan or arrangement with, a non-Affiliated Person (or with a group of Persons under the common control of a non-Affiliated Person).

         "COMMON STOCK" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to other amounts upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "COMPANY" shall mean Forest City and each of its Subsidiaries, including the Borrower.

         "CONSOLIDATED ADJUSTED NET WORTH OF FOREST CITY" means, at any date, the Consolidated Net Worth of Forest City plus (a) the consolidated accumulated depreciation and amortization of Forest City as of October 31, 1997, plus (b) the consolidated depreciation and amortization expense of Forest City for the period from November 1, 1997 through the date of any determination, determined in the case of (a) and (b) on a consolidated basis in accordance with generally accepted accounting principles.

         "CONSOLIDATED EBITDA" of any Person means for any period the Consolidated Net Income of such Person for such period plus (a) Consolidated Interest Expense of such Person for such period, plus (b) interest expense in respect of Non-Recourse Debt not paid in cash, but only to the extent deducted from Consolidated Interest Expense for such period, plus (c) Consolidated Income Tax Expense of such Person for such period, plus (d) the consolidated depreciation and amortization expense taken into account in determining the Consolidated Net Income of such Person for such period.

         "CONSOLIDATED EBITDA TO INTEREST RATIO" of any Person means for any period (the "Reference Period") with respect to any date of calculation (the "Transaction Date") the ratio of (a) Consolidated EBITDA of such Person for such period to (b) Consolidated Interest Expense of such Person for such period. In making the foregoing calculation, (i) pro forma effect shall be given to any Debt, other than Non-Recourse Debt, Incurred during such Reference Period or subsequent to the end of such Reference Period and on or prior to the Transaction Date to the extent such Debt is outstanding at the Transaction Date, in each case as if such Debt had been Incurred on the first day of such Reference Period and after giving pro forma effect to the application of the proceeds thereof as if such application had occurred on such first day; (ii) Consolidated Interest Expense attributable to interest on any Debt (whether existing or being Incurred) other than Non-Recourse Debt, computed on a pro forma basis and bearing a floating interest rate, shall be computed as if the rate in effect on the Transaction Date (taking into account any Permitted Interest Rate Price Agreement applicable to such Debt if such Permitted Interest Rate Price Agreement has a remaining term in excess of 12 months or at least equal to the remaining term of such Debt) had been the applicable rate for the entire period; (iii) there shall be excluded from Consolidated Interest Expense any Consolidated Interest Expense related to any amount of Debt, other than Non-Recourse Debt, that was outstanding during such Reference Period or thereafter, but that is not outstanding or is to be repaid on the Transaction Date; and (iv) pro forma effect shall be given to Asset Dispositions and asset acquisitions by such Person (including giving pro forma effect to the application of proceeds of any Asset Dispositions) that occur during such Reference Period or thereafter and prior to the Transaction Date as if they had occurred and such proceeds had been applied on the first day of such Reference Period.

         "CONSOLIDATED GAAP SHAREHOLDERS' EQUITY" shall mean the consolidated shareholders equity of FCRPC and Forest City, as calculated in accordance with GAAP.

         "CONSOLIDATED INCOME TAX EXPENSE" of any Person for any period means the consolidated provision for income taxes of such Person and its Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

         "CONSOLIDATED INTEREST EXPENSE" of any Person means for any period the consolidated interest expense included in a consolidated income statement of such Person and its Subsidiaries (after deduction of (a) any consolidated interest income and (b) any interest expense in respect of Non-Recourse Debt not paid in cash, in each case to the extent included in such income statement) of such Person and its Subsidiaries for such period, calculated on a consolidated basis in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts; (ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities;
(iii) fees with respect to Interest Rate, Currency or Commodity Price Agreements; (iv) Preferred Stock dividends of Forest City and its Subsidiaries (other than with respect to Redeemable Stock) declared and paid or payable; (v) accrued Redeemable Stock dividends of Forest City and its Subsidiaries, whether or not declared or paid; (vi) interest on Debt guaranteed by such Person or any of its Subsidiaries; (vii) the portion of any rental obligation or Capital Lease Obligation allocable to interest expense but only to the extent such amount exceeds $750,000 on a consolidated basis and (viii) the portion of the rental obligation in respect of any Sale and Leaseback Transaction allocable to interest expense (determined as if such obligation were a Capital Lease Obligation) but only to the extent such amount exceeds $750,000 on a consolidated basis.

         "CONSOLIDATED NET INCOME" of any Person means for any period the consolidated net income (or loss) of such Person and its Subsidiaries for such period determined in accordance with generally accepted accounting principles; provided that to the extent taken into account in determining such consolidated net income (or loss) there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by such Person or a Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such acquisition, (b) the net income (but not the net loss) of any Subsidiary of such Person which is subject to restrictions which prevent the payment of dividends and the making of distributions (by loans, advances, intercompany transfers or otherwise) to such Person to the extent of such restrictions, (c) the net income (or loss) of any Person that is not a Subsidiary of such Person, except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (d) gains or losses on disposition of properties by such Person or its Subsidiaries (as set forth on an income statement of such Person prepared in accordance with generally accepted accounting principles), (e) the cumulative effect of changes in accounting principles in the year of adoption of such changes, (f) all extraordinary gains and extraordinary losses of such Person and its Subsidiaries, (g) all gains or losses of such Person and its Subsidiaries resulting from the discontinued operations, or the disposal, of a segment of a business of such Person determined in each case in accordance with Accounting Principles Board Opinion No. 30; provided, however, that such gains and losses shall be excluded only to the extent such items are not included within extraordinary gains or extraordinary losses of such Person, and provided, further, however, that in no event shall such amounts be excluded beyond the fiscal year in which such gains or losses are first reported, (h) the provision for decline in real estate (as set forth on an income statement of such Person prepared in accordance with generally accepted accounting principles) and (i) the tax effect of any of the items described in clauses (a) through (h) of this definition.

         "CONSOLIDATED NET WORTH" of any Person means, at any date, the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Stock of such Person; provided that, with respect to Forest City, adjustments following the date of the 8.5% Senior Note Indenture to the accounting books and records of Forest City in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of Forest City by another Person shall not be given effect to.

         "CONSOLIDATION" means, with respect to any Person, the consolidation of the accounts of such Person with the accounts of each Person in which such Person, directly or indirectly, owns an interest, if and to the extent the accounts of each such Person would be consolidated with the accounts of such Person in accordance with generally accepted accounting principles. The term "consolidated" has a correlative meaning.

         "CREDIT FACILITY" shall mean, as and if applicable, a letter of credit, a policy of bond insurance or guaranty, surety bond or other agreement which provides security for the payment of the principal of and interest on the Bonds when the same become due, but does not include the Bond Guaranty.

         "CREDIT FACILITY ISSUER" shall mean the issuer of any Credit Facility.

         "DEBT" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (e) every Capital Lease Obligation of such Person, (f) all Receivables Sales of such Person, together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, (g) all Redeemable Stock issued by such Person, (h) every obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party, (i) every obligation under Interest Rate, Currency or Commodity Price Agreements of such Person and
(j) every obligation of the type referred to in clauses (a) through (j) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise. The "amount" or "principal amount" of Debt at any time of determination as used herein represented by (i) any contingent Debt, shall be the maximum liability upon the occurrence of the contingency giving rise to the obligation (unless the underlying contingency has not occurred and the occurrence of the underlying contingency is entirely within the control of Forest City), (ii) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (iii) any Receivables Sale, shall be the amount of the unrecovered capital or principal investment of the purchaser (other than Forest City or a Wholly Owned Subsidiary of Forest City) thereof as of such time of determination, excluding amounts representative of yield or interest earned on such investment, and (iv) any Redeemable Stock, shall be the maximum fixed redemption or repurchase price in respect thereof.

         "DEBT SERVICE COVERAGE RATIO" shall mean the ratio of (i) Net Operating Income to (ii) the sum of (X) all scheduled principal payments (excluding balloon payments) on non-recourse mortgage indebtedness plus (Y) all interest payments on such non-recourse mortgage indebtedness and less (Z) non-cash interest expense accrued with respect to Terminal Investments, Inc. and Grant Liberty Development Group Associates, but not currently payable. For purposes of this definition, all capitalized terms shall have the meanings set forth in the FCRPC Amended and Restated Credit Agreement.

         "DEBT SERVICE REQUIREMENTS" shall mean during the applicable period and as of any date of calculation with respect to the Bonds, the aggregate of the scheduled principal of, any premium, if any, and interest on the Bonds accruing for that period or due and payable on that date.

         "DETERMINATION OF TAXABILITY" shall mean a judgment or order of a court of competent jurisdiction which is final (either because the time for appeal thereof has expired or because the judgment or order is issued by a court having final appellate jurisdiction over the matter and is not subject to collateral attack), or a notice of deficiency, ruling or decision of the Internal Revenue Service which is final (because no action has been taken to cause such ruling or decision to be judicially reviewed and the time for taking any such action has expired), which judgment, order, notice of deficiency, ruling or decision resulted from a proceeding in which the Borrower had an opportunity to participate unless such participation was prohibited by law, by an administrative rule, or by a final decision of a court of competent jurisdiction, to the effect that the interest on any of the Bonds is includable for federal income tax purposes in the income of any recipient thereof subject to federal income taxes except as a result of any minimum tax, preference tax or other similar tax.

         "DEVELOPMENT DEBT" of any Person means Debt of such Person or any mortgages, indentures, instruments or agreements under which there may be issued or existing or by which there may be secured or evidenced any Debt of such Person Incurred for the purpose of financing all or any part of the cost of acquiring, developing, constructing or improving, real or personal property that is owned or that immediately after the Incurrence of such Debt, will be owned, by such Person; provided that (a) the principal amount of any such Debt does not exceed 100% of the cost of such acquisition, development, construction or improvement, plus expenses Incurred in connection with the Incurrence of such Debt, (b) such cost will be included in "Total Real Estate" on the consolidated balance sheet of such Person and (c) if such Debt is secured by a Lien, then (i) such Lien, attached to such real or personal property prior to, at the time of, or within 180 days after the acquisition of or the completion of developing, constructing or improving of such property and (ii) such Lien does not extend to or cover any property other than the specific item of such property (or portion thereof), acquired, developed, constructed, or constituting the improvements made with the proceeds of such Debt, except in the case of Common Development, in which case such Lien may extend to any other property included within the Common Development.

         "DEVELOPMENT START DATE" shall mean that date on which the first $1.00 of Development Debt was Incurred.

         "DTC" shall mean The Depository Trust Company, New York, New York, and its successors and assigns.

         "DTC PARTICIPANT" shall mean the securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations on whose behalf DTC was created to hold securities to facilitate the clearance and settlement of securities transactions among DTC Participants.

         "8.5% SENIOR NOTE HOLDER" shall mean the owner of the 8.5% Senior Notes as set forth in the Note Register.

         "8.5% SENIOR NOTE INDENTURE" shall mean the Indenture dated as of March 16, 1998, between Forest City and The Bank of New York, as trustee, as amended and supplemented from time to time.

         "8.5% SENIOR NOTES" shall mean the 8.5% Senior Notes issued pursuant to the 8.5% Senior Note Indenture.

         "EVENT OF DEFAULT" shall mean an Event of Default under the 8.5% Senior
Note Indenture, the Bond Indenture or the Bond Loan Agreement.

         "EXCESS PROCEEDS" shall have the meaning set forth in Section 3.01 of the Bond Guaranty.

         "FAIR MARKET VALUE" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

         "FAVORABLE OPINION OF BOND COUNSEL" means, with respect to any action the occurrence of which requires such an opinion, an unqualified opinion of counsel, which shall be a Bond Counsel, to the effect that such action is permitted under the Act and the Bond Indenture and will not, in and of itself, adversely affect the exclusion of interest on the Bonds from gross income for purposes of federal income taxation or the exemption of interest on the Bonds from personal income taxation under the laws of the Commonwealth of Pennsylvania (subject to the inclusion of any exceptions contained in the opinion delivered upon original issuance of the Bonds).

         "FCRPC" means Forest City Rental Properties Corporation, an Ohio corporation.

         "FCRPC AMENDED AND RESTATED CREDIT AGREEMENT" means the Amended and Restated Credit Agreement, dated as of June 25, 1999 as amended by that First Amendment to Amended and Restated Credit Agreement, dated as of August 9, 2000, by and among FCRPC, the banks named therein, KeyBank National Association, as administrative agent and National City Bank, as syndication agent and any Debt the proceeds of which are used to renew, extend, refinance or replace such FCRPC Amended and Restated Credit Agreement and any Debt Incurred in connection with any subsequent or successive renewal, extension or refinancing of such Debt, as such agreement may be further amended, restated or otherwise modified.

         "FCRPC LENDERS" means each bank listed on Exhibit A to the First Amendment to Amended and Restated Credit Agreement.

         "FCRPC SUBSIDIARIES" of any Person shall mean and include (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is at the time owned by such Person directly or indirectly through FCRPC Subsidiaries and (ii) any partnership, limited liability company, association (including business trusts) or other entity in which such Person directly or indirectly through FCRPC Subsidiaries, has more than a fifty percent (50%) voting or equity interest at the time. For purposes of this definition, all capitalized terms shall have the meanings set forth in the FCRPC Amended and Restated Credit Agreement.

         "FIXED MODE" means an Interest Mode designated as such in a Mode Adjustment Notice and extending from the Fixed Rate Conversion Date to the final maturity date of the Bonds.

         "FIXED RATE" shall mean with respect to a Fixed Rate Bond, the interest rate established and determined pursuant to Section 4.02(d) of the Bond Indenture.

         "FIXED RATE BONDS" means the Bonds in the Fixed Mode bearing interest at a Fixed Rate.

         "FIXED RATE CONVERSION DATE" means a date on which the interest rate on the Bonds converts to a Fixed Rate.

         "FOREST CITY" means Forest City Enterprises, Inc., an Ohio corporation.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "guaranteed," "guaranteeing" and "guarantor" shall have meanings correlative to the foregoing); provided, however, that the guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

         "HOLDER" "OWNER", "OWNER", "BONDHOLDER" or "BONDHOLDER" shall mean any Person whose name is registered in the Registration Books of the Trustee.

         "INCUR" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Debt or other obligation (including by acquisition of Subsidiaries) or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

         "INITIAL MODE" shall mean the Interest Mode applicable to the Initial Term Rate Bonds throughout the Initial Term Rate Period.

         "INITIAL TERM RATE" shall mean the rate of interest on the Initial Term Rate Bonds set forth on the cover of this Limited Offering Memorandum.

         "INITIAL TERM RATE BONDS" shall mean the Bonds bearing interest at the Initial Term Rate.

         "INITIAL TERM RATE PERIOD" shall mean the period from and including the Settlement Date to and including September 15, 2010.

         "INTEREST MODE" shall mean a period of time relating to the frequency with which the interest rate on the Bonds is determined pursuant to Article IV of the Bond Indenture; an Interest Mode may be the Initial Mode, a Term Mode, a Weekly Mode or a Fixed Mode.

         "INTEREST PAYMENT DATE" shall mean (i) as to Variable Rate Bonds in the Initial Mode, each March 15 and September 15, occurring during the Initial Term Rate Period commencing March 15, 2001, and March 15 and September 15 occurring during any subsequent Term Rate Period; (ii) each Mode Adjustment Date for any Variable Rate Bond; (iii) as to Variable Rate Bonds in a Weekly Mode, the first Business Day of each calendar month; (iv) as to Fixed Rate Bonds, semiannually on each March 15 and September 15 following the applicable Mode Adjustment Date by at least 60 days; and (v) as to any Purchased Bonds, the first Business Day of each calendar month.

         "INTEREST RATE, CURRENCY OR COMMODITY PRICE AGREEMENT" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business).

         "INVESTMENT" by any Person in any other Person means (a) any direct or indirect loan, advance or other extension of credit or capital contribution to or for the account of such other Person (by means of any transfer of cash or other property to any Person or any payment for property or services for the account or use of any Person, or otherwise), (b) any direct or indirect purchase or other acquisition, including by way of merger or consolidation, of any Capital Stock, bond, note, debenture, or other debt or equity security or evidence of Debt, or any other ownership interest, issued by such other Person, whether or not such acquisition is from such or any other Person, (c) any direct or indirect payment by such Person on a guarantee of any obligation of or for the account of such other Person or any direct or indirect issuance by such Person of such a guarantee or (d) any other investment of cash or other property by such Person in or for the account of such other Person, but shall not include trade accounts receivable in the ordinary course of business on credit terms made generally available to the customers of such Person.

         "ISSUER" shall mean the Redevelopment Authority of the City of Philadelphia.

         "LIBOR RATE OPTION" shall mean the interest rate option provided for pursuant to Section 4.01(b) and related provisions of the FCRPC Amended and Restated Credit Agreement.

         "LIEN" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, Receivables Sale, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any agreement to give any security interest).

         "MINIMUM ADJUSTED NET WORTH" of Forest City means, as of any date, the sum of (a) $675 million, (b) the amount of Recourse Debt Incurred after the date of original issuance of the 8.5% Senior Notes that is outstanding on any date of determination, but only to the extent the amount of such Debt then outstanding exceeds $425 million, and (c) 25% of Forest City's consolidated net income (or zero in the case of a consolidated net loss) determined in accordance with generally accepted accounting principles for the period from November 1, 1997 through the date of any determination, determined on a consolidated basis in accordance with generally accepted accounting principles.

         "MODE ADJUSTMENT DATE" shall mean the Business Day on which (i) the Interest Mode for the Variable Rate Bonds is changed from one Interest Mode to a different Interest Mode, and (ii) a new Term Rate Period for the Variable Rate Bonds begins following the Initial Term Rate Period or the then existing Term Rate Period. A Mode Adjustment Date may occur on any Business Day during the Weekly Mode and on any Rate Adjustment Date immediately succeeding any Term Rate Period.

         "MODE ADJUSTMENT NOTICE" shall have the meaning set forth in Section 4.03(a) of the Bond Indenture.

         "NET AVAILABLE PROCEEDS" from any Asset Disposition by any Person means cash or readily marketable Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (b) all payments made by such Person or its Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (c) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Asset Disposition and (d) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such assets and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors filed with the Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes under the Bond Guaranty as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction.

         "NET OPERATING INCOME" shall mean for any relevant period, the excess of FCRPC's revenues over FCRPC's operating expenses, in each case, as determined in accordance with GAAP. For purposes of this definition, Net Operating Income
(i) shall not include any gains or losses from the sale of income producing real property, other than gains or losses obtained from the sale of net outlot parcels to a total maximum aggregate amount of $15,000,000 for the immediately preceding four consecutive quarters and (ii) shall include adjustments for cash flow of properties pursuant to which FCRPC is receiving a preferred return over and above its ownership percentage in such properties. For purposes of this definition, all capitalized terms shall have the meanings set forth in the FCRPC Amended and Restated Credit Agreement.

         "NON-RECOURSE" as applied to any Debt means Debt of a Person (or any portion thereof) to the extent that, under the terms thereof, no personal recourse may be had against such Person or any affiliate of such Person for the payment of all or a portion of the principal of or interest or premium on such Debt, and enforcement of obligations on such Debt (except with respect to fraud, willful misconduct, intentional misrepresentation, misapplication of funds, waste and undertakings with respect to environmental matters) is limited only to recourse against interests in specified assets and properties owned by such Person (the "Subject Assets"), accounts and proceeds arising therefrom, and rights under purchase agreements or other agreements relating to such Subject Assets.

         "NOTE TRUSTEE" shall mean the Trustee under the 8.5% Senior Note Indenture.

         "OPINION OF BOND COUNSEL" shall mean an opinion signed by Bond Counsel.

         "OUTSTANDING" shall mean, when used with reference to a Bond or Bonds and as of a particular date, such Bond or Bonds not canceled except a Bond or Bonds for the payment or redemption of which provision has been made pursuant to
Article XI of the Bond Indenture.

         "PARI PASSU", when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person, means that each such Debt (a) either (i) is not subordinated in right of payment to any other Debt of such Person or (ii) is subordinate in right of payment to the same Debt of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Debt of such Person as to which the other is not so subordinate.

         "PAYMENT DEFAULT" shall mean any failure by FCRPC or Forest City to make payment of principal, interest or any other charge due, whether at maturity or by acceleration, under the FCRPC Amended and Restated Credit Agreement or Amended and Restated Guaranty.

         "PERMITTED BUSINESS" means (a) developing, acquiring, owning and operating shopping centers, office buildings and mixed-use projects, including entertainment complexes and hotels, (b) developing, acquiring, owning and operating multi-family properties, (c) acquiring land and owning and developing land into master planned communities and other residential developments for resale and (d) the lumber wholesaling business.

         "PERMITTED HOLDER" means (a) any of Samuel H. Miller, Albert B. Ratner, Charles A. Ratner, James A. Ratner, Ronald A. Ratner, Nathan Shafran or any spouse of any of the foregoing, and any trusts for the benefit of any of the foregoing, (b) RMS, Limited Partnership and any general partner or limited partner thereof and any Person (other than a creditor) that upon the dissolution or winding up of RMS, Limited Partnership receives a distribution of Capital Stock of Forest City, (c) any group (as defined in Section 13(d) of the Exchange Act, or any successor provision thereto) of two or more Persons or entities that are specified in the immediately preceding clauses (a) and (b), and (c) any successive recombination of the Persons or groups that are specified in the immediately preceding clauses (a), (b) and (c).

         "PERMITTED INTEREST RATE, CURRENCY OR COMMODITY PRICE AGREEMENT" of any Person means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions in the ordinary course of business that is designed (a) in the case of an interest rate or currency exchange agreement, to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby and, in the case of an agreement protecting such Person from fluctuations in interest rates, the profits and losses from such agreement are included in interest expense under generally accepted accounting principles, or
(b) in the case of currency or commodity protection agreements, to protect such Person against currency exchange rate or commodity price fluctuations in the ordinary course of business relating to then existing financial obligations or then existing or sold production and not for purposes of speculation.

         "PERSON" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

         "PREFERRED STOCK" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to amounts upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "PRIOR BONDS" means the Issuer's Variable Rate Demand Multi-Family Housing Revenue Bonds Series 1985 (Franklin Town Towers Project), in the aggregate principal amount of $20,400,000.

         "PUBLIC EQUITY OFFERING" means an underwritten primary public offering of Common Stock of Forest City pursuant to an effective registration statement under the Securities Act of 1933, as amended.

         "PURCHASE MONEY DEBT" of any Person means Debt (other than Development
Debt) of such Person Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property or other assets of such Person (other than property described in the definition of Development Debt) acquired after the date of original issuance of the 8.5% Senior Notes; provided that (a) the principal amount of any such Debt does not exceed 100% of such purchase price or cost and (b) if such Debt is secured by a Lien, then (i) such Lien attached to such property or assets prior to, at the time of, or within 180 days after the acquisition, construction or improvement of such property or assets and (ii) such Lien does not extend to or cover any property or assets other than the specific item of such property or assets (or portion thereof) acquired, constructed or improved with the proceeds of such Debt.

         "QUALIFIED PROJECT PERIOD" means that period beginning on the later of the first day on which at least 10% of the units in the Project are first occupied following delivery of the Bonds or the date on which the Bonds are issued and ending on the later of (a) the date which is ten years after the earliest date on which at least 50% of the units in the Project are first occupied or (b) the date which is a "qualified number of days" after the date on which any of the units in the Project are initially occupied (for this purpose a "qualified number of days" means 50% of the number of days from the date of issuance of the Prior Bonds until the maturity date of the Bonds (or any bonds issued to refund the Bonds) with the longest maturity.

         "QUALIFIED PROJECT PURCHASER" means a party purchasing the Project and assuming the obligations of the Borrower under the Bond Loan Agreement and under the other Bond Documents, the result of which will be the receipt of a credit rating on the Bonds consistent with the requirements of Section 4.05 of the Bond Loan Agreement after taking into account any Credit Facility delivered in connection therewith.

         "QUARTERLY DATE" shall mean each of January 1, April 1, July 1 and October 1.

         "REBATE FUND" shall mean the Fund by that name established by Section
6.01 of the Bond Indenture.

         "RECEIVABLES" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money.

         "RECEIVABLES SALE" of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purposes of collection and not as a financing arrangement.

         "RECORD DATE" shall mean (i) with respect to an Interest Payment Date for Fixed Rate Bonds or Variable Rate Bonds in the Initial Mode or a Term Mode, the fifteenth day of the month, whether or not a Business Day, immediately preceding the month in which such Interest Payment Date occurs; and (ii) with respect to an Interest Payment Date for Purchased Bonds or Variable Rate Bonds in a Weekly Mode, the Business Day immediately preceding such Interest Payment Date.

         "RECOURSE DEBT" of any Person means Debt of such Person that is not Non-Recourse Debt.

         "REDEEMABLE STOCK" of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final stated maturity of the Bonds.

         "REFUNDING FUND" shall mean the Fund by that name established pursuant to Section 6.01 of the Bond Indenture.

         "RELATED PERSON" of any Person means any other Person directly or indirectly owning (a) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (b) 5% or more of the combined voting power of the Voting Stock of such Person.

         "REQUIRED FILING DATES" shall have the meaning set forth in Section
3.12 of the Bond Guaranty.

         "RESTRICTED PAYMENT" shall have the meaning set forth in Section 3.05 of the Bond Guaranty.

         "RESTRICTIVE COVENANTS" OR "REGULATORY AGREEMENT"" means the Regulatory Agreement dated as of December 1, 1995, executed by the Borrower and the Issuer with respect to the Project, as amended and supplemented as permitted therein.

         "REVOLVING LOAN COMMITMENTS" shall mean the revolving loans each of the FCRPC Lenders severally agree to make to FCRPC from time to time under Section 3.02(a) of the FCRPC Amended and Restated Credit Agreement

         "REVOLVING LOANS" shall mean the obligation of each of the FCRPC Lenders, pursuant to Section 3.03(a) of the FCRPC Amended and Restated Credit Agreement, to advance up to the maximum amount set forth for each FCRPC Lender on Exhibit A of the FCRPC First Amendment to Amended and Restated Credit Agreement.

         "SALE AND LEASEBACK TRANSACTION" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SETTLEMENT DATE" shall mean the date of issuance and initial delivery of the Bonds.

         "SUBORDINATED DEBT" means Debt of Forest City as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the Bonds to at least the following extent: (a) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the Bonds exists; (b) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an Event of Default exists with respect to the Bonds, upon notice by 25% or more in principal amount of the Bonds to the Trustee, the Trustee shall have the right to give notice to Forest City and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for a period of 179 days from the date of such notice; and (c) such Debt may not (i) provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Forest City (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an Event of Default thereunder), in each case prior to the final stated maturity of the Bonds, or (ii) permit redemption or other retirement (including pursuant to an offer to purchase made by Forest
City) of such other Debt at the option of the holder thereof prior to the final stated maturity of the Bonds, other than a redemption or other retirement at the option of the holder of such Debt.

         "SUBORDINATION AGREEMENT" shall mean that certain Subordination Agreement dated as of the date hereof by and among Forest City, the Trustee, the Note Trustee and the parties to the FCRPC Amended and Restated Credit Agreement pursuant to the terms of which payments under the Bond Guaranty shall be deferred during (a) any period during which a payment violation under Section 3 of the Amended and Restated Guaranty has occurred and is continuing, or (b) the period beginning on the date upon which any other Event of Default has occurred under the Amended and Restated Guaranty and ending on the earlier of (i) the date upon which such Event of Default no longer exists, or (ii) the 179th day following the occurrence of such Event of Default.

         "SUBSIDIARY" of any Person means (a) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (b) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of the partnership, (c) a limited liability company of which such Person or one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of Forest City, or (d) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.
         "TERM LOANS" shall mean the term loan each of the FCRPC Lenders severally agree to make to FCRPC under Section 2.02(a) of the FCRPC Amended and Restated Credit Agreement.

         "TERM MODE" shall mean the Interest Mode applicable to the Variable Rate Bonds, in which the interest rate on the Variable Rate Bonds is determined as provided in Section 4.02 of the Bond Indenture.

         "TERM RATE" shall mean the Initial Term Rate and any rate of interest on the Variable Rate Bonds as determined as provided in Section 4.02(a) of the Bond Indenture.

         "TERM RATE BONDS" shall mean the Bonds during the period or periods such Bonds bear interest at the Term Rate.

         "TERM RATE PERIOD" shall mean each period, including the Initial Term Rate Period, during which the Term Rate is in effect; provided that such period shall be at least six months.

         "TRUSTEE" shall mean First Union National Bank, a national banking association organized and existing under the laws of the United States of America.

         "TRUST ESTATE" shall mean the property described in the Granting Clauses to the Bond Indenture.

         "VARIABLE RATE BONDS" shall mean the Bonds during the period or periods such Bonds bear interest at the Initial Term Rate or other Term Rate, or a Weekly Rate.

         "VOTING STOCK" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "WEEKLY MODE" shall mean the Interest Mode applicable to the Variable Rate Bonds, in which the interest rate on the Variable Rate Bonds is determined as provided in Section 4.02(b) of the Bond Indenture.

         "WEEKLY RATE" shall mean a rate of interest on the Variable Rate Bonds determined each week during a Weekly Mode, as provided in Section 4.02(c) of the Bond Indenture.

         "WEIGHTED AVERAGE LIFE" means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt or mandatory redemption of such Preferred Stock, respectively, and
(ii) the amount of such principal payments or redemption payments by (b) the sum of all such principal payments or redemption payments.

         "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.